UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒       Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ADTRAN Holdings, Inc.
(Name of Registrant as Specified in its Charter)
Not applicable.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2024 ANNUAL MEETING

AND

PROXY STATEMENT

Corporate Office	U.S. Mail	Toll-Free: 1 800 9Adtran
901 Explorer Blvd.	P.O. Box 140000	Telephone: 256 963 8000
Huntsville, AL 35806	Huntsville, AL 35814-4000	http://www.adtran.com

March 27, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of ADTRAN Holdings, Inc. to be held on Wednesday, May 8, 2024, at 10:30 a.m., Central Time. We are pleased to announce that this year’s Annual Meeting will be a virtual meeting conducted by live webcast on the Internet. You will be able to attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. You will not be able to attend the Annual Meeting in person.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we also will report on Adtran’s operations during the past year and our plans for the future.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether during the virtual meeting on May 8, 2024 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying proxy materials and the Notice you received in the mail. If you are unable to participate in the virtual meeting, I urge you to vote as soon as possible.

Sincerely,

THOMAS R. STANTON
Chairman of the Board

ADTRAN HOLDINGS, INC.

901 EXPLORER BOULEVARD

HUNTSVILLE, ALABAMA 35806

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 8, 2024

NOTICE HEREBY IS GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ADTRAN Holdings, Inc. (the “Company”) will be held on Wednesday, May 8, 2024, at 10:30 a.m., Central Time, via live webcast. You can participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2024 and entering the 16-digit control number included on your Notice or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. There is no physical location for the Annual Meeting.

The Annual Meeting is being held for the purposes of considering and voting upon:

1.	A proposal to elect eight directors to serve until the 2025 Annual Meeting of Stockholders;

2.	A proposal to approve the adoption of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan;

3.	A proposal to approve the adoption of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan;

4.

An advisory proposal with respect to the compensation of the Company’s named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in the attached Proxy Statement;

5.	A proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024; and

6.

Such other business as properly may come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be presented for a vote of the stockholders at the Annual Meeting.

The Board of Directors recommends that you vote FOR each of the eight director nominees; FOR the adoption of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan; FOR the adoption of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan; FOR the approval on an advisory basis of the compensation of the Company’s NEOs; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on March 11, 2024, are entitled to receive notice of and to vote during the Annual Meeting and any adjournments thereof.

Whether or not you plan to participate in the Annual Meeting, we urge you to review these materials carefully, which are available at https://materials.proxyvote.com/00486H. We also encourage you to vote by (i) following the instructions on the notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name with the Company’s transfer agent:

•	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on your Notice to obtain your records and vote by Internet.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 7, 2024 in order to be counted for the Annual Meeting.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

By order of the Board of Directors,

ULRICH DOPFER
Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer

Huntsville, Alabama

March 27, 2024

i

ii

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, MAY 8, 2024

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of ADTRAN Holdings, Inc. (the “Company”), including any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held on Wednesday, May 8, 2024 at 10:30 a.m., Central Time. We are pleased to announce that this year’s Annual Meeting will be a virtual meeting conducted by live webcast on the Internet. You will be able to attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/ADTN2024 and entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or on your proxy card if you receive the proxy materials by mail. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website. There is no physical location for the Annual Meeting.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

We are providing this Proxy Statement to the stockholders of the Company in connection with the solicitation of proxies by our Board of Directors to be voted during the Annual Meeting and at any adjournments of that meeting.

On or about March 27, 2024, we began sending the Notice to all stockholders entitled to vote in advance of or during the virtual Annual Meeting. We encourage all of our stockholders to vote on the proposals presented, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 8, 2024:

This Notice, the Proxy Statement and the 2023 Annual Report to Stockholders of ADTRAN Holdings, Inc. are available free of charge to view, print and download at https://materials.proxyvote.com/00486H.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “SEC Filings” section of our website at https://investors.adtran.com. You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, free of charge, from us by sending a written request to: ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806. Exhibits will be provided upon written request.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company soliciting my proxy?

The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders to be held on Wednesday, May 8, 2024 at 10:30 a.m., Central Time, via live webcast and any adjournments of the meeting, which we refer to as the “virtual Annual Meeting” or the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote during the Annual Meeting.

How can I participate in the virtual Annual Meeting?

You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADTN2024 and entering the 16-digit control number included on your Notice or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, please contact the bank or broker. Please log in to the website by 10:15 a.m., Central Time, on the day of the meeting. You may vote during the Annual Meeting by following the instructions available on the meeting website.

You can submit questions in advance of the Annual Meeting by visiting www.proxyvote.com, entering your 16-digit control number, and using the “Questions for Management” feature. You can submit questions during the Annual Meeting by following the instructions on the meeting website. Management will answer pertinent questions in the “Investor Resources” section of our website at https://investors.adtran.com. The questions and answers will be available as soon as practicable after the Annual Meeting and will remain available for thirty (30) days after posting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2023 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 27, 2024, a Notice was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on May 8, 2024. Stockholders are invited to participate in the virtual Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2023 Annual Report to Stockholders.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on during the Annual Meeting?

You will be voting on the matters listed below (with the Board’s recommendation on each matter):

Items of Business		Board Recommendation	Page Reference

1.	Elect eight directors to serve until the 2025 Annual Meeting of Stockholders	FOR	9

2.	Approve the adoption of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan	FOR	77

3.	Approve the adoption of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan	FOR	84

4.	Approve on an advisory basis the compensation of our NEOs	FOR	90

5.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024	FOR	91

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 11, 2024 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stock broker, bank or other nominee. At the close of business on the Record Date, there were 79,115,792 shares of our common stock outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially through a nominee.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Thomas R. Stanton, the Company’s Chief Executive Officer and Chairman of the Board, and Ulrich Dopfer, the Company’s Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer, or to vote prior to or during the virtual Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or by telephone, as described below under the heading “How can I vote my shares without participating in the Annual Meeting in real time?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and a notice is being sent to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you are invited to participate in the virtual Annual Meeting. You also have the right to direct your broker on how to vote these shares. The notice that you receive from your broker or nominee should include instructions for you to direct your broker or nominee how to vote your shares. You may also vote prior to the Annual Meeting by Internet or by telephone, as described below under “How can I vote my shares without participating in the Annual Meeting in real time?” However, shares held in “street name” may be voted during the Annual Meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares during the virtual Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted during the virtual Annual Meeting. If you choose to vote your shares during the virtual Annual Meeting and you are the stockholder of record, you will need the control number included on your Notice or proxy card. If you hold your shares in “street name” and do not have a control number, please contact the bank or broker.

How can I vote my shares without participating in the Annual Meeting in real time?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the virtual Annual Meeting in real time. If you are the stockholder of record, you can vote by proxy by one of the following means:

•	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on your Notice to obtain your records and vote by Internet.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 7, 2024 in order to be counted for the Annual Meeting.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the notice from your broker, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at https://materials.proxyvote.com/00486H.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote during the virtual Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m., Central Time, on May 7, 2024. You may also enter a new vote by participating in and voting during the virtual Annual Meeting. Your participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the voting requirement to approve each of the proposals?

Proposals	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed (1)	Unmarked Signed Proxy Cards
1. Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee. (2)	No effect	No	Voted “For” All Director Nominees
2. Approval of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan	Majority of shares represented and entitled to vote	Counted as “Against”	No	Voted “For”
3. Approval of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan	Majority of shares represented and entitled to vote	Counted as “Against”	No	Voted “For”
4. Non-binding advisory vote to approve the compensation of our NEOs	Majority of shares represented and entitled to vote	Counted as “Against”	No	Voted “For”
5. Ratification of appointment of independent registered public accounting firm	Majority of shares represented and entitled to vote	Counted as “Against”	Yes	Voted “For”

(1)

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” Because broker non-votes are not voted affirmatively or negatively, they will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of Proposal 1. Because brokers are not entitled to vote on Proposal 2, 3 or 4, in the absence of instructions, broker non-votes will have no effect on the outcome of these proposals.

(2)

Pursuant to the Company’s Director Resignation Policy, an uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that such director fails to receive a sufficient number of votes for election or re-election. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Nominating and Corporate Governance Committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you request and receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented during the Annual Meeting?

Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote during the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Thomas R. Stanton, the Company’s Chief Executive Officer and Chairman of the Board, and Ulrich Dopfer, the Company’s Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer, will have the discretion to vote your shares on any additional matters properly presented for a vote during the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees for director is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to vote or act at the meeting. The shares may be present by participating in the Annual Meeting or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the Annual Meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We have hired Georgeson Inc. to assist in the solicitation of proxies from stockholders at a fee of approximately $9,000 plus reasonable out-of-pocket expenses. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 11, 2024, by (1) each of our directors, (2) each of our executive officers named in the Summary Compensation Table in this Proxy Statement and (3) all of our current directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown except as otherwise noted.

Name and Relationship to Company	Number of Shares of Common Stock (1)	Percent of Class (2)
Thomas R. Stanton Chairman of the Board, Chief Executive Officer and Director	587,493	*
Ulrich Dopfer Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer	0	*
James D. Wilson, Jr. Chief Revenue Officer	81,238	*
Christoph Glingener Chief Technology Officer	0	*
Michael K. Foliano (3) Former Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	141,481
H. Fenwick Huss Lead Director	63,036	*
Gregory J. McCray Director	28,329	*
Balan Nair Director	80,809	*
Brian Protiva Director	409,554	*
Jacqueline H. Rice Director	45,932	*
Nikos Theodosopoulos Director	8,540	*
Kathryn A. Walker Director	54,099	*
All current directors and executive officers as a group (11 persons)	1,359,030	1.72%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)

Beneficial ownership as reported in the table has been determined in accordance with applicable Securities and Exchange Commission (“SEC”) regulations and includes shares of our common stock that may be issued upon the exercise of stock options that are exercisable within 60 days of March 11, 2024 as follows: Mr. Stanton – 188,414 shares; Mr. Foliano – 34,241 shares; Mr. Protiva – 52,997 shares; and all current directors and executive officers as a group – 241,411 shares. The shares included in the table above do not include shares of our common stock that may be issued upon distribution of stock awards that were deferred pursuant to the Company’s nonqualified deferred compensation plans (collectively, the “Deferred Compensation Plan”), which the individual becomes entitled to upon separation of service from the Company, but which shares are actually payable, at the earliest, on the first day of the month following the six month anniversary of the participant’s separation from service, as follows: Mr. Stanton – 225,775 shares; Mr. Wilson – 17,800 shares; Mr. Foliano – 8,112 shares; and all current directors and executive officers as a group – 243,575 shares.

Additionally, pursuant to the terms of the ADTRAN Holdings, Inc. 2020 Directors Stock Plan, the unvested shares of restricted stock awarded to our directors do not entitle the holder to exercise any voting or other stockholder rights with respect to such shares. Accordingly, the shares included in the table above do not include 16,349 shares of unvested time-based restricted stock awarded to each of Dr. Huss, Messrs. McCray, Nair, Protiva and Theodosopoulos, and Mses. Rice and Walker, which do not vest within 60 days of March 11, 2024. Pursuant to SEC regulations, all shares not currently outstanding that are subject to options exercisable within 60 days or to which an officer or director may become entitled upon vesting of RSUs within 60 days are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder thereof but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

The shares shown include: as to Mr. Wilson, 4,257 shares held by the Company’s 401(k) plan; as to Mr. Foliano, 254 shares held by the Company’s 401(k) plan; as to Mr. Protiva, 119,361 shares held by his spouse; as to Ms. Rice, 45,932 shares held in a trust; and as to all current directors and executive officers as a group, 169,550 shares held in a Company 401(k) plan account, by a spouse, or by a trust for which an executive officer or director is a beneficiary or trustee.

(2)	Percentage of ownership is based on 79,115,792 shares of Company common stock outstanding as of March 11, 2024.

(3)	The amount shown is based on a Form 4 filed on behalf of Mr. Foliano on March 23, 2023.

The following table sets forth information regarding the beneficial ownership of our common stock as of the date indicated for each person, other than the officers or directors of Adtran, known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class
BlackRock, Inc. (1) 50 Hudson Yards New York, NY 10001	13,502,046	17.20%
The Vanguard Group (2) 100 Vanguard Blvd Malvern, PA 19355	7,876,776	10.01%
EGORA Ventures AG (f/k/a EGORA Holding GmbH) (3) Fraunhoferstr. 22 82152 Planegg-Martinsried/Munich, Germany	6,147,343	7.90%
William Blair Investment Management, LLC (4) 150 North Riverside Plaza Chicago, IL 60606	4,001,171	5.10%

(1)

The amount shown and the following information are derived from an amended Schedule 13G filed by BlackRock, Inc. on January 22, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 13,337,963 shares and sole dispositive power as to all of the shares. The Schedule 13G indicates various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares; however, no one person’s beneficial interest in the shares is more than 5% of the total shares, except iShares Core S&P Small-Cap ETF.

(2)

The amount shown and the following information are derived from an amended Schedule 13G filed by The Vanguard Group on February 12, 2024, reporting beneficial ownership as of January 31, 2024. According to the Schedule 13G, the Vanguard Group, a registered investment adviser, has shared voting power over 50,440 shares, sole dispositive power over 7,761,835 shares, and shared dispositive power over 114,941 shares.

(3)

The amount shown and the following information are derived from a Schedule 13D filed jointly by EGORA Ventures AG (f/k/a EGORA Holding GmbH) (“EGORA”), EGORA Investments GmbH (“EGORA GmbH”) and Brian Protiva on July 20, 2022, which reflects that EGORA and EGORA GmbH beneficially owned 6,147,343 shares as of July 15, 2022. According to the Schedule 13D, such entities have sole voting and dispositive power with respect to all of the shares. EGORA owns 100% of the capital stock of EGORA GmbH and Mr. Protiva is the record and beneficial owner of approximately 42.61% of the capital stock of EGORA. Mr. Protiva disclaims beneficial ownership of the shares held by EGORA.

(4)

The amount shown and the following information are derived from a Schedule 13G filed by William Blair Investment Management, LLC (“William Blair”) on February 12, 2024, reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G, William Blair, a registered investment advisor, has sole voting power over 2,408,772 shares and sole dispositive power as to all of the shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors

Our Board of Directors currently consists of eight members. The Board has nominated Thomas R. Stanton, H. Fenwick Huss, Gregory J. McCray, Balan Nair, Brian Protiva, Jacqueline H. Rice, Nikos Theodosopoulos and Kathryn A. Walker for election as directors at the 2024 Annual Meeting. Each of these individuals currently serves as a director.

In July 2022, the Company completed a business combination pursuant to which ADTRAN, Inc. and Adtran Networks SE, a company organized and existing under the laws of Germany (“Adtran Networks,” formerly ADVA Optical Networking SE), became subsidiaries of the Company (the “Business Combination”). Each of Messrs. Stanton, Huss, McCray and Nair and Mses. Rice and Walker, the directors of ADTRAN, Inc., was elected to the Board of the Company, as the successor issuer to ADTRAN, Inc. In connection with the Business Combination, each of Brian Protiva and Nikos Theodosopoulos was elected to the Company’s Board, and Mr. Protiva was named Vice Chairman of the Board. The skills that these new directors bring to the Board are instrumental to our achievement of synergies and global strategy going forward. References in this Proxy Statement to “Adtran,” the “Company,” “we,” “our” and “us” refer to ADTRAN, Inc. prior to the Business Combination and to ADTRAN Holdings, Inc. following the Business Combination.

If elected as a director at the Annual Meeting, each of the nominees would serve a one-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. There are no family relationships among the directors, director nominees or the executive officers. Pursuant to the Company’s Director Resignation Policy, each of the director nominees is deemed to have agreed to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that such director fails to receive a sufficient number of votes for re-election (a “majority against vote”). If any director nominee receives a majority against vote at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision and, if applicable, the Board’s reasoning for rejecting the tendered resignation.

Our Bylaws provide that our Board consists of a single class of directors and that the terms of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our Bylaws provide that the exact number of directors will be fixed from time to time by our Board pursuant to a resolution adopted by a majority of the whole Board.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors so that our Board has an effective mix of technical, financial, operating and management experience. Our Board has adopted corporate governance principles to guide the Company and the Board on various governance matters, and these principles task the Nominating and Corporate Governance Committee of the Board with establishing criteria for the selection of potential directors, taking into account the following desired attributes:

• Leadership	• Business experiences

• Independence	• Industry knowledge

• Interpersonal skills	• Diversity of viewpoints

• Financial acumen

We believe that our Board should be comprised predominantly of independent directors from diverse backgrounds external to the Company, but should nevertheless include the insight and judgment of our senior management. Our Board has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. Our Board is currently 25% female, 38% ethnically diverse, and 63% female or ethnically diverse. The following diversity statistics are reported in the standardized disclosure matrix that is required by the listing rules of the Nasdaq Stock Market (“Nasdaq”):

Board Diversity Matrix (as of March 27, 2024)

Board Size:

Total Number of Directors: 8

Gender:	Female	Male	Non-Binary	Gender Undisclosed

Number of Directors Based on Gender Identity	2	6	—	—

Number of Directors Who Identify in Any of the Categories Below:

African American or Black	—	1	—	—

Alaskan Native or American Indian	—	—	—	—

Asian	—	2	—	—

Hispanic or Latinx	—	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	2	3	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+			—

Demographic Background Undisclosed			—

In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 10 to 13 of this Proxy Statement. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

Information Regarding the Nominees for Director

Set forth below is certain information regarding the eight nominees for director, including their ages, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the Security Ownership of Certain Beneficial Owners and Management table on page 6.

THOMAS R. STANTON, age 59, was named our Chief Executive Officer in September 2005 and named Chairman of the Board in 2007. He has also served as Chief Executive Officer and Chairman of the Board of ADTRAN International, Inc., a subsidiary of the Company formerly known as ADTRAN Asia-Pacific, Inc., since September 2005. He is also the Chief Executive Officer of Adtran Networks and a member of its management board. Mr. Stanton joined Adtran in 1995 as Vice President of Marketing for the Carrier Networks (“CN”) Division. Since that time, he has held a number of senior management positions within the Company, including Senior Vice President and General Manager of the CN Division. Prior to joining Adtran, he served as Vice President of Marketing and Engineering at Transcrypt International and held several senior management positions with E. F.

Johnson Company. Mr. Stanton has served on the board of directors of a number of technology companies and is a past chairman of the board for both the Federal Reserve Bank of Atlanta’s Birmingham Branch and the Telecommunications Industry Association. He has also served on the board of Cadence Bank (NYSE: CADE), formerly BancorpSouth Bank, since October 2015, and he is a director of the Economic Development Partnership of Alabama. In addition, Mr. Stanton previously served as a director of the Huntsville Chamber of Commerce and the Telecommunications Industry Association. Mr. Stanton holds a Bachelor of Science degree in Computer Engineering from Auburn University.

Mr. Stanton has been a member of our Board since September 2005. Mr. Stanton has been selected as a nominee for director because he is our Chief Executive Officer and has extensive knowledge of all facets of our Company and extensive experience in all aspects of our industry.

H. FENWICK HUSS, age 73, served as the Willem Kooyker Dean of the Zicklin School of Business at Baruch College, a senior college of The City University of New York, from July 2014 to December 2022. He also served as a tenured Professor in Baruch’s Stan Ross Department of Accountancy. He previously served as Dean of the J. Mack Robinson College of Business at Georgia State University from 2004 to 2014. Prior to his appointment as Dean, Dr. Huss was Associate Dean from 1998 to 2004 and Director of the School of Accountancy at Georgia State from 1996 to 1998, and on the faculty since 1989. He also served on the faculty of the University of Maryland as an assistant professor from 1983 to 1989 and is a visiting professor at the Université Paris 1 Pantheon-Sorbonne.

Dr. Huss has been a member of our Board since October 2002 and has served as our Lead Director since May 2015. Dr. Huss has been selected as a nominee for director because he brings the point of view of academia and, in particular, the information and new concepts that develop in the business school environment. Dr. Huss also has extensive experience and knowledge of financial accounting and corporate finance and management experience in the academic environment.

GREGORY MCCRAY, age 60, is an experienced executive with more than 30 years of business, marketing, sales, engineering, operations, mergers and acquisitions, management and international experience in the communications technology industry. Since June 2018, Mr. McCray has served as the Chief Executive Officer of FDH Infrastructure Services (“FDH”), an engineering and science company that monitors, inspects, designs and performs structural analysis for infrastructure assets utilizing wireless monitoring devices and patented non-destructive testing techniques. During his career, Mr. McCray has served in a number of management and executive roles, including CEO of Access/Google Fiber in 2017; CEO of Aero Communications Inc., which provides installation, services and support to the communications industry, from 2013 to 2016; CEO of Antenova, a developer of antennas and radio frequency modules for mobile devices, from 2003 to 2012; Chairman and CEO of Piping Hot Networks, which brought broadband fixed wireless access equipment to market, from 2001 to 2002; and Senior Vice President of customer operations at Lucent Technologies from 1996 to 2000, where he managed the Customer Technical Operations Group for Europe, the Middle East and Africa. Mr. McCray currently serves on the board of directors of FDH; FreeWave Technologies; DigitalBridge Group, Inc. (NYSE: DBRG), where he serves as chairman of the Compensation Committee and a member of the Nominating & Corporate Governance Committee; and Belden Inc. (NYSE: BDC), where he serves as a member of the Finance and Nominating and Corporate Governance Committees. Mr. McCray served as a director of CenturyLink, Inc. (NYSE: CTL), the third largest network operator in America, from January 2005 to February 2017, where he served as chairman of the Cyber Security & Risk Committee from 2015 to 2017. Mr. McCray holds a Bachelor of Science degree in Computer Engineering from Iowa State University and a Master of Science degree in Industrial & Systems Engineering from Purdue University. He has also completed executive business programs at the University of Illinois, Harvard, and INSEAD.

Mr. McCray has been a member of our Board since May 2017. Mr. McCray has been selected as a nominee for director because of his extensive experience as an executive and senior manager in the telecommunications and technology industries during the course of his career, as well as his experience as a director of publicly-held companies.

BALAN NAIR, age 57, has served as President and Chief Executive Officer of Liberty Latin America Ltd. (NASDAQ: LILA) since 2018. Liberty Latin America is an integrated telecommunications company, focused on the Caribbean Islands and Latin America. Mr. Nair is an experienced and proven business executive with more than 20 years in the telecommunications industry. He has been a part of the Liberty family of companies since 2007, when he joined Liberty Global plc (NASDAQ: LBTYA) as its Senior Vice President and Chief Technology Officer. He most recently served as Executive Vice President and Chief Technology and Innovation Officer from 2007 to 2017. In this role, he was responsible for overseeing Liberty Global’s worldwide network, as well as Technology and Innovation operations, including Product Development, IT, Network Operations, Mobile Operations and Global Supply Chain functions. He was also responsible for Corporate Strategy and Venture Investments. Mr. Nair was an executive officer of Liberty Global and sat on Liberty Global’s Executive Leadership Team and the Investment Committee. Before joining Liberty Global, Mr. Nair served as Chief Technology Officer and Executive Vice President of AOL LLC, a global web services company. Prior to his role at AOL LLC, he spent more than 12 years at Qwest Communications International Inc., most recently as Chief Information Officer and Chief Technology Officer. Mr. Nair has a long history of working in the telephone, web world, and cable and media industries. He has served on the board of directors of Charter Communications, Inc. (NASDAQ: CHTR), a leading cable operator in the United States, since 2013, and on the board of Liberty Latin America since December 2017. He graduated from Iowa State University with a Bachelor of Science degree in Electrical Engineering and a Master of Business Administration degree. Mr. Nair holds a patent in systems development and is a Licensed Professional Engineer in Colorado.

Mr. Nair has been a member of our Board since February 2007. Mr. Nair has been selected as a nominee for director because he has extensive experience with the technologies that influence our industry and our markets and because he has management experience, particularly managing technical personnel, as well as his experience as a director of a publicly-held company.

BRIAN PROTIVA, age 59, has served as an executive of Egora Ventures AG, an investment company in Munich, Germany, since October 2023. Additionally, he led Adtran Networks as Chief Executive Officer since co-founding the company in 1994 through August 31, 2022. As the CEO, he was responsible for Adtran Networks’ overall strategy, M&A and human resources and he led every department at some point during his tenure. He fully retired as an employee of Adtran Networks on December 31, 2022. Prior to co-founding and leading Adtran Networks, Mr. Protiva served as the managing director of a holding company, AMS Electronics GmbH which he converted into Egora Holding GmbH, where he also co-managed a number of its subsidiaries. In addition, Mr. Protiva has served as a member of the board of directors of AMS Technologies AG since 2013.

Mr. Protiva has served as Vice Chairman of our Board since the closing of the Business Combination in July 2022. Mr. Protiva has been selected as a nominee for director because of his 30 years of experience in the networking industry combined with his leadership skills in building Adtran Networks into a market leading optical networking company.

JACQUELINE H. (JACKIE) RICE, age 51, has served as General Counsel and Corporate Secretary of MillerKnoll, Inc. (NASDAQ: MLKN), a design and manufacturing company that researches, designs and manufactures interior furnishings for use in various environments, including residential, office, healthcare and educational settings, since February 2019. Previously, she served as Principal of RH Associates, a global consulting firm providing legal, risk and compliance advisory services for clients across all industries and geographies, from January 2018 to January 2019. From 2014 to 2017, Ms. Rice served as Target Corporation’s (NYSE: TGT) Executive Vice President and Chief Risk and Compliance Officer with responsibility for enterprise and vendor risk, corporate security and corporate compliance and ethics. Prior to joining Target, she served as Chief Compliance Officer and legal counsel of General Motors (NYSE: GM) from 2013 to 2014 and Executive Director, Global Ethics and Compliance of General Motors from 2010 to 2013. Ms. Rice has served on the board of directors of the Michigan West Coast Chamber of Commerce since October 2021. Ms. Rice graduated from the University of Detroit Mercy School of Law, where she was editor-in-chief of the Law Review, and she obtained her undergraduate degree from James Madison College at Michigan State University.

Ms. Rice has been a member of our Board since August 2016. Ms. Rice has been selected as a nominee for director because of her legal background and her experience with governance, compliance, ethics and risk management for large, publicly-held corporations.

NIKOS THEODOSOPOULOS, age 61, served as chairman of the supervisory board of Adtran Networks from January 2015 until August 2022. He currently serves on the board of directors of Hercules Capital, Inc. and previously served on the boards of Arista Networks from March 2014 to June 2023 and Harmonic Inc. from March 2015 to August 2022. Since August 2012, Mr. Theodosopoulos has served as an independent director, advisor and consultant in the technology and financial services industries through his advisory firm, NT Advisors LLC. From 1994 through 2022, he was an equity research analyst, primarily at UBS Group AG, covering the technology sector, where he eventually served as Managing Director, Global Technology Strategist and Technology Sector Head of U.S. Equity Research. Prior to his career in investment banking, he spent 10 years at AT&T Network Systems and Bell Laboratories. He holds a Master in Business Administration from New York University, a Master of Science from Stanford University, and a Bachelor of Science from Columbia University.

Mr. Theodosopoulos has been a member of our Board since the closing of the Business Combination in July 2022. Mr. Theodosopoulos has been selected as a nominee for director because of his experience in the technology industry and his vast public board experience, including Chairman, Audit Committee Chair, and Compensation Committee Chair roles.

KATHRYN A. WALKER, age 64, has more than 30 years of experience in the communications industry. Since 2009, she has served as a managing director for OpenAir Equity Partners, a venture capital firm focusing on the wireless, communications and mobile Internet sectors. In addition, Ms. Walker is serving concurrently as Chief Technology Officer at Main Street Data, an agriculture data science company founded by OpenAir Equity Partners. Prior to joining OpenAir Equity Partners, Ms. Walker worked in a variety of roles at various subsidiaries of Sprint Corporation from 1985 to 2009, culminating in the position of Chief Information and Chief Network Officer at Sprint Nextel Corporation. She currently serves on the Council of Trustees at South Dakota State University and as a director of the Kummer Foundation at the Missouri University of Science and Technology. Ms. Walker also was elected to the National Association of Corporate Directors’ Directorship 100 in 2021 in recognition of her corporate governance expertise.

Ms. Walker has been a member of our Board since May 2014. Ms. Walker has been selected as a nominee for director because she has extensive experience with the technologies that influence our industry and our markets. She also possesses governance expertise and management experience, particularly managing technical personnel.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them “For” the election of Thomas R. Stanton, H. Fenwick Huss, Gregory J. McCray, Balan Nair, Brian Protiva, Jacqueline H. Rice, Nikos Theodosopoulos and Kathryn A. Walker as directors for a one-year term expiring at the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Each of the nominees has consented to serve his or her term as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxies for the election of the substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

The Board of Directors unanimously recommends that the stockholders vote “For”

the election of the eight nominees named above.

CORPORATE GOVERNANCE

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance” section of this Proxy Statement describes our governance framework, which includes the following features:

•  Majority voting in uncontested director elections

•  No classified Board

•  6 of 8 independent directors

•  Diverse Board that is 25% female, 38% ethnically diverse, and 63% female or ethnically diverse

•  Independent Lead Director of the Board

•  Directors required to submit resignations if they do not receive sufficient votes for re-election

•  Separate Board committee dedicated to ESG oversight

•  Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements

•  No poison pill

•  Mature environmental management system that is ISO 14001 certified, as part of comprehensive sustainability program

•  Stock ownership guidelines and equity retention requirements for non-employee directors

•  Regular executive sessions of independent directors

•  All directors attended 75% or more of Board and applicable committee meetings in 2023

•  No supermajority standards — stockholders may amend our bylaws and charter and approve mergers and business combinations by simple majority vote

•  Risk oversight by full Board and designated committees

•  Limitation on directorships of other publicly-traded companies

Composition of the Board

Our Board seeks to ensure that the Board, as a whole, is strong in its collective knowledge of, and has a diversity of skills and experience with respect to, accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other members of the Board. When the Nominating and Corporate Governance Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

Process for Stockholders to Recommend Director Nominees

As provided in its charter, the Nominating and Corporate Governance Committee will consider potential director candidates submitted by stockholders. To recommend a nominee, a stockholder should write to the Nominating and Corporate Governance Committee at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806 (for overnight delivery) or at P.O. Box 140000, Huntsville, Alabama 35814-4000 (for mail delivery). Any recommendation must include:

•	the name and address of the nominee;

•

all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•

a brief biographical description, including his or her occupation for at least the last ten years, and a statement of the qualifications of the nominee, taking into account the criteria set forth above; and

•	the nominee’s signed consent to be named in any proxy statement if nominated and to serve as a director if elected.

The Corporate Secretary will promptly forward these materials to the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact a recommended candidate to request additional information about the candidate’s independence, qualifications and other information that would assist the Committee in evaluating the candidate. The Charter of the Nominating and Corporate Governance Committee and the Company’s Corporate Governance Principles set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the recommending party.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 3.4 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. Furthermore, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act to comply with the SEC’s universal proxy rules, in addition to satisfying the requirements under our Bylaws. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare that the defective nomination will be disregarded. A copy of our Bylaws is available in the “Corporate Governance” section of our website at https://investors.adtran.com. Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806.

Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Principles, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Principles or the committee’s charter, as applicable. Beginning in 2018, the evaluations also included self-evaluations pursuant to which the directors were asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee formalized the following self-evaluation program, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors.

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

The Company used an independent third party to provide an annual evaluation designed to ensure feedback and continuous improvement.

Corporate Governance Principles

The Board of Directors has adopted Corporate Governance Principles that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Principles address, among other things, Board duties and responsibilities, management development and succession planning, Board membership and independence, Board meetings and Board committees, access to senior management and experts, director orientation and continuing education, and annual performance evaluations. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Principles and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate. A copy of our Corporate Governance Principles is available in the “Corporate Governance” section of our website at https://investors.adtran.com.

Director Independence

Nasdaq listing standards require that the Company have a majority of independent directors. Accordingly, because our Board currently has eight members, Nasdaq requires that five or more of the directors be independent. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines that (i) no relationship exists that would preclude a finding of independence under Nasdaq’s listing standards and (ii) the director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC. Additionally, the charter of the Environmental, Social and Governance (“ESG”) Committee requires that its members also be independent under Nasdaq’s listing standards.

The Board has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that six of the eight directors (Dr. Huss, Mr. McCray, Mr. Nair, Ms. Rice, Mr. Theodosopoulos and Ms. Walker) are independent. Additionally, the Board determined that each current member of the Audit, Compensation, Nominating and Corporate Governance, and ESG Committees, as well as each director who served on any of the committees during 2023, also satisfies the independence tests referenced above. In determining the independence of Mr. Nair, who serves as President and Chief Executive Officer of Liberty Latin America Ltd., the Board considered that we have maintained customer relationships with several Liberty Latin America affiliates for some time. Our sales to the Liberty Latin America affiliates are in the ordinary course of business and relate to arms’ length purchase orders submitted by Liberty Latin America affiliates. The amounts received by us from Liberty Latin America affiliates in each of the past three years were less than 1.0% of our consolidated gross revenues in each such year and less than 0.1% of Liberty Latin America’s operating costs and expenses. Liberty Latin America is not considered one of our significant customers. Accordingly, it was determined that Mr. Nair does not have a direct or indirect material interest in the Company’s relationship with Liberty Latin America.

Company Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy as to whether the role of Chair of the Board and Chief Executive Officer should be separate or whether the Chair should be a management or a non-management director. The Corporate Governance Principles provide that whether to have the same person occupy the offices of Chair and Chief Executive Officer should be decided by the Board, from time to time, in its business judgment after considering relevant circumstances. If the Chair is also the Chief Executive Officer, or if the Board otherwise determines that it is appropriate, the Board will also elect an independent lead director (as described below). Thomas R. Stanton has held the roles of Chairman and the Company’s Chief Executive Officer since 2007 and Brian Protiva has served as Vice Chairman of the Board since the closing of the Business Combination in July 2022. The Board believes that this leadership structure promotes strategy development and execution, and facilitates information flow between management and the Board.

The Board has determined that it is in the best interests of the Company and its stockholders to elect an independent director to serve in a lead capacity (the “Lead Director”) to perform the duties and responsibilities set forth in the Corporate Governance Principles and as determined by the Board. The Board elected H. Fenwick Huss as the Lead Director in May 2015. Dr. Huss presides over the regular executive sessions of the independent directors, serves as a liaison between the independent directors and the Chairman and Vice Chairman, and presides over the Board’s annual evaluation of the Chief Executive Officer, among other duties. We believe this structure facilitates the development of a productive relationship between the independent directors and the Chairman and Vice Chairman and ensures effective communication between the Board and management.

Board Structure and Committees

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an ESG Committee. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board. Only members of the Board can be members of a committee, and each committee is required to report its actions to the full Board.

Each committee operates under a written charter adopted by the Board, which are available in the “Corporate Governance” section of our website at https://investors.adtran.com. The Nominating and Corporate Governance Committee is responsible for evaluating the membership of the committees and making recommendations to the Board regarding the same, which it does annually following a review of the Board’s current competencies. This periodic review of each director’s specific skills and experience allows the Nominating and Corporate Governance Committee to ensure that the committees are organized for optimal effectiveness.

The Board met 15 times in 2023. None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings held in 2023 of the Board while he or she was a director and (b) the total number of meetings held in 2023 of all committees of the Board on which he or she served. Absent extenuating circumstances, directors are expected to participate in annual meetings of the Company’s stockholders, and all of our directors serving at that time attended the 2023 Annual Meeting of Stockholders.

The following table sets forth the current membership and the roles and responsibilities of each committee of the Board, as well as the number of meetings that each committee held during 2023:

AUDIT COMMITTEE	Current Members

Roles and Responsibilities:	H. Fenwick Huss (Chair) Gregory J. McCray Jacqueline H. Rice Nikos Theodosopoulos Number of Meetings in 2023: 10

•   Review financial reports and other financial information provided by us to the public or any governmental body

•   Review the qualifications, performance and independence of our independent registered public accounting firm

•   Discuss the financial statements and other financial information with management and the independent auditors and review the integrity of the Company’s internal and external financial reporting process

•   Review with management various reports regarding the Company’s system of internal controls and consult with the independent auditors regarding internal controls and the accuracy of the Company’s financial statements

•   Assist the Board in fulfilling its oversight responsibilities with respect to the Company’s compliance with legal and regulatory requirements and review the Company’s risk assessment and risk management policies

•   Annually review and monitor compliance with the Company’s Code of Conduct and review and approve all requests for waivers of the Code of Conduct

•   Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters

•   Review the activities, organizational structure and qualifications of the internal audit department

•   Review, oversee and approve all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K) in accordance with the Company’s Code of Conduct and its other policies and procedures

Independence:

All members of the Audit Committee qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules. Furthermore, in accordance with SEC rules, the Board has determined that each of Dr. Huss and Mr. Theodosopoulos qualifies as an “audit committee financial expert” as defined by the applicable SEC rules.

COMPENSATION COMMITTEE	Current Members

Roles and Responsibilities:	Nikos Theodosopoulos (Chair) H. Fenwick Huss Gregory J. McCray Balan Nair Number of Meetings in 2023: 6

•   Administer, review and make recommendations to the Board regarding the Company’s incentive compensation, equity-based and deferred compensation plans

•   Review the Company’s incentive compensation arrangements to consider whether they encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk

•   Review and approve the compensation of the Chief Executive Officer and all executive officers, including the annual performance goals and objectives relevant to their compensation, and oversee succession planning for executive positions

•   Review and make recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change of control, for the Chief Executive Officer and other executive officers

•   Oversee the administration of any clawback policy allowing the Company to recoup compensation paid to employees

•   Review and approve all director compensation and benefits for service on the Board and Board committees and recommend any changes to the Board as necessary

•   Exercise general oversight of the Company’s benefit plans

Independence:

All members of the Compensation Committee qualify as independent under applicable Nasdaq listing standards and satisfy the heightened independence standards under SEC rules.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Current Members

Roles and Responsibilities:	Jacqueline H. Rice (Chair) H. Fenwick Huss Gregory J. McCray Kathryn A. Walker Number of Meetings in 2023: 3

•   Establish criteria for selecting new Board members and for the basic structure and membership of the Board

•   Consider director nominees submitted by stockholders in accordance with procedures adopted by the Committee and as described in the Company’s proxy statement

•   Make recommendations to the Board regarding director nominees for the next annual meeting of stockholders, directors to serve on various committees of the Board and a chairperson of each committee

•   Review the Corporate Governance Principles and Code of Business Conduct and Ethics at least once a year and recommend any changes to the Board and review the Company’s organizational documents at least once every two years

•   Monitor and evaluate the independence of directors and make recommendations to the Board regarding the same.

•   Annually administer the performance evaluations of the Board and Board committees

•   Coordinate with the ESG Committee on matters such as ethics, diversity, equity and inclusion, and stockholder rights

•   Oversee the Company’s corporate governance practices and procedures and consult with management and the Board on matters of corporate culture and values

Independence:

All members of the Nominating and Corporate Governance Committee qualify as independent under applicable Nasdaq listing standards.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE COMMITTEE	Current Members

Roles and Responsibilities:	Kathryn A. Walker (Chair) H. Fenwick Huss Nikos Theodosopoulos Number of Meetings in 2023: 5

•   Work with management and the Board to develop the Company’s overall ESG strategy

•   Review the Company’s ESG policies, performance and reporting standards

•   Report to the Board on current and emerging ESG topics that might affect the Company’s business, operations or public image, or are otherwise pertinent to the Company and its stakeholders, and advise the Board on stockholder proposals

•   Coordinate with other Board committees on ESG matters

Independence:

All members of the ESG Committee qualify as independent under applicable Nasdaq listing standards.

Risk Management and Cybersecurity Oversight

Enterprise Risk Management

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for overseeing management’s identification and management of, and planning for, those risks. The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee is responsible for coordinating the Board’s oversight of the Company’s risk management program, including the process by which management assesses, prioritizes and manages the Company’s material risks. The Audit Committee also oversees the major financial, data security and enterprise risks facing the Company. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization. The ESG Committee discusses with management and the Board the Company’s material ESG-related risks and the Company’s implementation of appropriate strategies to manage such risks, as well as the Company’s compliance with the various global environmental, health and safety standards and initiatives that are applicable to our business segments. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee.

Cybersecurity Oversight

Cybersecurity is a critical part of the Company’s risk management. To more effectively address cybersecurity threats, the Company leverages a multi-layered approach, led by a Chief Information Officer / Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. Both the Board and the Audit Committee each receive regular updates from senior management, including the CISO and cybersecurity experts, in areas such as threat intelligence, major cyber risk areas, emerging global policies and regulations, cybersecurity technologies and best practices, and cybersecurity incidents. Highlights of the Company’s cybersecurity efforts and achievements are as follows:

•	No security breaches in the past 4 years

•	Implementation of a zero-trust framework which requires constant verification of the identity and security posture of all users and devices before granting access to Company resources

•	Our migration to CrowdStrike Falcon Complete for enterprise endpoint security represents a strategic shift in our cybersecurity approach

•	Internal cybersecurity policies in the areas of Internet / Cloud Protection, Boundary Protection, Intranet Protection, and Information Protection

•	Commitment to excellence in cybersecurity reflected in our adherence to the ISO 27001 standard, a globally recognized benchmark for information security management

•	Conduct monthly vulnerability scans to identify vulnerabilities early, meet regulatory requirements, improve security posture, and enhance patch management

•	Implemented multi-factor authentication across all enterprise applications and services to reduce the risk of unauthorized access to an organization’s critical assets

•

Business Continuity Plan composed of primary Disaster Recovery Plan with several information technology-specific plans for the various IT environments are fully exercised on a biennial basis with a tabletop exercise during off years

•	24/7 Security Operations Center monitoring of firewalls and critical applications

•	BitSight Security Rating, which measures a company’s relative security effectiveness, increased from an initial score of 490 in January 2019 to 760 in January 2024

•	Continuous ransomware / phishing testing and training, as well as DNS Security refresh to protect against ransomware and modern malware, and annual general cybersecurity training for all employees

•	Cryptospike installed to protect the Company’s core data storage platforms against ransomware attacks

•	Global next-generation firewall refresh and expansion of functionality

•	Annual penetration testing by leading cybersecurity threat protection organizations

•	Third-party assessment of R&D environment

Corporate Social Responsibility and Sustainability

As we follow our vision to “enable a fully connected world,” corporate social responsibility (CSR) and environmental, social and governance (ESG) matters are important to us. As more people are connected, work and life can be accomplished using fewer resources. On the journey to our vision, we must continue to be a responsible corporate citizen of the world. We have established ESG and sustainability programs and policies that encompass the elements of Environmental, Health & Safety, Ethics, Labor, and Management Systems in alignment with the ISO 26000 Guidelines. We are committed to operating in full compliance with the laws, rules and regulations of all the countries in which we operate. Adtran recognizes the Responsible Business Alliance (RBA) Code of Conduct (the “Code”) and actively pursues conformance to it and its standards in accordance with our management systems. Adtran further recognizes the Code as a total supply chain initiative.

We have an established Sustainability Committee comprised of members of senior management in the areas of engineering, sales, research and development, strategic planning, software and solutions quality, corporate compliance, and supplier quality engineering and environmental, among others. This working group meets monthly to establish our sustainability strategy and monitor progress toward these goals. Additionally, the ESG Committee of the Board has been formally tasked with overseeing management’s efforts related to the long-term sustainable growth of the Company, including considering the social and environmental goals of the Company. We use the European Sustainability Reporting Standards (ESRS) for our ESG reporting, and these standards support our ESG risk, materiality and context assessments. Highlights of our current practices in these areas are described below.

Corporate Social Responsibility and Sustainability Highlights

Products and Services

•   Design products to meet applicable energy efficiency requirements, such as the Code of Conduct for Broadband Communication Equipment published by the EU Joint Research Centre, as well as the Alliance for Telecommunications Industry Solutions (ATIS) or the European Telecommunications Standards Institute (ETSI)

•   The Adtran Management System (AMS) manages the Company’s facilities, products and services, and focuses on continuous improvement. The AMS is designed to meet and exceed all of the requirements of ISO 9001:2015, ISO 14001:2015, ISO 27001:2013, TL 9000:2016 HS, ISO 22301:2019 and ISO 50001:2019. Some certifications are site-specific.

•   Pursue conformance to the Responsible Business Alliance Code of Conduct, which the Company recognizes as a total supply chain initiative

•   Provide products that are compliant with the Restriction of Hazardous Substances (RoHS) initiative, which the Company has done since the inception of RoHS in 2006

•   Adhere to regulatory requirements for sustainability initiatives in the various markets we serve, including the U.S., China and Europe

•   Design and test our products for compliance with applicable product safety and other national regulatory requirements

•   Identify and control the chemicals used in the Company’s products and/or packaging that are banned, restricted or targeted for reduction by legislation such as REACH

Supply Chain Responsibility

•   Developed and utilized Eco-Design guidelines in the CTO organization, focusing on product energy efficiency and Circular Economy processes

•   Perform process-based Life Cycle Assessments (LCA) on our products

•   Optimize packaging and logistics of products to reduce packaging waste and transportation costs

•   Promote fundamental human rights as a key ethical principle by implementing Company-wide policies that apply to partners and suppliers and support the UN’s Universal Declaration of Human Rights, the International Labour Organization Declaration on Fundamental Principles and Rights at Work, and the Uyghur Forced Labor Prevention Act

•   Require suppliers to comply with the Company’s Supplier Code of Conduct, which establishes minimum standards that must be met by all manufacturers, distributors, vendors and other suppliers regarding their treatment of workers, workplace safety and ethical business practices

•   Require suppliers to act consistently with the Company’s Human Rights Policy and adhere to the Company’s Global Anti-Corruption and Anti-Bribery Policy

•   Adtran received a Supplier Engagement Rating for Climate Change in 2023 of “B-” by the CDP, which is in the “Management” band and signifies Adtran is taking coordinated action on climate issues.

•   Apply various workmanship standards and quality program requirements to the Company’s product and service suppliers and other partners

•   Require suppliers to submit documents to show compliance with environmental and product standards, such as REACH, RoHS and conflict mineral rules

•   Launched supplier surveys to better understand our carbon footprint, monitor initiatives of our key supply chain partners and establish comprehensive supplier standards

•   Promote responsibility within our supply chain by educating and informing our suppliers regarding our specific requirements while providing relevant information on compliance. Sample topics are human rights, labor diversity, equity and inclusion, living wages and environmental protection. Our internal platform actively monitors critical supplier news to provide risk alerts.

•   German operations are BAFA (Federal export control) compliant

Environment and Energy Conservation

•   Measure and manage our environmental impact using the Carbon Disclosure Project (CDP) reporting platform since 2016 for Adtran and 2012 for Adtran Networks. Continue to improve performance.

•   CDP Climate Change rating in 2023 of “B-” for Adtran, which is in the “Management” band and signifies we are taking coordinated action on climate issues. This is an improvement from the “C” rating in 2022. Adtran Networks maintained an “A-” rating, which is in the “Leadership” band and signifies implementation of best practice. These scores can be compared to the global average of “C”.

•   CDP Water Security rating in 2023 of “C” for Adtran, compared to the global average of “B-”

•   Our Sustainability Committee, established in 2021, focuses on strategies to improve the Company’s energy conservation and emissions footprint

•   Our Huntsville facilities diverted 100% of our solid waste from the landfill by recycling 63% and sending the other 37% to Covanta steam plant for waste-to-steam production

•   Decreased annual electricity consumption by 9.4% from 2022 to 2023. This is the equivalent of removing 293 homes from the energy grid for one year.

•   Decreased our Energy Utilization Index (EUI), which is the standard benchmark for buildings, by 9.4% from 2022 to 2023. Our EUI is now 67.6, reduced by 49.6% since 2005 when our initial EUI was 134. Our goal is now to reduce our EUI to 65 by 2030.

•   Pursue the core goals of our Energy Management Strategy: (i) reduce operating expenses and promote sustainability by reducing energy consumption and improving energy efficiency and (ii) leverage end-of-useful-life cycle and technology obsolescence by utilizing a 5-year capital expenditure plan to prioritize projects. Our Huntsville operation is now DOE 50001 Ready to support our goals.

•   Participated with Tennessee Valley Authority in a ‘Save-It-Forward’ program, which identified energy savings through strategic energy management. A portion of the savings will be donated to a local school system for energy projects.

•   For our German locations which used 100% Green energy, we launched an Energy Management Initiative in August 2022. For our Greifswald location, a 16% reduction in consumption was achieved in 2023, while our Berlin operation achieved a 35% reduction.

•   Submitted our goals to SBTi to develop net zero targets for 1.5c degree goals

•   Purchased Certified Carbon Offsets to achieve net zero for Scope 1 emissions

•   Purchased Renewable Energy Credits equaling approximately 20% of Adtran’s energy consumption

•   Actively participate in industry initiatives such as the Fiber Broadband Association Sustainability Working Group, where we were charter participants and now chair the group. We also co-chair the Telecommunications Industry Association (TIA) Sustainability Working Group.

•   Utilize water-based, non-hazardous flux on all manufacturing lines in order to effectively eliminate air emission concerns and utilize Impel filtering system hoods to exhaust all manufacturing equipment

•   Maintained our comprehensive recycling program in Huntsville for corrugated cardboard, paper, batteries, ink cartridges, metal and plastic that resulted in the diversion of 303 tons of waste that was either recycled or incinerated to provide energy

•   Adtran Huntsville Energy Manager was awarded the Association of Energy Engineers (AEE) 2023 International Energy Manager of the Year. Previous awards for Adtran Energy Management were 2022 (AEE) Region II Project of The Year for energy conservation projects at Adtran; “Honorable Mention” American Society of Heating, Refrigerating and Air-Conditioning Engineers (ASHRAE) Technology Award in the Commercial Buildings - EBCx Category; and First Place 2019 ASHRAE Region VII Regional Technology Award for the East Tower Chiller Plant Optimization project.

Employees and Our Communities

•   Maintained a safe workplace in 2023. Our OSHA Summary of Work-Related Injuries and Illnesses identified five cases with 241 total days away from work, including 163 days with job transfer or restriction access from our workforce of 1,309 average employees from our U.S.-based Adtran, Inc. workforce

•   Comply with U.S. federal and state laws and regulations that serve to protect human rights, including, but not limited to, the Civil Rights Act; the Americans with Disabilities Act; the Fair Labor Standards Act; the Equal Pay Act; the Occupational Safety and Health Act; the Family and Medical Leave Act; the Labor-Management Relations Act; the Alien Tort Claims Act; and other laws as administered by the Equal Employment Opportunity Commission

•   Voluntarily strive to meet the human rights principles outlined in the UN’s Universal Declaration of Human Rights; the International Labour Organization’s fundamental Conventions; the UN’s Guiding Principles on Business and Human Rights; the OECD Guidelines for Multinational Enterprises; and the EU and California Modern Slavery Statement

•   Invest in our communities by hiring local people, creating innovative products that cater to community needs, using natural resources responsibly and supporting community initiatives

•   Monitor employee engagement through employee satisfaction surveys and ongoing analysis and tracking

•   Girls Day participation by Adtran Networks for Meiningen and Berlin sites to promote and encourage women in STEM studies

•   Team Adtran hosted various fundraisers and donation drives to support non-profit organizations and schools in our communities, and anyone can submit requests at www.adtran.com/AskTeamAdtran.

•   Adtran Green Team is a group of employees who volunteer their time to forward environmental initiatives, supporting Earth Day, World Water Day, Recycling Day, and various other environmentally focused events, to educate and support our employees

•   Twenty volunteer hours per year are available to full-time employees so they may volunteer at any local 501(c)(3) non-profit organization. Adtran-Huntsville employees donated over 1,500 hours in 2023.

•   Encourage employees to increase their knowledge by providing 17,880 training hours in 2023 through our Adtran Learning Network, on-campus events and required training.

•   Encourage employees to help fellow employees and the community through a payroll deduction gift to the Adtran Charitable Foundation, a 501(c)(3) organization originally established following the 2011 tornadoes that devastated Huntsville and the surrounding communities

Equity Ownership Requirement for Non-Employee Directors

In March 2020, the Board of Directors adopted stock ownership guidelines for non-employee directors effective January 1, 2020. The Outside Director Stock Ownership Guidelines require each director to hold shares of the Company’s common stock with a value equal to at least three times the director’s regular annual cash retainer. Directors have until the later of January 1, 2025 and five years from the date of such director’s election to meet the ownership requirement. The minimum number of shares to be held by a director will be calculated during the first calendar quarter of each fiscal year based on the director’s annual cash retainer in effect as of December 31st of the preceding year. The value of shares held by a director will be deemed to be the greater of (i) fair market value on the last trading day of the immediately preceding calendar year and (ii) fair market value on the date of acquisition of each share held. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned outright by the director or his or her immediate family members residing in the same household; (ii) shares held in trust or custody for the benefit of the director or one or more members of his or her family; and (iii) shares (or units representing shares) held in a deferred compensation account under the Equity Deferral Program for Directors or other similar deferral plans. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership.

Directors must refrain from selling or transferring shares of the Company’s common stock until they have first satisfied the stock ownership requirement. Once a director has met the stock ownership requirement, if there is a subsequent decline in the Company’s stock price that causes the director’s ownership level to fall below the guideline, the director is not required to purchase additional shares but is generally required to refrain from selling or transferring shares until the guideline is again satisfied. The Outside Director Stock Ownership Guidelines are available in the “Corporate Governance” section of our website at https://investors.adtran.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers or directors serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board, the non-management directors or specific directors by mail addressed to: ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806. The communication should clearly indicate whether it is intended for the Board, the non-management directors or a specific director. Our Corporate Secretary will review all communications and will, on a periodic basis, forward all communications to the appropriate director or directors, other than those communications that are merely solicitations for products or services or that relate to matters that are clearly improper or irrelevant to the Board’s responsibilities.

The Board has also established a process for stockholders to communicate concerns to members of the Board on a confidential basis. If you have any concern, question or complaint regarding any accounting, auditing or internal controls matter, as well as any issues arising under our Code of Conduct and Ethics or other matters that you wish to communicate to our Audit Committee or Board of Directors, you can reach the Board through our Corporate Governance Hotline online at https://www.report.whistleb.com/Adtran (Client Code: 453581) or via phone to WhistleB at 1.800.218.8954 (Client Code: 453581). Information about the Corporate Governance Hotline can be found in the “Corporate Governance” section of our website at https://investors.adtran.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2023 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Thomas R. Stanton, Chief Executive Officer (“CEO”); Ulrich Dopfer, Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer; James D. Wilson, Jr., Chief Revenue Officer; Christoph Glingener, Chief Technology Officer of the Company and former CEO of Adtran Networks; and Michael K. Foliano, Former Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary (who retired from the Company effective June 28, 2023).

Compensation Philosophy

The guiding principles of our executive compensation program are to:

•	link pay to performance objectives that tie directly to business strategy and results;

•	align the incentive compensation program with the Company’s financial results and long-term stockholder returns;

•	increase the percentage of performance-based compensation at higher seniority levels in order to drive leadership accountability and results;

•	attract, retain and reward top talent;

•	and provide balance to project against risks.

We design our executive compensation packages in a manner that incorporates these principles. We also evaluate the compensation packages to ensure they will help us encourage executive management to deliver strong performance results in the compensation year under consideration and motivate management to realize our strategic initiatives within the immediate, near and long-term time frames our directors and management have developed. Additionally, we consider various market performance metrics in order to put the executive compensation program in context, including the performance of the Company in prior periods, the performance of the industry and our competitors in those periods, and total stockholder return (“TSR”), particularly as relative to our peer companies over those periods.

We also maintain a positive working environment that provides intangible benefits to our executives and encourages longevity. Combining compensation with a desirable working environment allows us to maintain a compensation program that generally provides overall compensation to our executive officers that is approximately at the median when compared to companies with which we compete for talent.

Compensation in Context: Discussion of 2023 Financial Results and Operating Activities

Aligning executive compensation with stockholder interests is a primary consideration in determining our executive compensation program. Accordingly, we believe that Company performance and stockholder returns are important factors to consider when making executive compensation decisions. We use TSR, measured over rolling three-year periods relative to a broad-based industry peer group, as the measure for our performance-based equity compensation. Additionally, we believe that motivating executives to achieve certain performance targets used in our annual incentive compensation programs leads to positive stockholder returns. Below are some of the Company’s key financial and operating performance accomplishments during 2023:

Business Results:

•

On January 16, 2023, the Domination and Profit and Loss Transfer Agreement (the “DPLTA”) between Adtran and Adtran Networks was registered and became effective. This was the final administrative step in operating as one combined company.

•

On August 18, 2023, we announced a strategic investment of $5 million to support historic high-speed internet deployment, building on our 30-year legacy of US telecommunications equipment manufacturing. The announcement makes Adtran the first American company to increase domestic broadband electronics manufacturing for the Broadband Equity, Access, and Deployment (BEAD) program.

•	Optical Networking Solutions:

•	We launched the new FSP 3000 OLS which empowers operators to harness the benefits of coherent ZR optics at the optical edge for 100G, 400G and beyond.

•

We continue to make progress in the transition of our optical platforms to a new hardware and software architecture. This newer generation technology provides enhanced scalability (terminals supporting up to 800Gig and ROADMs from 2 degrees up to 32 degrees), standards-based programmability, and a better match to the shift to open, disaggregated optical networking (can be deployed in both integrated systems and disaggregated scenarios). In addition to being more leading-edge technically, the new generation platform is more profitable for us as we can better monetize value-added software features and services with these platforms.

•	We launched DeepPON assurance. With this extension of our ALM infrastructure assurance solution, we are enabling simple and cost-efficient fiber monitoring of passive optical networks (PON).

•	Access and Aggregation Solutions:

•

Our flagship product is the SDX 6330, which we introduced in the beginning of 2023 and shipped in meaningful quantities since. It is the most scalable member of our SDX 6000 Series of software-defined optical line terminals (OLTs) and can serve more than 6000 households with state-of-the-art fiber broadband services.

•

In addition, we launched the SDX 6324 optical line terminal (OLT), specifically designed to deliver high-performance broadband services to low-density applications. The introduction of the SDX 6324 expands our SDX OLT product family to meet the needs of every deployment scenario, offering service providers complete flexibility.

•

We launched a major upgrade of our Oscilloquartz aPNT+™ technology suite, bringing new levels of resilience to critical network infrastructure that relies on position, navigation and timing (PNT) services. The enhanced portfolio provides operators of telecommunications, financial networks, power grids, defense infrastructure and more with the best available protection against GNSS vulnerabilities and cyberattacks.

•	Subscriber Solutions:

•	We have made significant progress in our SaaS applications, including our managed Wi-Fi solutions, as shown by the more than 300 operators that have adopted Mosaic One in the past 18 months.

•

We expanded our Mosaic One subscriber solutions with the launch of Intellifi®. This cloud-managed Wi-Fi solution designed specifically for communication service providers (CSPs) equips them with the tools to effectively monitor, manage and monetize residential Wi-Fi networks. With the new generation of residential gateways (SDG 8600 and 8700 Series) combined with the latest Intellify software, we’re taking in-home connectivity to the next level and delivering a superior, higher speed Wi-Fi experience, all while ensuring homeowners enjoy a streamlined and unobtrusive setup free from unsightly network equipment.

•

On November 9, 2023, Adtran announced the opening of its new Terafactory in Meiningen, Germany, fortifying supply chain resilience and accelerating regional technological advancements. With significant backing from the state government of Thuringia in Germany, the new Terafactory aims to generate local job opportunities.

•

In November 2023, we implemented a business efficiency program (the “Business Efficiency Program”) to improve productivity, drive cost efficiencies and fuel long-term profitable growth. The program includes, but is not limited to, planned reductions in operating expenses and a site consolidation plan. In connection with the site consolidation plan, we are also exploring a partial sale of portions of our headquarters in Huntsville.

Financial Results:

•

The results of the financial year 2023 were impacted by slower spending by our midsize and larger service provider customers, as they continued to reduce inventory levels and took a more cautious approach given the uncertain macroeconomic conditions.

•	Total revenue in 2023 was $1.149 billion compared to $1.026 billion in 2022.

•

GAAP gross margin for 2023 was 29.0%, a decrease of 290 basis points compared to 31.9% in 2022. Non-GAAP gross margin for 2023 was 39.3%, an increase of 150 basis points compared to 37.8% in 2022, mainly due to decreased acquisition-related and restructuring expenses.

•

We managed to lower our operating expenses by significantly reducing our costs. GAAP operating expenses decreased from $139.8 million in Q4 2022 to $116.1 million in Q4 2023. Non-GAAP operating expenses decreased from $118.6 million to $97.6 million in the same time periods.

•

We amended our $400.0 million syndicated loan facility in August 2023 to provide us with an additional $50.0 million Term Loan A tranche in the event that 60% or more of the minority shareholders of Adtran Networks would sell their put options to us. The amendment also provides covenant flexibility in this so-called “Springing Covenant Event.” Furthermore, in January and March 2024, respectively, we entered into (i) a second amendment to the credit facility that provided us with additional covenant headroom from (and including) the fourth quarter of 2023 through the third quarter of 2024 and revises and/or adds certain other financial covenants and (ii) a third amendment to the credit facility that revised the definition of “Consolidated Funded Indebtedness” (which is used in the calculation of the consolidated total net leverage ratio and the consolidated senior secured net leverage ratio) to exclude obligations of the Company and its subsidiaries under certain factoring arrangements when calculated for the first and second quarters of 2024.. These amendments underline the trust and the strong relationship within our bank group.

All of this was accomplished despite customer spending continuing to be negatively impacted by excess inventory and the weakened macroeconomic environment related to continued elevated interest rates and ongoing inflationary pressures. Despite these challenges, we continue to see increasing investment from both public and private sectors in fiber-based broadband connectivity and capacity upgrades in the network infrastructure in our primary growth markets in the U.S. and Europe. The growth in fiber broadband is further increasing the demand for cloud-managed mesh Wi-Fi solutions and software solutions to improve in-home wireless connectivity while streamlining network operations. We believe that it also drives bandwidth consumption in backhaul, metro and core networks, fueling the demand for our optical networking solutions.

As a result of ongoing uncertainty around the current macroeconomic environment and its impact on customer spending levels during the second half of 2023, the Company’s management implemented the Business Efficiency Program in November 2023. In connection with the Business Efficiency Program, on December 1, 2023, the Compensation Committee authorized temporary base salary reductions for the Company’s executive officers (as described below), which reductions are effective through July 31, 2024.

Overview of Executive Compensation Program

Our executive compensation packages are comprised of base salary and incentive opportunities, which can be annual or long-term and paid in cash or equity. We use a mix of these incentives to align management’s interests with those of our stockholders. In designing incentive compensation packages, we use performance measures related to the Company’s financial goals, as well as the Company’s TSR, all with the goal of increasing stockholder return. We also individualize certain performance measures for individual executives.

Specific considerations in the Compensation Committee’s process in setting 2023 executive compensation included the following:

•	The present stage of the Company in executing the initiatives for growth in its strategic plan, in both domestic and international markets;

•	Expectations for growth in those several initiatives;

•	The current status of the products and services necessary to accomplish those initiatives;

•	The expected impact of, and management’s time commitments relating to, ongoing integration efforts related to the Business Combination;

•	The present position of the Company’s financial performance compared to its competitors and to the Company’s desired position; and

•	Data available to the Compensation Committee about executive compensation packages at the Company’s industry peers and competitors.

The compensation of our NEOs is comprised of the following elements:

	Compensation Element	Type	Description	Linkage to Stockholder Value	Specifications

Fixed	Base Salary	Cash	• Short-term fixed compensation • Reviewed annually and adjusted as appropriate	• Required to attract and retain talented personnel • Predicated on responsibility, skills and experience

•   The Compensation Committee approved increases in NEO base salaries between 0% and 12.5% (excluding the NEOs whose compensation is set by the Adtran Networks supervisory board).

•   The Committee approved temporary base salary reductions in December 2023 as part of the Business Efficiency Program.

Performance- Based (Cash and Equity)	Short-Term Cash Incentives	Cash	• Short-term variable compensation • Based on performance against short-term financial and strategic objectives	• Incentive targets tied to key Company performance measures • Drives management to achieve corporate and individual goals	• 2023 cash awards were based on quarterly and half-year corporate goals. • Additionally, Mr. Wilson was eligible to earn a sales incentive payment.
	Market-Based Performance Stock Units	Equity	Long-term three-year cliff vesting award with payout based on relative performance compared to peer group	• Performance based on TSR ranking compared to peers • Drives management to out-perform our market segment	2023 awards were eligible to be earned based on TSR performance compared to industry index.
	Performance-Based Performance Stock Units	Equity	Long-term equity award with payout based on achievement of the Company’s 3-year strategic plan objectives	• Incentive targets tied to profitability objectives in the 3-year strategic plan • Drives management to achieve the longer-term plan	2023 Long-Term Financial Plan awards were based on performance measured against the 3-year strategic plan for Adjusted EBIT growth.
	Integration Awards	Cash and Equity	Combination of cash bonus award and performance-based PSUs based on achievement of cost savings targets	• Incentivizes achievement of cost savings and expected synergies following the Business Combination • Cash award only eligible to be earned once threshold synergy level is achieved	Participants are eligible to earn the integration awards based on performance from the grant date through December 31, 2024.
Retention Equity	Time-Based Restricted Stock Units	Equity	Annual award of time-based equity	• Value realized directly aligned with share price performance • Drives ownership mentality and encourages retention	2023 time-based awards vest over a 4-year period, subject to continued service to the Company.
	Stock Options	Equity	Equity award granted in special circumstances	Incentivizes management to achieve share price growth	One-time award to one NEO in connection with his temporary salary reduction, and vests over a 2-year period.

Role of the Compensation Committee and Management

Under our Compensation Committee’s Charter, the Compensation Committee has the power and duty to discharge our Board’s responsibilities related to compensation of our executive officers, within guidelines established by the Board. The Compensation Committee reviews and approves compensation, including base salary, annual incentive awards and equity awards, for the Chief Executive Officer and our other executive officers. The Compensation Committee also makes recommendations to the Board regarding our incentive compensation plans and equity plans and approves equity grants. The Committee has the authority to review and approve annual performance goals and objectives for our Chief Executive Officer and to set his compensation based on an evaluation of his performance conducted by the Board under the direction of the Lead Director. The Committee is also responsible for reviewing and approving executive officers’ compensation and establishing performance goals related to their compensation.

At the beginning of each calendar year, our Compensation Committee establishes the structure of the Company’s incentive compensation programs for the current year, including setting the performance goals for the Variable Incentive Cash Compensation (the “VICC”) programs and the standards for measuring achievement of those goals, approves any increases in executive salaries or other compensation, approves the annual equity grants, and recommends plan changes, if any, for submission to our stockholders at the annual meeting. Mid-year, the Compensation Committee generally reviews our compensation programs and makes recommendations to the Board regarding outside director compensation and, as necessary throughout the year, approves any equity awards and/or compensation for newly hired or promoted executives.

In fulfilling its fiduciary duties pertaining to the Company’s employee retirement benefit plans, our Compensation Committee considers the information and advice it receives from a committee of Company personnel it established, chaired by the Chief Financial Officer, which reviews and monitors the performance of retirement plan investments and assets, the performance and fees of the Company’s retirement plan custodians and administrators, and the recommendations of third-party registered fiduciary advisors of our benefits plans, a process which includes quarterly meetings with these third parties. Adtran Networks has a similar committee with employee representation responsible for overseeing such entity’s benefit and retirement plans.

Our Chief Executive Officer works closely with the Compensation Committee to maintain an open dialogue regarding the Compensation Committee’s goals, progress towards achievement of those goals and expectations for future performance. The Chief Executive Officer updates the Compensation Committee regularly on results and various compensation issues. Our Chief Executive Officer also provides the Committee, and in particular, the Committee Chair, with recommendations regarding compensation for our executive officers other than himself. The Compensation Committee considers the recommendations from the Chief Executive Officer when approving pay changes for executives other than the Chief Executive Officer. The Compensation Committee has delegated to the Chief Executive Officer the authority to approve the base salaries and incentive compensation of non-executive employees, as well as equity grants to such individuals, subject to pre-approved limits and terms and conditions. In part because the Chief Executive Officer works closely with the Committee throughout the year, the Committee is in a position to evaluate his performance and make its own determinations regarding appropriate levels of compensation for the Chief Executive Officer.

Role of the Compensation Consultant

Our Compensation Committee has the authority to retain and terminate any outside advisors, such as compensation consultants. Starting in 2022, the Committee engaged Pay Governance LLC, an independent compensation consultant, at various times to provide information and analysis of our executive compensation in the context of the telecom industry and our peer companies in the industry and to present this information with possible modifications to our compensation of executives and directors for the Committee’s consideration. The Committee has worked with Pay Governance to develop a peer group of companies that is of similar size in market capitalization and revenues and representative of the marketplace within which the Company competes in terms of products, services and executive and managerial talent. The Company used the peer group below in connection with determining the 2023 compensation arrangements of our NEOs:

• Calix, Inc.	• Lumentum Holdings, Inc.

• Casa Systems, Inc.	• MACOM Technology Solutions Holdings, Inc.

• Ciena Corporation	• Methode Electronics, Inc.

• Comtech Telecommunications Corp.	• NETGEAR, Inc.

• Extreme Networks, Inc.	• NetScout Systems, Inc.

• Fabrinet	• OSI Systems, Inc.

• Harmonic Inc.	• Ribbon Communications Inc.

• Infinera Corporation	• Viavi Solutions, Inc.

The Compensation Committee believes comparison to these companies is appropriate, given the limited number of comparable companies and direct competition with these peers for executive talent. The Compensation Committee also references various peer, industry and market compensation data when evaluating the appropriateness of the Company’s compensation program, including the compensation arrangements of our NEOs.

The Compensation Committee reviews the types of services provided by Pay Governance and all fees paid for those services on a regular basis. Neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2023, other than the advice provided by Pay Governance to the Compensation Committee on director compensation and the advice provided to the Company on pension plan management, company insurance and employee health insurance. As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Pay Governance did not raise any conflict of interest in 2023. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

Benchmarking and Individual Considerations

The Company reviews compensation data for similar positions from Proxy peers, as well as from the telecom and networking industry and the broader general industry. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs.

Our Compensation Committee focuses on establishing and maintaining a compensation structure that is internally consistent and provides appropriate compensation for our executives in relation to one another. Consequently, the Compensation Committee does not focus on any particular benchmark to set executive compensation. Instead, we believe that a successful compensation program requires the application of judgment and subjective determinations based on the consideration of a number of factors. These factors include the following:

•	the scope and strategic impact of the executive officer’s responsibilities, including the importance of the job function to our business;

•	our past financial performance and future expectations;

•	the performance and experience of each individual;

•	past salary levels of each individual and of the officers as a group;

•	each individual’s unique capabilities and/or skill set;

•	the need to provide motivation to officers that is in alignment with stockholder interests, both short and long-term; and

•	for each executive officer, other than the Chief Executive Officer, the evaluations and recommendations of our Chief Executive Officer.

The Compensation Committee does not assign relative weights or rankings to these factors. Our allocation of compensation between cash and equity awards, our two principal forms of compensation, is based upon our historical practice and our evaluation of the cost of equity awards, as discussed in more detail below. An important part of this evaluation is the Committee’s consideration of the goals of the several initiatives undertaken in the execution of the Company’s business plan and each executive’s past and expected future contributions toward those goals at the time of setting executive compensation packages.

Risk Assessment

The Compensation Committee has evaluated the Company’s compensation program, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has attempted to establish compensation programs that value current goals along with long-term growth. While the use of short-term cash incentive opportunities creates the potential for short-term risk-taking, the Committee believes that this risk is more than offset by the fact that a short-term cash incentive is only one of three primary elements of the overall compensation program and has governance features that are aligned with market best practice (e.g., maximum payout opportunity of 200% of target). Additionally, the Committee has the ability to utilize discretion to reduce the amount of a cash incentive award if an executive officer takes unnecessary risks. The Committee has concluded that the two other primary elements of our total compensation program – base salaries and long-term equity awards – are either risk neutral or help lower risk. Annual salaries are based on a number of factors, including the individual’s position and responsibility within our Company and performance in that position. The longer-term equity awards incentivize executives to focus on improving the Company and its operations rather than taking risks for short-term gain.

Our “Say-on-Pay” Results from Last Year and Our Response

Stockholder Letter from the Compensation Committee

Dear Stockholders,

I hope this letter finds you well. I am writing to address the outcome of the stockholder vote on the Company’s executive compensation plan taken at the 2023 Annual Meeting of Stockholders, commonly referred to as “Say-on-Pay.” The Compensation Committee is committed to maintaining a strong and transparent dialogue with our stockholders, and we take all concerns and feedback seriously.

First and foremost, we would like to express our gratitude for your active participation and engagement in this critical aspect of our corporate governance. Your votes and opinions play a vital role in shaping our compensation policies, and your involvement underscores the importance of responsible stewardship.

It is with regret that we acknowledge the outcome of the Say-on-Pay vote in 2023, which indicated that a majority of our stockholders (53%) did not support our executive compensation plan. We understand that this result reflects concerns about various aspects of our compensation program, including its alignment with performance, competitive benchmarks, and stockholder interests.

The Compensation Committee and the Board of Directors are deeply committed to addressing these concerns and ensuring that our executive compensation practices are both competitive and aligned with the long-term interests of our stockholders. To address these concerns, we are taking the following steps:

1.

Engagement with Stockholders: We are committed to engaging in a constructive and ongoing dialogue with our stockholders to better understand their concerns and gather feedback on our compensation practices. We are incorporating the input into our practices.

2.

Reevaluation of Compensation Plans: We will conduct a comprehensive review of our executive compensation plans, working closely with external experts and consultants to assess their alignment with best practices and market standards.

3.

Transparency and Accountability: We will enhance the transparency of our executive compensation disclosures, making it easier for stockholders to understand the rationale behind our decisions and how they relate to Company performance.

4.	Consultation with Proxy Advisors: We will engage in discussions with proxy advisory firms to gain insights into their perspectives and recommendations regarding our compensation practices.

We want to assure you that our commitment to responsible corporate governance remains unwavering. We understand that our compensation programs must be designed to attract, retain, and motivate talented executives while also being accountable to our stockholders. We believe that, by addressing the concerns raised by this vote, we can enhance the alignment of our executive compensation practices with the long-term success of the Company.

Your trust in our Company is invaluable, and we remain dedicated to earning and preserving that trust. We are committed to working diligently to address the issues raised by the failed Say-on-Pay vote and to ensuring that our compensation practices are consistent with the best interests of our stockholders. You will see our progress in this Compensation Discussion and Analysis section.

Thank you for your continued support and engagement. We look forward to ongoing dialogue and collaboration as we strive to improve our executive compensation practices.

Sincerely,

Nikos Theodosopoulos

Chair of the Compensation Committee, on behalf of the Compensation Committee

Stockholder Outreach and Response

Considering the Say-on-Pay vote result from the 2023 Annual Meeting of Stockholders, the Compensation Committee commissioned an outreach program to identify and assess the items of concern for our stockholders. This process included meetings with interested stockholders to identify and catalog their concerns, followed by an assessment of the most prevalent issues to determine what actions may be required. The program was broad-based, focusing on institutional investors and supplemented with feedback from shareholder advisory services. We contacted 30 investors holding 73.6% of our outstanding shares and received feedback from 20 investors holding 64.0% of our outstanding shares, as illustrated below:

The stockholder outreach meetings were attended at various times by the Chair of our Compensation Committee, our Chief Financial Officer, and our Vice President, Investor Relations, and from the investor side, the meetings were attended by Managing Directors, Fund Managers, Corporate Governance Teams, Stewardship Teams, and Proxy Review Teams.

The investors provided feedback on the following items, in order of most cited to least cited, and here is what we have done in response:

What we heard	What we have done in response	When effective
Need more performance-based grants than time-based grants	Increased performance-based component of CEO’s annual LTI award	2023

TSR should be above median to receive target payout for market-based PSUs	Increased relative TSR percentile rank from 50th to 55th percentile to receive target payout	2024

There should be a cap on payout when TSR is negative but ahead of peers	Implemented a cap to limit payouts when absolute TSR is negative	2024

Modify equity incentive plan to provide for double-trigger vesting upon a change of control	Require double-trigger vesting for all officers and employees	2024 (1)

Consider multiple metrics for future long-term awards	The Committee decided not to add an additional metric to the long-term incentive plan at this time as the current design already includes multiple metrics (Adjusted EBIT and relative TSR).	—

(1)	Implemented for all non-CEO employee grants. The CEO’s Employment Agreement previously provided for double-trigger vesting.

The Committee also extended the measurement period for the short-term cash incentive program from quarterly performance periods to a half-year performance period in the second half of 2023, and currently intends to use a one-year measurement period going forward.

We also engaged with and received feedback from two of the largest and most reputable shareholder advisory services. Their feedback was closely aligned with what we heard from our shareholders during the outreach process.

In light of the slowing of customer demand during 2023 and the effect on revenues, on December 1, 2023, the Committee approved reductions to the base salaries of certain officers and other highly-compensated employees that are expected to extend until July 31, 2024. The CEO’s base salary was reduced by 50%, other NEO salaries were reduced by 25%, and other highly-compensated individuals were reduced between 5% and 15% depending on their current base salary. These reductions to the NEO salaries are reflected in the Summary Compensation Table on page 47.

In summary, the Compensation Committee is committed to maintaining a strong and transparent dialogue with our stockholders, and the Committee takes concerns and feedback seriously. The Committee has developed and implemented a process to collect and assess stockholder feedback and has addressed this feedback through changes to the compensation system where it makes sense. The Committee will continue to review feedback and best practices in the future to ensure alignment.

Elements of 2023 Executive Compensation

Our executive compensation program consists of base salary; short-term cash incentives, including those under our VICC program, a sales incentive arrangement for our Chief Revenue Officer, and occasional one-time performance bonuses for certain executives; and long-term equity incentives in the form of time-based and performance-based equity. Historically, the Compensation Committee has granted time-based RSUs that vest ratably over four years and market-based PSUs that the NEOs are eligible to earn based on Company performance over a three-year performance period (collectively, the “Annual Equity Awards”). Additionally, in 2023, the Compensation Committee continued to grant performance-based PSUs to the NEOs that are eligible to be earned based on a financial performance measure over a three-year performance period and granted one-time “integration awards” to the NEOs that are eligible to be earned based on the achievement of cost savings targets related to the Business Combination over a two-year performance period. Finally, the Committee granted one-time stock options to Mr. Wilson in connection with his temporary salary reduction, which was approved by the Committee on December 1, 2023.

Our U.S.-based NEOs also are eligible to participate in the Company’s Deferred Compensation Plan and in certain benefit programs that are generally available to all of our employees, such as medical insurance programs, life and disability insurance programs and our 401(k) plan.

Ulrich Dopfer became an executive officer of the Company on May 1, 2023 in connection with his appointment as Senior Vice President and Chief Financial Officer of the Company, and he subsequently was appointed the Company’s principal accounting officer and Corporate Secretary and Treasurer on May 10, 2023. Christoph Glingener, Chief Technology Officer of the Company and former CEO of Adtran Networks, became an executive officer of the Company on September 1, 2022 in connection with the Business Combination. Although each of Mr. Dopfer’s and Dr. Glingener’s compensation is now determined by the Company’s Compensation Committee, it must still be approved each year by the Adtran Networks supervisory board (which is similar to the board of directors for a U.S. company) pursuant to each individual’s employment agreement. See “Employment Arrangements” below for additional detail on these employment agreements.

Base Salary

Base salaries are integral to any competitive employment arrangement. At the beginning of each fiscal year, the Compensation Committee establishes an annual base salary for our executive officers based on recommendations made by our Chief Executive Officer with respect to the salaries of our other executives. Consistent with our compensation objectives and philosophy described above, the Compensation Committee sets base salary compensation, and adjusts it when warranted, based on the Company’s financial performance, the individual’s position and responsibility within our Company and performance in that position, the importance of the executive’s position to our business, and the compensation of other executive officers of the Company with comparable qualifications, experience and responsibilities. The Committee also generally takes into account the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies with which we compete for executive talent.

At a meeting of the Compensation Committee held on January 20, 2023, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations described above. The Committee approved the following base salaries for the NEOs:

Named Executive Officer	2022 Base Salary	Percentage Increase	2023 Base Salary
Thomas R. Stanton	$1,000,000	0%	$1,000,000
Ulrich Dopfer	$266,407	53.9%	$410,000	(1)
James D. Wilson, Jr.	$375,067	8.0%	$405,072
Christoph Glingener	$266,407	31.4%	$350,000
Michael K. Foliano (2)	$400,122	12.5%	$450,137

(1)

Mr. Dopfer’s base salary was increased from $266,407 to $300,000 on January 1, 2023, and then was increased to $410,000 commencing May 1, 2023 (in connection with his appointment as CFO) as part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023.

(2)	Mr. Foliano retired from the Company effective June 28, 2023.

As discussed above, on December 1, 2023, the Compensation Committee authorized the following temporary reductions in base salary for the NEOs, which individuals had voluntarily agreed to prior to the Committee’s approval: a 50% reduction in base salary for Mr. Stanton and a 25% reduction in base salary for each of Mr. Dopfer, Mr. Wilson and Dr. Glingener. Mr. Stanton’s and Mr. Wilson’s salary reductions are effective from October 30, 2023 through July 31, 2024, and Mr. Dopfer’s and Dr. Glingener’s salary reductions are effective from November 1, 2023 through July 31, 2024. These temporary salary reductions were implemented in connection with the Business Efficiency Program that was developed during the second half of 2023 as a result of ongoing uncertainty around the current macroeconomic environment and its impact on customer spending levels.

Short-Term Cash Incentives

2023 Bonus Program

We provide our executive officers, including our NEOs, with the opportunity to earn short-term cash incentive compensation under our bonus programs, including our VICC. The VICC program is designed to motivate and reward executives for their contribution to the Company’s performance during the fiscal year. A significant portion of the total cash compensation that our executive officers are eligible to receive each year is paid through this program, and thus is dependent upon corporate performance.

On January 20, 2023, the Compensation Committee established the VICC program for 2023. The Committee chose to base the VICC program for 2023 on two measures of the Company’s financial and operating performance in 2023 (collectively, the “Company Performance Measures”): the Company’s “Adjusted EBIT” (defined as the Company’s earnings before interest and tax, determined based on the Company’s audited financial results, and adjusted to remove any restructuring expenses; acquisition-related expenses and amortization of intangibles; stock-based compensation expense; the non-cash change in fair value of equity investments held in the Deferred Compensation Plan; and any other non-GAAP exclusions approved by the Compensation Committee) and the Company’s revenue. The Compensation Committee chose to utilize the Company Performance Measures in the 2023 VICC program because we consider these measures to be the most appropriate drivers of stockholder value. In 2022, the Committee based the bonus program on the Company’s adjusted gross margin performance in order to intensify management’s focus on gross margins, as the increased cost of goods due to the ongoing and severe constraints in the supply chain was a significant detriment to the Company’s profits in recent years.

The Compensation Committee established a target for each Company Performance Measure for the first quarter of 2023 at its meeting on January 20, 2023 and then established a target for the second quarter of 2023 at the Committee’s meeting on April 14, 2023. The Compensation Committee certified the level of achievement for each of these two quarters at the Committee’s subsequent quarterly meeting. At the Compensation Committee’s meeting on July 14, 2023, the Committee determined it was appropriate to establish a target for each Company Performance Measure for the second half of 2023. In order to be eligible to receive any bonus amount for each of the first two quarters or the second half of 2023, the Company must have achieved in such time period a prescribed minimum threshold level for each Company Performance Measure.

Each NEO was granted a target bonus amount (in dollars and as a percentage of base salary), with the actual incentive earned to be based on the two Company Performance Measures. In determining the target bonus amount for each NEO, the Compensation Committee considered, among other things, the executive’s responsibilities and opportunity to influence the achievement of the Company Performance Measures, as well as the executive’s prior contributions to the Company’s performance. Each NEO’s target bonus amount (in dollars and as a percentage of base salary) was as follows: Mr. Stanton – $1,400,000 (140%), Mr. Dopfer – $246,000 (60%), Mr. Wilson – $162,029 (40%), Dr. Glingener – $210,000 (60%), and Mr. Foliano – $360,110 (80%). Mr. Foliano forfeited his 2023 cash incentive award in connection with his retirement from the Company effective June 28, 2023.

The bonus awards for 2023 were based on the two Company Performance Measures described above:

•

Adjusted EBIT: If the threshold level for Adjusted EBIT was achieved during either of the first two quarters or the second half of 2023, the participant would earn 10% or 20% of the target award, respectively. If the target Adjusted EBIT for each of the first two quarters and the target Adjusted EBIT for the second half of 2023 ($20,200,000, $22,500,000 and $15,000,000, respectively) was achieved, the participant would earn 50% of the target award. If the maximum level for Adjusted EBIT was achieved in each of the first two quarters and the second half of 2023, the participant would earn 100% of the target award. The Compensation Committee set each Adjusted EBIT performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established.

•

Revenue: If the threshold level for revenue was achieved during either of the first two quarters or the second half of 2023, the participant would earn 0.05% or 20% of the target award, respectively. If the target revenue for each of the first two quarters and the target revenue for the second half of 2023 ($365,100,000, $360,000,000 and $650,000,000, respectively) was achieved, the participant would earn 50% of the target award. If the maximum level for revenue was achieved in each of the first two quarters and the second half of 2023, the participant would earn 100% of the target award. The Compensation Committee set each revenue performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established.

Payouts for performance between the threshold and maximum levels were subject to non-linear interpolation. Failure to meet the minimum performance threshold corresponding to a specific performance measure in a fiscal quarter (or half year) would have resulted in the participant not receiving any portion of the payout award related to such performance measure for the quarter (or half year). In no event could a participant receive more than 100% of the target bonus related to each Company Performance Measure and, therefore, not more than 200% of the target bonus award. The Compensation Committee believes that it is appropriate to establish a maximum payout that any participant could receive under the bonus programs in order to avoid an excessive payout should Company results or individual performance significantly exceed expectations.

2023 Actual Bonus Program Results

As the performance thresholds for the 2023 bonus program were not achieved during either of the first two quarters of 2023 or the second half of 2023, none of the NEOs received a payout under the 2023 bonus program.

2023 Sales Incentive Arrangement for Chief Revenue Officer

The Company has in place a sales incentive program for certain of its employees whose focus is on sales. Mr. Wilson, our Chief Revenue Officer, began participating in this program in 2020. The Compensation Committee believes that sales incentives should be an important element of Mr. Wilson’s cash compensation, as they tie a portion of his pay directly to his success in his area of responsibility. As such, he receives a portion of his cash compensation in sales incentives, which is consistent with our historical practice and our understanding of the standard practice in the market for sales-oriented executives. The Compensation Committee approved a target sales incentive for Mr. Wilson in 2023 of $81,014 based on input from the CEO, which target is a percentage of sales revenue in 2023. The Compensation Committee and CEO set the gross shipment performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established. The sales incentive arrangement further allows Mr. Wilson to earn up to 180% of his target amount if certain gross direct shipments exceed the defined performance target. If Mr. Wilson’s achievement exceeds 180% of the performance target amount for the year, these payments are withheld until the next year and paid out in equal quarterly installments. Mr. Wilson must be an active employee or contractor of the Company at the time of payment in order to receive such amounts. If his employment by or service to the Company is terminated for any reason prior to payment, certain unpaid amounts will be forfeited. The Company’s CEO has discretion to determine that a “windfall” has occurred and decrease the amount paid to Mr. Wilson, and incentive compensation may be reduced or eliminated in order to reflect a number of actions that may be taken by a customer, including canceling or reducing an order or not paying an invoice. Based on this arrangement, Mr. Wilson earned a sales incentive of $59,228 in 2023.

Long-Term Incentive Awards

Historically, we have compensated our executive officers, including our NEOs, with annual equity awards granted under the ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (as amended and restated, the “2020 Employee Plan”), which replaced the ADTRAN Holdings, Inc. 2015 Employee Stock Incentive Plan (the “2015 Employee Plan”) upon its approval by the stockholders at the 2020 Annual Meeting of Stockholders. These equity grants serve to align management’s interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. See “Equity Compensation Plans—2020 Employee Stock Incentive Plan” beginning on page 54 for a description of our 2020 Employee Plan and “Proposal 2: Approval of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan” beginning on page 77 for a description of the proposed 2024 Employee Stock Incentive Plan. The purpose of our incentive plans is to provide equity as a component of executive compensation to ensure competitiveness of our compensation program, to motivate our NEOs and other executives to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests.

The Compensation Committee typically grants 50% of the Annual Equity Awards in the form of time-based RSUs that vest ratably over four years and 50% in the form of market-based PSUs that the NEOs are eligible to earn based on Company performance over a three-year performance period. Additionally, in 2023, the Compensation Committee continued to grant performance-based PSUs to the NEOs that are eligible to be earned based on a financial performance measure over a three-year performance period pursuant to the 2023 Long-Term Financial Plan. Finally, the Committee granted (i) one-time “integration awards” to the NEOs that are eligible to be earned based on the achievement of cost savings targets related to the Business Combination over a two-year performance period and (ii) one-time stock options to Mr. Wilson in connection with his temporary salary reduction approved by the Committee on December 1, 2023.

Below is a summary of the Annual Equity Awards granted to certain of the NEOs on January 20, 2023 (except as noted below) and the performance-based PSUs pursuant to the 2023 Long-Term Financial Plan granted to certain of the NEOs on March 1, 2023 (except as noted below), with details regarding such awards following the table:

Named Executive Officer	Target Dollar Value of Annual Time-Based RSUs	Target Dollar Value of Annual Market-Based PSUs	Total Dollar Value of Annual Equity Grants (and % of Base Salary) (1)	Target Dollar Value of Performance-Based PSUs (2)		Total Dollar Value of 2023 Equity Grants
Thomas R. Stanton	$1,600,000	$1,200,000	$2,800,000 (280%)	$1,200,000	(3)	$4,000,000
Ulrich Dopfer (4)	$164,000	$164,000	$328,000 (80%)	$1,000,000		$1,328,000
James D. Wilson, Jr.	$162,029	$162,029	$324,058 (80%)	$1,000,000		$1,324,058
Christoph Glingener (4)	$140,000	$140,000	$280,000 (80%)	$1,000,000		$1,280,000
Michael K. Foliano (5)	—	—	—	—		—

(1)

2023 Annual Equity Awards: The total annual equity award granted to each NEO in 2023 was based on a value derived from a percentage of the executive’s base salary. Each NEO other than Mr. Stanton received 50% of his Annual Equity Award in time-based RSUs and 50% of his Annual Equity Award in market-based PSUs, with the number of RSUs or PSUs calculated by dividing the dollar amount of such compensation by an amount equal to the closing price of our common stock on the grant date. With respect to Mr. Stanton, 57.1% of his Annual Equity Award was awarded as time-based RSUs and 42.9% of his Annual Equity Award was awarded as market-based PSUs; however, in looking at the total equity incentive awards granted to Mr. Stanton in 2023 (including the equity granted pursuant to the 2023 Long-Term Financial Plan discussed below), 40% of his equity was time-based and 60% was performance-based.

The Compensation Committee’s process for determining the amounts of the incentive equity awards begins with a consideration of the overall dollar level of value that the Committee determines is appropriate, taking into account the estimated expense to the Company of the awards and the earnings per share impact of that expense. The Committee typically establishes an internal target for the aggregate expense from Company-wide equity awards, which, based on our review of industry data as discussed above, we believe is at the low end of the expense levels incurred by our competitors. This dollar value is then translated into a number of shares of the Company’s common stock based on the current range of the stock’s market price. Based on this process, the Committee established a pool of up to 583,310 RSUs and PSUs to be granted to all participants in the 2020 Employee Plan for the 2023 Annual Equity Awards. The 218,810 RSUs and PSUs granted to the NEOs in 2023 are included in this total. The Compensation Committee allocated the pool of RSUs and PSUs among the different functions throughout the Company based on the importance and performance of the function and considerations such as retention and competitive compensation levels. The Committee also considered the recommendations of our CEO with respect to the awards to other executives and employees, as well as individual and Company performance during 2021 and 2022.

(a)

2023 Time-Based RSUs: The time-based RSUs granted to our NEOs in 2023 vest over four years, with 25% vesting on each of the first four anniversaries of the grant date. Vesting is subject to the NEO continuing to be employed on the applicable vesting date and the time-based RSUs are settled through the delivery of one share of common stock for each vested RSU.

(b)

2023 Market-Based PSUs: The number of shares that the NEOs can earn under the market-based PSUs is based on our relative TSR against a peer group over a three-year performance period starting on the grant date. For the 2023 market-based PSUs, the Compensation Committee chose to continue to use the companies in the Nasdaq Telecommunications Index as the peer group for TSR measurement purposes. The Committee chose this index based on the fact that it contains a significant number of companies and is a broad sample of our industry. Depending on our relative TSR over the performance period, the NEOs may not earn any shares under the market-based PSUs if the relative TSR performance is not at least equal to the 20th percentile of the peer group up to shares equaling 150% of the target number of market-based PSUs if relative TSR performance equals or exceeds the 80th percentile of the peer group, based on the sliding scale shown below (approximately 2.5% of the target award is earned for each 1 percentile increase up to 100% of the target award and then approximately 1.67% of the target award is earned for each 1 percentile increase up to 150% of the grant):

Adtran’s TSR Performance Relative to its Peer Group (expressed as a percentile)	Market-Based PSUs Earned (expressed as a percentage of target)
Less than 20th percentile	0%
20th percentile	25%
25th percentile	38%
30th percentile	50%
35th percentile	63%
40th percentile	75%
45th percentile	88%
50th percentile	100%
55th percentile	108%
60th percentile	117%
65th percentile	125%
70th percentile	133%
75th percentile	142%
80th or more percentile	150%

Pursuant to earned market-based PSUs, a corresponding number of shares is issued at the end of the three-year performance period, and after that time there is no additional holding period for the shares that are issued. Under the award agreements and Mr. Stanton’s Employment Agreement, a portion of the granted market-based PSUs also vest and become issuable upon the termination of a recipient’s employment or upon a change of control of the Company, as discussed in more detail below under the heading “Potential Payments Upon Termination or Change of Control.” Prior to the suspension of the Company’s dividend, the recipients of the market-based PSUs under the award agreements received dividend credits based on the shares of common stock underlying the market-based PSUs. The dividend credits are vested, earned and distributed in cash upon issuance of the shares pursuant to the earned market-based PSUs. Recipients may choose to defer shares issued pursuant to earned PSUs under the Deferred Compensation Plan instead of receiving the shares at the time they are entitled to distribution of the shares.

(2)

2023 Long-Term Financial Plan (Three-Year Performance-Based Equity Awards): In each of 2017 and 2020, the Compensation Committee established an equity incentive program aligned with the Company’s long-term strategic plan. The Committee chose to establish the 2023 Long-Term Financial Plan in order to continue to strengthen the alignment between incentives for executives and increases in stockholder value. The 2023 Long-Term Financial Plan consists of one grant or three equal annual grants, as applicable, of performance-based PSUs to our executive officers and certain key employees, including the NEOs, under the 2020 Employee Plan. All of the recipients other than Mr. Stanton received one grant of performance-based PSUs under which shares are eligible to be earned at the end of the performance period beginning on the grant date and ending on December 31, 2025. Mr. Stanton will receive three annual grants of performance-based PSUs with vesting schedules of approximately three years (the 2023 grant), two years (the 2024 grant) and one year (the 2025 grant). Assuming the threshold level of performance is attained, the recipients are eligible to earn a number of shares between 50% and 150% of their target performance-based PSUs based on the compound annual growth rate (“CAGR”) of the Company’s Adjusted EBIT (as defined above) over the performance period. The Compensation Committee set the Adjusted EBIT performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established. If the Company achieves the Adjusted EBIT performance target as of December 31, 2023 or December 31, 2024, the award recipients (other than Mr. Stanton) will earn shares equaling the applicable number of performance-based PSUs; however, the underlying shares will not be issued until the end of the full performance period, provided that the recipient remains employed by the Company.

(3)	As described in footnote 2, this is the amount of the first of three annual grants to be made to Mr. Stanton under the 2023 Long-Term Financial Plan.

(4)

The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Annual Equity Awards on January 20, 2023 and performance-based PSUs pursuant to the 2023 Long-Term Financial Plan on March 1, 2023, so these are the dates used to determine the number of RSUs and PSUs granted pursuant to these awards. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(5)

Mr. Foliano did not receive equity awards in 2023 due to his target VICC award for 2023 being increased from 60% of base salary to 80% of base salary and due to a one-time bonus earned at the end of 2022 related to the Business Combination. In connection with Mr. Foliano’s retirement from the Company effective June 28, 2023, the Compensation Committee exercised its discretion to accelerate the vesting of his unvested time-based RSUs and modify his vested but unexercised stock options so that such options did not expire upon his retirement.

Integration Awards

On March 1, 2023, the Compensation Committee established an “Integration Bonus Plan” consisting of a combination of performance-based PSUs and cash bonus award amounts (together with the PSUs, the “Integration Awards”). Under the Integration Bonus Plan, certain key employees of the Company, including the NEOs (other than Mr. Foliano as described below), are eligible to earn the Integration Awards over a performance period beginning on the grant date (for Messrs. Stanton and Wilson, March 1, 2023, and for Mr. Dopfer and Dr. Glingener, May 24, 2023) and ending on December 31, 2024, based on the achievement of cost savings targets related to the Business Combination during such period. The Compensation Committee chose the performance measure of “Company Synergy Achievement” in order to incentivize the participants to drive cost savings and expected synergies following the closing of the Business Combination, and it approved a target level of synergies against which the Company’s non-GAAP expenses will be measured. For purposes of measuring performance, the Company’s GAAP expenses will be adjusted for restructuring expenses; acquisition-related expenses, amortizations and adjustments; stock-based compensation expense; amortization of actuarial pension losses and the impact of equity market changes on deferred compensation expenses; non-operating income; and any other exclusions adopted by the Company. The Compensation Committee set the synergies performance target at a level that it believes was reasonably difficult to achieve given the business environment at the time the target was established.

If the Company Synergy Achievement over the performance period reaches the performance levels noted below, the participants will be entitled to a corresponding number of shares of the Company’s common stock under the PSUs:

•	If Company Synergy Achievement is less than the threshold amount, the participants will not earn any shares under the performance-based PSUs.

•

If Company Synergy Achievement is greater than or equal to the threshold amount but less than the target amount, the participants will earn shares under the performance-based PSUs equal to 33% of their base salary (as of the grant date).

•	If the Company Synergy Achievement is greater than or equal to the target amount, the participants will earn shares under the performance-based PSUs equal to 66% of their base salary.

If the threshold level of Company Synergy Achievement is reached, the participants are also eligible to receive a cash award up to 66% of their base salary (as of the grant date) based on the percentage of individual objectives related to cost savings achieved by each participant, as determined by the Compensation Committee. If the target level of Company Synergy Achievement is achieved and all of the individual objectives are achieved, the participants will earn a maximum amount under the Integration Bonus Plan equal to 132% of their base salary, as reflected below:

Named Executive Officer	Base Salary	Dollar Value of Threshold PSU Award (33% of Base Salary)	Dollar Value of Target PSU Award (66% of Base Salary)	Target Cash Award (66% of Base Salary)	Max Total Dollar Value of Integration Award
Thomas R. Stanton	$1,000,000	$330,000	$660,000	$660,000	$1,320,000
Ulrich Dopfer (1)	$410,000	$135,300	$270,600	$270,600	$541,200
James D. Wilson, Jr.	$405,072	$133,674	$267,348	$267,348	$534,696
Christoph Glingener (1)	$350,000	$115,500	$231,000	$231,000	$462,000
Michael K. Foliano (2)	—	—	—	—	—

(1)

The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Integration Awards on March 1, 2023, so this is the date used to determine the number of PSUs granted pursuant to this award. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(2)

Mr. Foliano did not receive an Integration Award due to his target award for 2023 under the cash bonus program being increased from 60% of base salary to 80% of base salary and due to a one-time bonus earned at the end of 2022 related to the Business Combination.

One-Time Grant of Stock Options to Mr. Wilson

As discussed above, the Company’s management implemented the Business Efficiency Program in November 2023. In connection with the salary reductions for the Company’s executive officers approved on December 1, 2023, the Compensation Committee made a one-time grant of 16,878 stock options under the 2020 Employee Plan to Mr. Wilson on such date. The stock options have an exercise price of $5.23 and vest in equal installments over two years from the grant date.

Benefits and Perquisites

We maintain general broad-based employee benefit plans in which our U.S.-based executives, including the U.S.-based NEOs, participate, such as a medical insurance plan, a 401(k) plan, and life and disability insurance programs. These benefits are provided as part of the basic conditions of employment for all of our eligible employees, and therefore providing them to our executive officers does not represent a significant incremental cost to us. In addition, we believe that providing these basic benefits is necessary for us to attract talented executives. The 401(k) plan for U.S. employees allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. After one year of service, the Company matches a discretionary amount determined by the Board of Directors. In 2023, we matched employee contributions equal to 100% of the first 3% contributed and 50% of the next 2% contributed up to a maximum matching contribution of 4%.

Mr. Dopfer and Dr. Glingener receive certain benefits pursuant to their employment agreements, including, but not limited to, accident and liability insurance, and statutory insurances, including compulsory health, long-term care, pension and unemployment. Under the 401(k) plan in which Mr. Dopfer participates, in 2023, we matched employee contributions equal to 25% of the first 6% contributed up to a maximum matching contribution of 1.5%.

We also maintain a Deferred Compensation Plan for our U.S.-based executives, which is described under the Nonqualified Deferred Compensation table below. This plan permits U.S.-based executives, including the U.S.-based NEOs, to voluntarily defer a portion of their income and equity awards and save money for retirement on a tax-deferred basis. Although the plan permits discretionary employer contributions, to date we have not made any contributions to this plan. Therefore, this plan provides a valuable benefit to executives at no cash cost to us.

As described in more detail under “Potential Payments Upon Termination or Change of Control” below, we provide certain benefits to participants in our equity incentive plans and our VICC program, including the NEOs, upon a change of control or upon termination of employment for specified reasons (provided, in some cases, that termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code). Each of Mr. Stanton’s, Mr. Dopfer’s and Dr. Glingener’s employment agreements also provides for certain benefits upon some or all of these events. All of these benefits are consistent with the basic benefits provided by the companies with which we compete for executive talent and help us to attract valuable executives. These benefits help to provide additional security that executives may need and reward loyal service in situations that create insecurity and present special challenges for executives. The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. Perquisites provided to the NEOs in 2023 are as set forth in the “All Other Compensation” column of the Summary Compensation Table on page 47 and in footnote 6 to such table.

Employment Arrangements

Employment Agreement with Mr. Stanton

On July 13, 2022, the Company entered into an employment agreement (as amended, the “Employment Agreement”) with the Company’s President, Chief Executive Officer and Chairman, Thomas R. Stanton. Pursuant to the terms of the Employment Agreement, during the term of Mr. Stanton’s employment, Mr. Stanton will serve as the President, Chief Executive Officer and Chairman of the Board of the Company. The Employment Agreement provides for an initial period of employment of two years, which period will automatically renew for successive one-year periods thereafter unless either party provides prior written notice. Under the terms of the Employment Agreement, Mr. Stanton’s annual base salary was initially $875,000 and increased to $1,000,000 effective upon the closing of the Business Combination. Mr. Stanton is also eligible for an annual cash incentive bonus award with a target of at least 140% of his base salary based on the achievement of performance objectives set by the Compensation Committee and is eligible to participate in all executive benefit plans made available to similarly-situated executive officers of the Company and will be reimbursed for his reasonable out-of-pocket business expenses.

In addition, under the terms of the Employment Agreement, Mr. Stanton is entitled to participate in the Company’s equity incentive programs during the term of employment. Beginning in 2023, Mr. Stanton is eligible to receive from the Company a combination of PSUs (with the performance objective of such PSUs to be based on the Company’s relative TSR over a three-year performance period or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee) and time-based RSUs, on such terms as are provided for in the Employment Agreement. Additionally, with respect to the 2023 fiscal year and each third fiscal year thereafter during the term of employment, Mr. Stanton is entitled to receive PSUs (with the performance objective of such PSUs to be based on the Company’s Adjusted EBIT or such other performance criteria as shall be mutually agreed upon by Mr. Stanton and the Compensation Committee pursuant to the Company’s Long-Term Financial Plan), on such terms as are provided for in the Employment Agreement.

Under the terms of the Employment Agreement, Mr. Stanton is eligible for specified termination payments and benefits in the event of a termination of Mr. Stanton’s employment (i) due to his death or disability, (ii) by Mr. Stanton for good reason, by the Company without cause, or upon a non-renewal of the term of employment by the Company at the completion of the initial two-year term of employment, (iii) due to Mr. Stanton’s retirement (age 65 or age 55 and ten years of service) or (iv) in the event of a termination of employment by the Company without cause or by Mr. Stanton for good reason within two years following a change of control of the Company (excluding the Business Combination), subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement and described below under “Potential Payments Upon Termination or Change of Control.”

Employment Agreements with Mr. Dopfer and Dr. Glingener

On January 28, 2015, Adtran Networks entered into an employment agreement with Ulrich Dopfer, who became the Senior Vice President and Chief Financial Officer of the Company on May 1, 2023 and was subsequently appointed the Company’s principal accounting officer and Corporate Secretary and Treasurer on May 10, 2023. On April 1, 2006, Adtran Networks entered into an employment agreement with Christoph Glingener, the former CEO of Adtran Networks and current Chief Technology Officer of the Company, a position he has held since September 1, 2022. Mr. Dopfer’s and Dr. Glingener’s employment agreements with Adtran Networks are collectively referred to as the “Adtran Networks Employment Agreements”). Each of the Adtran Networks Employment Agreements is extended by amendment each year. Under the Adtran Networks Employment Agreements, the executive’s compensation each year is determined by the Adtran Networks supervisory board (which is similar to the board of directors of a U.S. company) in its sole discretion. The executives receive an annual base salary and are also eligible to receive an annual and/or long-term fixed or variable bonus award, as well as certain equity awards. Additionally, the Adtran Networks Employment Agreements provide that the executives are eligible to participate in all executive benefit plans described above under “Benefits and Perquisites” and will be reimbursed for reasonable out-of-pocket business expenses for travel and meals. As discussed above, on December 1, 2023, the Company’s Compensation Committee authorized temporary reductions in base salary for the NEOs, including Mr. Dopfer and Dr. Glingener. Pursuant to amendments to each of the Adtran Networks Employment Agreements, each individual’s salary was reduced by 25%, effective from November 1, 2023 through July 31, 2024.

Under the terms of the Adtran Networks Employment Agreements, the executives are eligible for specified termination payments and benefits in the event of a termination of their employment due to death or inability to work as more specifically provided for in the Adtran Networks Employment Agreements and described below under “Potential Payments Upon Termination or Change of Control.” The Adtran Networks Employment Agreements contain customary noncompetition and nondisclosure covenants applicable to the executives.

Consulting Agreement with Mr. Foliano

On June 28, 2023, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Foliano in connection with his retirement from the Company effective as of such date. Pursuant to the Consulting Agreement, Mr. Foliano will continue to provide strategic and operational consulting services to the Company and its affiliates from July 1, 2023 through June 30, 2024 (subject to earlier termination), and the Company will pay Mr. Foliano an hourly consulting fee and reimburse him for any reasonable expenses incurred in connection with the provision of his services. The Consulting Agreement contains customary confidentiality provisions. In addition, in connection with Mr. Foliano’s retirement, the Compensation Committee approved (i) the accelerated vesting of Mr. Foliano’s outstanding unvested RSUs and (ii) the extension of the exercise period of Mr. Foliano’s vested stock options until the end of each respective option’s term.

Clawback Policies

The Board previously adopted a policy providing that, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will recover incentive-based compensation paid to current or former executive officers of the Company during the three years prior to the date as of which the accounting restatement is required, to the extent that any of that compensation was based upon the erroneous data that made the restatement necessary (the “Original Clawback Policy”). Under the Original Clawback Policy, incentive-based compensation includes RSUs, PSUs, and other cash or equity-based compensation awards. To implement this policy, the Board had entered into a clawback agreement with each of the NEOs providing for their agreement to such repayment.

In addition, in October 2023, we adopted a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “New Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act, including all of our NEOs. Under the New Clawback Policy, if there is a restatement of our financial results, the Company will recover any erroneously awarded incentive compensation from such officers during a three-year lookback period. In connection with the adoption of the New Clawback Policy, the Board approved an amendment and restatement of the Original Clawback Policy, which applies to compensation received prior to October 2, 2023.

On August 14, 2023, the Company filed amendments to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 in order to restate the consolidated financial statements included in the original filings (the “August 2023 Restatement”). The

Compensation Committee has determined that the August 2023 Restatement did not result in the recoupment of any compensation under the New Clawback Policy because it did not affect any incentive compensation received (as defined in the New Clawback Policy) after October 2, 2023. In addition, the Compensation Committee determined that recovery was not required under the Original Clawback Policy because the accounting restatement had no effect on the Company’s performance metrics (Adjusted EBIT and revenue) for the affected periods. Accordingly, no compensation was required to be recouped by the Company under either the New Clawback Policy or the Original Clawback Policy.

On March 15, 2024, the Company filed amendments to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023 in order to, among other items, restate the consolidated financial statements included in the original filings (the “March 2024 Restatement”). The Compensation Committee has determined that the March 2024 Restatement did not result in the recoupment of any compensation under the Original Clawback Policy or the New Clawback Policy because it had no effect on the Company’s performance metrics (Adjusted EBIT and revenue) for the affected periods. Accordingly, no compensation was required to be recouped by the Company under either the New Clawback Policy or the Original Clawback Policy.

Policy Against Hedging Instruments and Pledging

Under the Company’s Insider Trading Policy, certain employees, including executive officers, and directors of the Company, as well as their immediate family members and entities over which such persons exercise control, are prohibited from entering into hedging or monetization transactions or similar arrangements that are designed to hedge or offset any decrease in the market value of equity securities of the Company held directly or indirectly by the employee or director. Additionally, certain employees, including executive officers, and directors are prohibited from short-term and options trading, holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax Considerations

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation over $1 million paid to the Company’s CEO and certain other executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to specified executives is not deductible for fiscal years beginning after December 31, 2017.

With the enactment of the Tax Act, the Compensation Committee reviewed and assessed the impact of the law on our compensation programs and design. While the Committee may consider the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions, as noted above, and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent, the Committee may approve compensation that is not deductible by the Company for tax purposes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Nikos Theodosopoulos, Chairman
H. Fenwick Huss
Gregory J. McCray
Balan Nair

Summary Compensation Table

The following table sets forth, for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021, the total compensation paid to or earned by each of the Company’s NEOs. Additional information about our executive compensation program, including the terms of the various short-term and long-term incentive awards, can be found in the Compensation Discussion and Analysis contained in this Proxy Statement.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Thomas R. Stanton	2023	913,699	—	4,918,164	—	0	—	15,798	5,847,661
Chief Executive Officer	2022	865,676	—	8,632,599	—	963,768	—	14,669	10,467,712
	2021	709,988	250,000	2,503,918	—	1,037,520	—	13,930	4,515,356
Ulrich Dopfer (7)	2023	356,705	—	835,743	—	0	—	12,833	1,205,281
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer
James D. Wilson, Jr. Chief Revenue Officer	2023 2022 2021	387,593 375,067 360,641	— — 35,000	1,626,272 567,728 568,846	50,465 — —	59,228 189,582 189,819	— — —	13,200 12,200 11,600	2,136,758 1,144,577 1,165,906
Christoph Glingener (8) Chief Technology Officer	2023 2022	335,377 122,113	— —	790,543 —	— —	0 —	— —	16,713 7,288	1,142,633 129,401
Michael K. Foliano (9) Former Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	2023 2022 2021	220,753 400,123 381,069	— 500,000 100,000	— 756,946 673,532	— — —	0 193,859 238,656	— — —	460,466 12,200 11,650	681,219 1,863,128 1,404,907

(1)

As discussed above, on December 1, 2023, the Compensation Committee authorized the following temporary reductions in base salary for the NEOs, which individuals had voluntarily agreed to prior to the Committee’s approval: a 50% reduction in base salary for Mr. Stanton and a 25% reduction in base salary for each of Mr. Dopfer, Mr. Wilson and Dr. Glingener. Mr. Stanton’s and Mr. Wilson’s salary reductions are effective from October 30, 2023 through July 31, 2024, and Mr. Dopfer’s and Dr. Glingener’s salary reductions are effective from November 1, 2023 through July 31, 2024.

(2)	There were no cash bonuses paid by the Company in 2023.
(3)

Amounts for 2023, 2022 and 2021 include the aggregate grant date fair value of time-based RSUs, market-based PSUs, performance-based PSUs and stock options, each as described below and computed in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). For a description of the assumptions used to determine these amounts, see the Stock-Based Compensation note to the consolidated financial statements in our Annual Report on Form 10-K for each of the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021. Amounts do not include phantom stock acquired due to the “reinvestment” of dividends paid on equity deferred under the Company’s equity deferral program, as the amounts of future dividends are factored into the grant date fair value of the awards.

Annual Stock Awards: Amounts for 2023 and 2021 include the aggregate grant date fair value of annual stock awards, including grants of time-based RSUs and market-based PSUs. The grant date fair values of the time-based RSUs are based on the closing price of our common stock on the grant date. The grant date fair values of the market-based PSUs are based on the probable outcome of the performance conditions as of the grant dates (taking into account a Monte Carlo simulation applicable to the market-based performance metric, or $22.31 for the market-based PSUs granted on January 20, 2023 and $9.88 for the market-based PSUs granted on May 24, 2023, and $26.07 for the market-based PSUs granted in 2021). The maximum values of the market-based PSUs (calculated by multiplying the maximum potential number of market-based PSUs that could be earned by the grant date fair values set forth above) are: for Mr. Stanton, $2,187,239 and $1,183,044 for the 2023 and 2021 awards, respectively; for Mr. Dopfer, $132,372 for the 2023 awards; for Mr. Wilson, $295,329 and $249,333 for the 2023 and 2021 awards, respectively; for Dr. Glingener, $113,003 for the 2023 awards; and for Mr. Foliano, $263,450 for the 2021 awards. There can be no assurance that the grant date fair value will ever be realized. The Compensation Committee did not make annual stock awards in 2022.

Long-Term Financial Plan Stock Awards (3-year awards): Amounts for 2023, 2022 and 2021 include the aggregate grant date fair value of the performance-based PSUs granted pursuant to the 2023 Long-Term Financial Plan (the 2023 awards) or the 2020 Long-Term Financial Plan (the 2022 and 2021 awards). The grant date fair values of the performance-based PSUs are based on the closing stock price on the grant date. The maximum values of the performance-based PSUs (calculated by multiplying the maximum potential number of performance-based PSUs that could have been earned by the grant date fair value) are: for Mr. Stanton, $1,800,009, $1,767,928 and $1,497,365 for the 2023, 2022 and 2021 awards, respectively; for Mr. Dopfer, $790,191 for the 2023 awards; for Mr. Wilson, $1,500,008, $442,002 and $374,353 for the 2023, 2022 and 2021 awards, respectively; for Dr. Glingener, $790,191 for the 2023 awards; and for Mr. Foliano, $589,303 and $499,122 for the 2022 and 2021 awards, respectively. There can be no assurance that the grant date fair value will ever be realized. In connection with the Business Combination, the outstanding performance-based PSUs granted in 2022 and 2021 were converted into time-based RSUs at the target level of performance on July 8, 2022, resulting in a “modification” to such performance-based PSUs. Therefore, the amounts for 2022 also include the incremental fair market value of the PSU awards granted in 2022 and 2021 that were modified as of July 8, 2022, which was $1,033,656 for Mr. Stanton, $258,422 for Mr. Wilson, and $344,552 for Mr. Foliano.

Equity Portion of Integration Awards: Amounts for 2023 also include the aggregate grant date fair value of the performance-based PSUs granted pursuant to the Integration Bonus Plan. The grant date fair values of the performance-based PSUs are based on the closing stock price on the grant date. The maximum values of the performance-based PSUs (calculated by multiplying the maximum potential number of performance-based PSUs that could have been earned by the grant date fair value) are: for Mr. Stanton, $659,998; for Mr. Dopfer, $142,546; for Mr. Wilson, $267,355; and for Dr. Glingener, $121,686. There can be no assurance that the grant date fair value will ever be realized.

2022 One-Time CEO Grants: With respect to Mr. Stanton, such amount for 2022 also reflects the one-time equity grants he received in 2022 in connection with the Business Combination. See “Elements of 2022 Executive Compensation—Long-Term Incentive Awards—Business Combination-Related One-Time Grants to Mr. Stanton” in the Definitive Proxy Statement filed on March 28, 2023 for additional information regarding the structure of these time-based RSUs and market-based PSUs.

(4)

This amount represents the grant date fair value of a one-time grant of 16,878 stock options to Mr. Wilson in connection with his salary reduction approved on December 1, 2023 pursuant to the Business Efficiency Program. The grant date fair value is computed in accordance with the Stock Compensation Topic of the FASB ASC. There can be no assurance that the grant date fair value will ever be realized.

(5)

See “Elements of 2023 Executive Compensation—Short-Term Cash Incentives—2023 Bonus Program” above for a description of the annual cash incentive awards granted to the NEOs during 2023. As the performance thresholds for the 2023 bonus program were not achieved during either of the first two quarters of 2023 or the second half of 2023, none of the NEOs received a payout under the 2023 bonus program. The Company’s annual cash incentive awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” For Mr. Wilson, this amount represents a sales incentive payment of $59,228 earned during 2023.

(6)	All Other Compensation for 2023 for each NEO consists of the following:

Name	Company Contributions to 401(k) Plan ($) (a)	Perquisites ($) (b)	Modifications of Equity Awards ($) (c)	Total ($)
Thomas R. Stanton	13,200	2,598	—	15,798
Ulrich Dopfer	7,167	5,666	—	12,833
James D. Wilson, Jr.	13,200	—	—	13,200
Christoph Glingener	—	16,713	—	16,713
Michael K. Foliano	13,200	42,080	405,186	460,466

(a)	Represents the Company’s contributions in 2023 to each NEO’s 401(k) retirement plan account, other than Dr. Glingener.
(b)

For Mr. Stanton, this amount represents premiums paid by the Company for continued additional medical benefits. For Mr. Dopfer, this amount represents a car allowance. For Dr. Glingener, this amount represents the taxable benefit of his use of a Company car ($6,717) and contributions by the Company toward his German pension insurance ($8,770) and German unemployment insurance ($1,226). Dr. Glingener’s amounts are reflected in the table in U.S. dollars and were converted from their Euro amounts to U.S. dollars using the average Euro to U.S. dollar foreign currency exchange rate for 2023, or 1.0765. For Mr. Foliano, this amount represents his accrued but unused vacation time that was paid out upon his retirement from the Company effective June 28, 2023.

(c)

In connection with Mr. Foliano’s retirement from the Company effective June 28, 2023, the Compensation Committee exercised its discretion on April 14, 2023 to accelerate the vesting of his unvested time-based RSUs and modify his vested but unexercised stock options so that such options did not expire upon his retirement. This amount represents the value of Mr. Foliano’s unvested time-based RSUs as of the date of accelerated vesting ($381,714) and the incremental fair value of his unexercised stock options as of the date of modification ($23,472).

(7)

Compensation information is not provided for Mr. Dopfer for 2022 or 2021, as he was not an executive officer of the Company until May 1, 2023. The amounts reported for Mr. Dopfer reflect the amounts paid by the Company throughout all of 2023.

(8)

Compensation information is not provided for Dr. Glingener for 2021, as he was not an executive officer of the Company until September 1, 2022. The salary amount reported for Dr. Glingener in 2022 reflects salary earned and paid after the Business Combination. The amounts included in the table are in U.S. dollars, but Dr. Glingener received his salary in Euros. To convert his Euro amounts to U.S. dollars for the table, we used the average Euro to U.S. dollar foreign currency exchange rate for 2023 (1.0765) and for 2022 (1.0515).

(9)

Mr. Foliano did not receive an Integration Award or any equity awards in 2023 due to his target award under the 2023 cash bonus program being increased from 60% of base salary to 80% of base salary and due to a one-time bonus earned at the end of 2022 related to the Business Combination. Mr. Foliano forfeited his 2023 cash incentive award in connection with his retirement from the Company effective June 28, 2023.

Grants of Plan-Based Awards in 2023

The following table provides certain information regarding the annual cash incentive compensation and equity incentive awards granted to our NEOs during the fiscal year ended December 31, 2023. Additional information about our executive compensation program, including the terms of the various short-term and long-term incentive awards, can be found in the Compensation Discussion and Analysis contained in this Proxy Statement.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas R. Stanton	1/20/2023 (2)	1	1,400,000	2,800,000	—	—	—	—	—	—	—
	1/20/2023 (3)	—	—	—	16,340	65,359	98,039	—	—	—	1,458,159
	1/20/2023 (4)	—	—	—	—	—	—	87,146	—	—	1,600,001
	3/1/2023 (5)	—	—	—	36,123	72,246	108,369	—	—	—	1,200,006
	3/1/2023 (6)	1	660,000	660,000	—	—	—	—	—	—	—
	3/1/2023 (7)	—	—	—	19,868	39,735	39,735	—	—	—	659,998
Ulrich Dopfer	1/20/2023 (2)	1	246,000	492,000	—	—	—	—	—	—	—
	5/24/2023 (3)	—	—	—	2,233	8,932	13,398	—	—	—	88,248
	5/24/2023 (4)	—	—	—	—	—	—	8,932	—	—	78,155
	5/24/2023 (5)	—	—	—	30,103	60,205	90,308	—	—	—	526,794
	5/24/2023 (6)	1	270,600	270,600	—	—	—	—	—	—	—
	5/24/2023 (7)	—	—	—	8,146	16,291	16,291	—	—	—	142,546
James D. Wilson, Jr.	1/20/2023 (2)	1	162,029	324,058	—	—	—	—	—	—	—
	1/20/2023 (8)	—	81,014	—	—	—	—	—	—	—	—
	1/20/2023 (3)	—	—	—	2,206	8,825	13,238	—	—	—	196,886
	1/20/2023 (4)	—	—	—	—	—	—	8,825	—	—	162,027
	3/1/2023 (5)	—	—	—	30,103	60,205	90,308	—	—	—	1,000,005
	3/1/2023 (6)	1	267,348	267,348	—	—	—	—	—	—	—
	3/1/2023 (7)	—	—	—	8,048	16,096	16,096	—	—	—	267,355
	12/1/2023 (8)	—	—	—	—	—	—	—	16,878	5.23	50,465
Christoph Glingener	1/20/2023 (2)	1	210,000	420,000	—	—	—	—	—	—	—
	5/24/2023 (3)	—	—	—	1,906	7,625	11,438	—	—	—	75,335
	5/24/2023 (4)	—	—	—	—	—	—	7,625	—	—	66,719
	5/24/2023 (5)	—	—	—	30,103	60,205	90,308	—	—	—	526,794
	5/24/2023 (6)	1	231,000	231,000	—	—	—	—	—	—	—
	5/24/2023 (7)	—	—	—	6,954	13,907	13,907	—	—	—	121,686
Michael K. Foliano (9)	1/20/2023 (2)	1	360,110	720,219	—	—	—	—	—	—	—

(1)

The values shown in this column represent the grant date fair values of the various awards as described below. For a description of the assumptions used to determine these amounts, see the Stock-Based Compensation note to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. With respect to the market-based PSUs, the grant date fair value of the target award is calculated by multiplying the target number of market-based PSUs by an amount based on the probable outcome of the performance conditions as of the grant date, using a Monte Carlo simulation, or $22.31 for the market-based PSUs granted on January 20, 2023 and $9.88 for the market-based PSUs granted on May 24, 2023. With respect to the time-based RSUs, the grant date fair value of the award is based on the closing stock price on the grant date. With respect to the performance-based PSUs granted pursuant to the 2023 Long-Term Financial Plan and the performance-based PSUs granted pursuant to the Integration Bonus Plan, the grant date fair value of the target award is calculated by multiplying the target number of performance-based PSUs by the closing stock price as of the grant date, or $16.61 for the performance-based PSUs granted on March 1, 2023 and $8.75 for the performance-based PSUs granted on May 24, 2023. With respect to the stock options granted to Mr. Wilson, the grant date fair value of the options is calculated by multiplying the underlying options by an amount based on the estimated fair value using the Black-Scholes option pricing model, or $2.99. There can be no assurance that the grant date fair value will ever be realized.

(2)

2023 Bonus Program: The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO under our bonus program in 2023. As the performance thresholds for the cash bonus program were not achieved during either of the first two quarters of 2023 or the second half of 2023, none of the NEOs received a payout under the 2023 bonus program.

(3)

Annual Stock Awards (Market-Based PSUs): The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO (except Mr. Foliano) under the market-based PSU awards granted in 2023. The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Annual Stock Awards on March 1, 2023, so this is the date used to determine the number of PSUs granted pursuant to this award. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(4)

Annual Stock Awards (Time-Based RSUs): The amounts shown in this row reflect the number of time-based RSUs granted to each NEO (except Mr. Foliano) in 2023. The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Annual Stock Awards on March 1, 2023, so this is the date used to determine the number of RSUs granted pursuant to this award. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(5)

Long-Term Financial Plan Stock Awards (3-year awards): The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO (except Mr. Foliano) under the performance-based PSU awards granted in 2023 pursuant to the 2023 Long-Term Financial Plan. The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Long-Term Financial Plan Stock Awards on March 1, 2023, so this is the date used to determine the number of PSUs granted pursuant to this award. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(6)

Cash Bonus Portion of Integration Awards: The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO (except Mr. Foliano) under the Integration Bonus Plan, which consists of a combination of performance-based PSUs (described below in footnote 7 to this table) and a cash bonus amount. The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Integration Awards on March 1, 2023. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is considered the grant date of these awards.

(7)

Equity Portion of Integration Awards: The amounts shown in this row reflect the threshold, target and maximum amounts potentially payable to each NEO (except Mr. Foliano) under the Integration Bonus Plan, which consists of a combination of a cash bonus amount (described above in footnote 6 to this table) and performance-based PSUs. The Compensation Committee approved Mr. Dopfer’s and Dr. Glingener’s Integration Awards on March 1, 2023, so this is the date used to determine the number of PSUs granted pursuant to this award. However, the grants were part of a revised remuneration system that required approval by the Adtran Networks shareholders at the Annual Shareholder Meeting on May 24, 2023, so this is the date used to calculate the grant date fair value of these awards.

(8)

2023 Sales Incentive Arrangement: Mr. Wilson was also eligible to earn a sales incentive payment during 2023, and his target established by the Compensation Committee was $81,014. There is no threshold or maximum level of sales applicable to this arrangement.

(9)

2023 One-Time Grant of Stock Options to Mr. Wilson: The amount shown in this row reflects the number of stock options granted to Mr. Wilson on December 1, 2023 in connection with his salary reduction approved on that date pursuant to the Business Efficiency Program.

(10)

Mr. Foliano did not receive an Integration Award or any equity awards in 2023 due to his target award under the 2023 cash bonus program being increased from 60% of base salary to 80% of base salary and due to a one-time bonus earned at the end of 2022 related to the Business Combination. Mr. Foliano forfeited his 2023 cash incentive award in connection with his retirement from the Company effective June 28, 2023.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information regarding all outstanding equity awards held by our NEOs as of December 31, 2023.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Thomas R. Stanton	11/14/2014	94,207	—		—	18.97	—		—	—		—
	11/14/2015	94,207	—		—	15.33	—		—	—		—
	11/16/2020	—	—		—	—	12,563	(4)	92,212	—		—
	11/17/2021	—	—		—	—	15,127	(4)	111,032	—		—
	11/17/2021	—	—		—	—	30,253	(5)	222,057	—		—
	7/13/2022	—	—		—	—	204,290	(6)	1,499,489	—		—
	11/16/2022	—	—		—	—	—		—	24,498	(7)	179,815
	1/20/2023	—	—		—	—	—		—	65,359	(8)	479,735
	1/20/2023	—	—		—	—	87,146	(4)	639,652	—		—
	3/1/2023	—	—		—	—	—		—	72,246	(9)	530,286
	3/1/2023	—	—		—	—	—		—	39,735	(10)	291,655
Ulrich Dopfer	5/15/2021	—	61,830		—	12.17	—		—	—		—
	5/15/2022	—	124,641		—	19.08	—		—	—		—
	5/24/2023	—	—		—	—	—		—	8,932	(8)	65,561
	5/24/2023	—	—		—	—	8,932	(4)	65,651	—
	5/24/2023	—	—		—	—	—		—	60,205	(9)	441,905
	5/24/2023	—	—		—	—	—		—	16,291	(10)	119,576
James D. Wilson, Jr.	11/16/2020	—	—		—	—	2,704	(4)	19,847	—		—
	11/17/2021	—	—		—	—	3,188	(4)	23,400	—		—
	11/17/2021	—	—		—	—	6,376	(5)	46,800	—		—
	1/20/2023	—	—		—	—	—		—	8,825	(8)	64,776
	1/20/2023	—	—		—	—	8,825	(4)	64,776	—		—
	3/1/2023	—	—		—	—	—		—	60,205	(9)	441,905
	3/1/2023	—	—		—	—	—		—	16,096	(10)	118,145
	12/1/2023	—	16,878	(11)	—	5.23	—		—	—		—
Christoph Glingener	5/15/2020	—	41,220		—	7.01	—		—	—		—
	5/15/2021	—	107,172		—	12.17	—		—	—		—
	5/15/2022	—	85,383		—	19.08	—		—	—		—
	5/24/2023	—	—		—	—	—		—	7,625	(8)	55,968
	5/24/2023	—	—		—	—	7,625	(4)	55,968	—		—
	5/24/2023	—	—		—	—	—		—	60,205	(9)	441,905
	5/24/2023	—	—		—	—	—		—	13,907	(10)	102,077
Michael K. Foliano	11/14/2014	17,307	—		—	18.97	—		—	—		—
	11/14/2015	16,934	—		—	15.33	—		—	—		—

(1)

The stock options granted under the 2006 Employee Plan and the 2015 Employee Plan vested 25% on each of the first four anniversaries of the grant date and expire ten years from the grant date. Mr. Dopfer’s and Dr. Glingener’s stock options were granted prior to the Business Combination pursuant to the 2011 ADVA Stock Option Right Program (the “2011 ADVA Option Program”) and were assumed by the Company in the Business Combination, such that they are now exercisable for Company common stock. In connection with this assumption, the assumed options are subject to the terms and conditions of the 2015 Employee Plan, except with respect to the vesting and expiration terms, which continue to be governed by the 2011 ADVA Option Program. Mr. Dopfer’s and Dr. Glingener’s stock options become exercisable on the fourth anniversary of the execution of the applicable award agreement and expire seven years from such date of execution.

(2)

For Mr. Dopfer and Dr. Glingener, the option exercise price presented was calculated by dividing the exercise price of the applicable Adtran Networks stock option immediately prior to the closing of the Business Combination by the exchange ratio applicable to the Business Combination, converted into U.S. dollars at the applicable foreign exchange rate on the date of the closing.

(3)

The market value is based on the closing price of our common stock on Nasdaq on December 29, 2023, the last trading day of 2023, of $7.34, multiplied by the number of unvested time-based RSUs or unearned PSUs, as applicable.

(4)	The time-based RSUs granted under the 2015 Employee Plan and the 2020 Employee Plan vest 25% on each of the first four anniversaries of the grant date.

(5)

In connection with the Business Combination, all outstanding performance-based PSUs and market-based PSUs granted to the NEOs converted into time-based RSUs at the target level of performance on July 8, 2022 and vest on the last day of the three-year performance period, subject only to a continued service requirement.

(6)

As established in Mr. Stanton’s Employment Agreement (discussed above), 75% of the time-based RSUs that he received on July 13, 2022 will vest on the 24-month anniversary of the grant date and 6.25% of the RSUs will vest on each of the 27-month, 30-month, 33-month and 36-month anniversaries of the grant date.

(7)

As established in Mr. Stanton’s Employment Agreement, the market-based PSUs granted to Mr. Stanton on November 16, 2022 are subject to vesting based on the Company’s relative TSR against a peer group over a performance period from the grant date through December 31, 2024. The amount in this column reflects the threshold performance level for such market-based PSUs and is not necessarily indicative of the amount that may actually be earned by Mr. Stanton. See “Elements of 2022 Executive Compensation—Long-Term Incentive Awards—Business Combination-Related One-Time Grants to Mr. Stanton” in the Definitive Proxy Statement filed on March 28, 2023 for additional information regarding the structure of these market-based PSUs.

(8)

Recipients are eligible to earn the market-based PSUs granted pursuant to the Annual Equity Awards based on the Company’s relative TSR performance over a three-year performance period from the grant date. The amount in this column reflects the target performance level for such market-based PSUs and is not necessarily indicative of the amount that may actually be earned by the NEO.

(9)

Recipients are eligible to earn the performance-based PSUs granted pursuant to the 2023 Long-Term Financial Plan based on the Company’s Adjusted EBIT over a performance period beginning on the grant date and ending on December 31, 2025, except with respect to Mr. Stanton, who will receive three annual grants of performance-based PSUs with vesting schedules of approximately three years (the 2023 grant), two years (the 2024 grant) and one year (the 2025 grant). The amount in this column reflects the target performance level for such performance-based PSUs and is not necessarily indicative of the amount that may actually be earned by the NEO.

(10)

Recipients are eligible to earn performance-based PSUs pursuant to these one-time Integration Awards based on the achievement of cost savings targets related to the Business Combination over a performance period from the grant date through December 31, 2024. The amount in this column reflects the target performance level for such performance-based PSUs and is not necessarily indicative of the amount that may actually be earned by the NEO.

(11)

Mr. Wilson received a one-time grant of stock options under the 2020 Employee Plan in connection with his salary reduction approved on December 1, 2023 pursuant to the Business Efficiency Program. These stock options vest in equal installments over two years from the grant date.

Option Exercises and Stock Vested in 2023

The following table sets forth information with respect to time-based RSUs that vested and market-based and performance-based PSUs that converted into time-based RSUs in connection with the Business Combination and vested, in each case during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Thomas R. Stanton	—	—	87,049	471,150
Ulrich Dopfer	—	—	—	—
James D. Wilson, Jr.	—	—	18,814	101,836
Christoph Glingener	—	—	—	—
Michael K. Foliano	—	—	36,952	381,714

(1)

Represents (i) with respect to the NEOs other than Mr. Foliano, (A) the time-based RSUs that vested in 2023, which RSUs vest 25% on each of the first four anniversaries of the respective grant date, and (B) the market-based and performance-based PSUs that converted into time-based RSUs at the target level of performance on July 8, 2022 in connection with the Business Combination and vested at the conclusion of the applicable performance period, subject only to a continued service requirement through such date, and (ii) with respect to Mr. Foliano, the time-based RSUs that vested on April 14, 2023 pursuant to the Compensation Committee’s exercise of its discretion to accelerate the vesting of his unvested time-based RSUs in connection with his retirement from the Company.

(2)

The value realized upon the vesting of the time-based RSUs (including the PSUs that converted into time-based RSUs) is calculated based upon the closing price of our common stock on Nasdaq on the applicable vesting dates.

Equity Compensation Plans

2006 Employee Stock Incentive Plan

In 2006, we adopted the ADTRAN Holdings, Inc. 2006 Employee Stock Incentive Plan, as amended (the “2006 Employee Plan”), under which awards of stock options, RSUs, PSUs and restricted stock were granted to certain of our employees pursuant to the terms of award agreements. The 2006 Employee Plan expired in January 2016, so no additional awards are available for issuance. Outstanding awards granted prior to the expiration remain subject to the terms of the 2006 Employee Plan.

Change of Control and Other Transactions. Upon a change of control (as defined in the 2006 Employee Plan), which includes a reorganization or other corporate transaction, any outstanding awards shall immediately become fully exercisable or vested, unless otherwise determined by the Compensation Committee and set forth in the applicable award agreement. See “Potential Payments Upon Termination or Change of Control.” In the event of a reorganization or other corporate transaction, the Compensation Committee may decide that awards will apply to securities of the resulting corporation, that any or all options will be immediately exercisable, and/or that options will be immediately exercisable and terminate after 30 days’ notice to holders.

Amendment and Termination. Our Board of Directors may amend or terminate any award agreement entered into pursuant to the 2006 Stock Incentive Plan at any time. However, no amendment may adversely affect the rights of holders of outstanding awards without their consent, and no award agreement may be amended to reprice any award.

2015 Employee Stock Incentive Plan

In 2015, we adopted the ADTRAN Holdings, Inc. 2015 Employee Stock Incentive Plan, as amended (the “2015 Employee Plan”), under which awards of stock options, RSUs and PSUs have been granted to our employees pursuant to the terms of award agreements. The 2015 Employee Plan was replaced with the 2020 Employee Plan (as defined below), but outstanding awards granted under the 2015 Employee Plan will remain subject to the terms of such plan.

Change of Control and Other Transactions. Upon a corporate transaction, including a change of control (as defined in the 2015 Employee Plan), the Compensation Committee may make appropriate adjustments to the shares available for, and the exercise price and/or base value of, awards and other actions it deems appropriate including, without limitation, providing that awards will be: (i) substituted for equivalent awards; (ii) upon reasonable prior written notice, terminated without payment if not exercised within a certain period (for stock options) or terminated if not accepted within a certain period (for time-based RSUs); (iii) terminated in exchange for payment; (iv) fully vested and exercisable; and/or (v) with respect to PSUs, issued based on the higher of the actual attainment of the performance targets or the participant’s target award. See “Potential Payments Upon Termination or Change of Control.”

Amendment and Termination. The Board may amend or terminate any award agreement entered into pursuant to the 2015 Employee Plan at any time. However, no amendment may adversely affect the rights of holders of outstanding awards without their consent, and no award agreement may be amended to reprice any award.

2020 Employee Stock Incentive Plan

The Board of Directors adopted the ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (as amended and restated, the “2020 Employee Plan”) on March 6, 2020, and the Company’s stockholders approved the 2020 Employee Plan at the 2020 Annual Meeting of Stockholders on May 13, 2020. The purpose of the 2020 Employee Plan is to further the growth and development of the Company by offering certain employees and key service providers and advisors of the Company and our subsidiaries the opportunity to obtain an ownership interest in the Company. The 2020 Employee Plan also provides such individuals with an added incentive to continue in the employment and/or service, promote the growth, efficiency and profitability, and help attract outstanding individuals to the service, of the Company and its subsidiaries. The following is a summary of the material terms and provisions of the 2020 Employee Plan:

Administration. Under the 2020 Employee Plan, the Board appoints a committee to administer the 2020 Employee Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2020 Employee Plan. Among other powers and duties, the Committee has the authority to interpret the 2020 Employee Plan, to prescribe, amend, and rescind rules and regulations relating to the 2020 Employee Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2020 Employee Plan. With respect to awards to non-officer employees and service providers, the Plan authorizes the Company’s CEO to grant awards using the form of award agreement approved by the Committee.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2020 Employee Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2020 Employee Plan is limited to 2,772,000 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans as described below, with no more than 500,000 shares awarded to any participant during any calendar year, subject to adjustment as provided in the 2020 Employee Plan. All such shares that are available for issuance under the 2020 Employee Plan can be used to grant incentive stock options (“ISOs”). Common stock subject to awards and other provisions of the 2020 Employee Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

If an award under the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2020 Employee Plan. If the exercise price of a stock option, base value (defined below) of a stock appreciation right (“SAR”) or tax withholding obligations are satisfied by tendering shares of common stock to the Company or by withholding shares of common stock, the number of shares of stock so tendered or withheld will not be available again for issuance under the 2020 Employee Plan.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price and/or base value of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee (or, for participants other than officers, the Company’s CEO) also has the power, in connection with a participant’s separation from service, to accelerate vesting of outstanding awards or allow continued vesting and exercise of outstanding awards over their original vesting and exercise period.

Types of Awards. The 2020 Employee Plan permits grants of ISOs, nonqualified stock options (“NQSOs”), SARs, restricted stock and restricted stock units (“RSUs”). Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

Performance-Based Awards. Awards under the 2020 Employee Plan may be subject to certain performance measures and the Committee must certify attainment of the performance measures before any payment of the award is made. Unless the Committee specifies otherwise in the award agreement or approved by separate action of the Committee (or CEO) as described under Adjustments above, if restricted stock or RSUs are subject to performance-based vesting, then upon the participant’s death or disability, or upon a change of control, a portion of the award becomes immediately vested on a pro-rata basis (based on the portion of the performance period that has elapsed), as if the performance measures had been achieved at target.

Corporate Transaction; Change of Control. Upon a corporate transaction, including a change of control, the Committee may make appropriate adjustments to the shares available for, and the exercise price and/or base value of, awards and other actions it deems appropriate including, without limitation, providing that awards will be: (i) substituted for equivalent awards; (ii) upon reasonable prior written notice, terminated without payment if not exercised within a certain period (for stock options and SARs) or terminated if not accepted within a certain period (for restricted stock and RSUs); (iii) terminated in exchange for payment; (iv) fully vested and exercisable; and/or (v) with respect to performance-based awards, settled based on the higher of the actual attainment of the performance targets or the participant’s target award.

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2020 Employee Plan, to suspend the operation of the 2020 Employee Plan or any of its provisions for any period or periods, or to terminate the 2020 Employee Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who has an outstanding award without the consent of the participant. No modification or amendment of the 2020 Employee Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange. Unless earlier terminated by the Board, the 2020 Employee Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 13, 2030.

On February 29, 2024, the Board adopted the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “2024 Employee Plan”), as described in more detail in Proposal 2 of this Proxy Statement, which is subject to stockholder approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Compensation Committee intends to grant all future incentive awards to certain employees and key service providers and advisors under the 2024 Employee Plan and no additional grants will be made under the 2020 Employee Plan.

2020 Directors Stock Plan

The Board of Directors adopted the ADTRAN Holdings, Inc. 2020 Directors Stock Plan (as amended, the “2020 Directors Plan”) on March 6, 2020, and the Company’s stockholders approved the 2020 Directors Plan at the 2020 Annual Meeting of Stockholders on May 13, 2020. The purpose of the 2020 Directors Plan is to further the growth and development of the Company by encouraging non-employee directors to obtain a proprietary interest in the Company by owning its stock. The following is a summary of the material terms and provisions of the 2020 Directors Plan:

Administration. Under the 2020 Directors Plan, the Board appoints a committee to administer the 2020 Directors Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2020 Directors Plan. Among other powers and duties, the Committee has the authority to interpret the 2020 Directors Plan, to prescribe, amend, and rescind rules and regulations relating to the 2020 Directors Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2020 Directors Plan.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2020 Directors Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2020 Directors Plan is limited to 373,000 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans as described below. Common stock subject to awards and other provisions of the 2020 Directors Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

If an award under the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2020 Directors Plan. If the exercise price of a stock option or tax withholding obligations are satisfied by tendering shares of common stock to the Company or by withholding shares of common stock, the number of shares of stock so tendered or withheld will not be available again for issuance under the 2020 Directors Plan.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee also has the power, in connection with a director’s termination of service, to accelerate vesting of outstanding awards or allow continued vesting of outstanding awards over their original vesting period.

Types of Awards. The Committee, in its discretion, may award stock options, restricted stock and restricted RSUs under the 2020 Directors Plan. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

Corporate Transaction; Change of Control. Upon a corporate transaction, including a change of control, the Committee may make appropriate adjustments to the shares available for, and the exercise price of, awards and other actions it deems appropriate including, without limitation, providing that awards will be: (i) substituted for equivalent awards; (ii) upon reasonable prior written notice, terminated without payment if not exercised within a certain period (for stock options) or terminated if not accepted within a certain period (for restricted stock and RSUs); (iii) terminated in exchange for payment; (iv) fully vested and exercisable; and/or (v) with respect to performance-based awards, settled based on the higher of the actual attainment of the performance targets or the participant’s target award.

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2020 Directors Plan, to suspend the operation of the 2020 Directors Plan or any of its provisions for any period or periods, or to terminate the 2020 Directors Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who has an outstanding award without the consent of the participant. No modification or amendment of the 2020 Directors Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange. Unless earlier terminated by the Board, the 2020 Directors Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 13, 2030.

On February 29, 2024, the Board adopted the ADTRAN Holdings, Inc. 2024 Directors Stock Plan (the “2024 Directors Plan”), as described in more detail in Proposal 3 of this Proxy Statement, which is subject to stockholder approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Compensation Committee intends to grant all future incentive awards to non-employee directors under the 2024 Directors Plan and no additional grants will be made under the 2020 Directors Plan.

Nonqualified Deferred Compensation in 2023

The following table sets forth information regarding the deferred compensation plans in which our NEOs participated in 2023.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (1)
Thomas R. Stanton	—	—	3,668,207	—	22,965,109
Ulrich Dopfer	—	—	—	—	—
James D. Wilson, Jr.	—	—	(192,149)	—	143,442
Christoph Glingener	—	—	—	—	—
Michael K. Foliano	—	—	(303,231)	—	1,708,116

(1)

These amounts reflect the following amounts that have been reported as compensation to the NEO in previous proxy statements: Mr. Stanton, $21,970,186; Mr. Wilson, $335,592; and Mr. Foliano, $2,011,347.

We maintain the ADTRAN Holdings, Inc. Deferred Compensation Plan for Employees, the ADTRAN Holdings, Inc. Deferred Compensation Plan for Directors, the ADTRAN Holdings, Inc. Equity Deferral Program for Employees and the ADTRAN Holdings, Inc. Equity Deferral Program for Directors. These four plans were originally a single deferred compensation plan; however, for administrative purposes, we restated that single plan into four separate plans which we refer to herein, collectively, as a single “Deferred Compensation Plan.” This Deferred Compensation Plan is offered as a supplement to our tax-qualified 401(k) plan and is available to our officers and directors who have been duly appointed or elected by our Board of Directors or stockholders, as applicable.

The Deferred Compensation Plan allows participants to defer a portion of their salaries and all or a portion of their annual VICC and equity awards, and permits us to make matching contributions on a discretionary basis, without the limitations that apply to the 401(k) plan. To date, we have not made any matching contributions under this plan. All contributions are unfunded and are credited to bookkeeping accounts for the participants, although we have set aside assets in a rabbi trust to pay for the benefits under the Deferred Compensation Plan. Each participant’s account is credited with earnings as if the account were invested as elected by the participant among pre-approved mutual funds. Benefits are usually distributed or begin to be distributed on the first day of the month following the six-month anniversary of the participant’s separation from service. Benefits will be paid in a single lump sum cash payment, and any deferred stock awards will be paid in whole shares of Adtran common stock with fractional shares paid in cash; however, a participant may, in some cases, elect to receive a portion of his or her benefit in installments paid over three or ten years.

Under the Deferred Compensation Plan, participants are entitled to receive their benefits upon termination of employment (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code). The amount they receive is based on their account balance, which would consist of their contributions to the plan and any earnings as described above. Benefits are not payable from the plan until the first day of the month following the six-month anniversary of the participant’s separation from service.

Potential Payments Upon Termination or Change of Control

This section describes the limited benefits that would be provided to our NEOs under our executive compensation arrangements upon a change of control of the Company or following termination of employment (provided, in some cases further described below, the termination must be a “separation from service” as defined in Section 409A of the Internal Revenue Code). We also provide tables below showing the potential benefits payable to each of our NEOs upon a change of control of the Company or following termination of employment as of December 31, 2023.

Discussion of Potential Benefits Under Various Arrangements

Cash Incentive Compensation

Under the Company’s annual variable incentive compensation (“VICC”) programs, which are established pursuant to the Company’s Variable Incentive Compensation Plan, a plan participant must be employed by the Company through the date that payment of an award is scheduled to be made for a plan year to be eligible to receive any award for such year. If a termination of employment for any reason occurred on December 31, 2023, the executive would be disqualified from the VICC program for 2023 and any VICC would be forfeited. In the event of a change of control of the Company, each executive will receive an immediate lump sum cash payment of the VICC award in an amount consistent with the expected level of achievement and for a proportionate share of the annualized amount for the part-year period ending on the change of control event.

Under Mr. Wilson’s sales incentive arrangement, upon various termination events and a change of control of the Company, he is entitled to receive his earned compensation through the date of such event. If his employment is terminated by the Company for cause, management has sole discretion to pay his earned compensation through the date of termination, but the tables below assume that management would not exercise such discretion.

Incentive Plans

2006 Employee Plan

There are no unvested options that were granted under our 2006 Employee Plan. Vested options may be exercised (i) for one year after termination due to death, disability or retirement, (ii) for 90 days after termination for any other reason (other than for cause) and (iii) for three (3) months after a termination of employment following a change of control for any reason other than death, disability, termination for cause or voluntary termination.

2015 Employee Plan and 2020 Employee Plan

Under our 2015 Employee Plan and 2020 Employee Plan, all awards (or portions thereof) that remain unexercisable or unvested upon a participant’s termination of employment for any reason (provided the termination is a “separation from service” as defined in Section 409A of the Internal Revenue Code), other than as a result of death, disability or change of control, shall be forfeited by the participant immediately upon the date of such termination, unless the Compensation Committee decides otherwise. If such termination is the result of death or disability or if there is a change of control, then any outstanding awards shall immediately become fully exercisable or vested. With respect to outstanding PSU awards, upon one of the above accelerating events, a pro rata portion of the shares subject to such award shall be deemed earned equal to the target number of shares multiplied by a fraction, the numerator of which equals the number of days elapsed from the grant date to the date of the applicable acceleration event and the denominator of which equals the days in the performance period.

Mr. Dopfer’s and Dr. Glingener’s stock options were granted prior to the Business Combination pursuant to the 2011 ADVA Option Program and were assumed by the Company in the Business Combination, such that they now represent options to acquire Company common stock. In connection with this assumption, the assumed options are subject to the terms and conditions of the 2015 Employee Plan, except with respect to the expiration and vesting terms, which continue to be governed by the 2011 ADVA Option Program. Therefore, the terms of the 2015 Employee Plan described above with respect to treatment upon a termination of employment or change of control apply to Mr. Dopfer’s and Dr. Glingener’s stock options.

Employment Agreements

Mr. Stanton’s Employment Agreement

Under the terms of his Employment Agreement, Mr. Stanton is eligible for specified termination payments and benefits in the event of a termination of Mr. Stanton’s employment (i) due to his death or disability, (ii) by Mr. Stanton for good reason, by the Company without cause, or upon a non-renewal of the term of employment by the Company at the completion of the initial two-year term of employment, (iii) due to Mr. Stanton’s retirement (age 65 or age 55 and ten years of service) or (iv) in the event of a termination of employment by the Company without cause or by Mr. Stanton for good reason within two years following a change of control of the Company (excluding the Business Combination), subject to his execution and non-revocation of a release of claims in the Company’s favor and his compliance with confidentiality, non-competition, non-solicitation, non-disparagement and other covenants, all as more specifically provided for in the Employment Agreement.

Mr. Dopfer’s and Dr. Glingener’s Employment Agreements

Under the terms of their Employment Agreements with Adtran Networks, each of Mr. Dopfer and Dr. Glingener is eligible for specified termination payments and benefits in the event of a termination of his employment due to his death or inability to work as more specifically provided for in the Employment Agreements.

Tables Quantifying Potential Benefits for the NEOs

The following tables set forth the potential benefits payable to the NEOs (other than Mr. Foliano) pursuant to the arrangements described above, assuming a termination of employment or a change of control had occurred on December 31, 2023. The tables do not include: (i) compensation or benefits previously earned by the NEOs or equity incentive awards that were already fully vested prior to December 31, 2023; (ii) the amounts payable under the Deferred Compensation Plan that are disclosed in the table entitled “Nonqualified Deferred Compensation in 2023” above; or (iii) the value of any benefits (such as retiree health coverage, life insurance and disability coverage) provided on the same basis to substantially all other employees. As Mr. Foliano retired from the Company effective June 28, 2023, he is not included in any of the tables below except “Potential Benefits Upon a Termination Due to Retirement,” which table reflects the actual payments and benefits that he received upon his retirement.

Additional information applicable to all of the tables quantifying potential benefits for the NEOs includes:

•	Values of Dr. Glingener’s cash severance payments are expressed in U.S. dollars and have been converted using the average Euro to U.S. dollar foreign currency exchange rate for 2023, or 1.0765.

•

Values of equity-related benefits have been determined based on the closing price of the Company’s common stock on Nasdaq on December 29, 2023, the last trading day of 2023 ($7.34), multiplied by the number of applicable shares.

•

The treatment of the one-time Integration Awards granted to the NEOs in 2023 upon the various termination and change of control events described below is consistent with the treatment applicable to performance-based PSUs upon such events. As the cash component of the Integration Awards is only payable if the performance-based PSUs are earned at least at the threshold level, we believe it is appropriate to treat both components of these awards (the performance-based PSUs and the cash award) like “equity awards that are based on the achievement of performance goals” under Mr. Stanton’s Employment Agreement and Awards subject to performance-based vesting under the 2020 Employee Plan.

Potential Benefits Upon a Termination by the Company Without Cause or by the NEO for Good Reason

In the event of a termination of Mr. Stanton’s employment by the Company without “Cause” or by Mr. Stanton for “Good Reason” on December 31, 2023, he would have been entitled to the following:

•

The amount of cash severance represents (i) an amount equal to two (2) times the sum of Mr. Stanton’s base salary as of the separation date and target bonus for the year in which the termination occurred, payable in equal installments for the two-year period following the date of such termination, during which time he would be subject to certain restrictive covenants as set forth in his Employment

Agreement, and (ii) the actual cash bonus that he received for the 2023 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the value of (y) eighteen (18) months of reimbursements paid by the Company to Mr. Stanton for COBRA premiums paid by Mr. Stanton for such medical, dental and/or vision continuation coverage, during which time he would be subject to certain restrictive covenants as set forth in his Employment Agreement, and (z) an additional eighteen (18) months of COBRA reimbursements that will be paid in four (4) installments over such time period, which assumes Mr. Stanton has not become eligible for similar coverage from another source (collectively, the “COBRA Payments”).

•

Pursuant to Mr. Stanton’s Employment Agreement, he is not entitled to any of his outstanding PSUs if such a termination event occurs prior to the second anniversary of the effective date of the Employment Agreement (July 13, 2024).

•

The amount of his time-based RSUs represents the value of (i) the continued vesting of Mr. Stanton’s unvested RSUs that were granted prior to July 13, 2022, during which time he would be subject to certain restrictive covenants as set forth in his Employment Agreement, and (ii) the full acceleration of vesting of Mr. Stanton’s unvested RSUs that were granted on or after July 13, 2022.

In the event of a termination of Mr. Dopfer’s or Dr. Glingener’s employment by the Company without “Cause” or by him for “Good Reason” on December 31, 2023, Mr. Dopfer or Dr. Glingener, as applicable, would have been entitled to the actual cash bonus that he received for the 2023 performance period.

In the event of a termination of Mr. Wilson’s employment without “Cause” or by him for “Good Reason” on December 31, 2023, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2023 but not yet paid as of December 31, 2023.

Upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” on December 31, 2023, the NEOs (other than Mr. Stanton) would not be entitled to (i) any of their outstanding PSUs or (ii) accelerated vesting of their unvested time-based RSUs or unvested stock options.

Name	Cash Severance ($)	PSUS ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	3,840,497	—	2,564,442	—	6,404,939
Ulrich Dopfer	0	—	—	—	0
James D. Wilson, Jr.	6,724	—	—	—	6,724
Christoph Glingener	0	—	—	—	0

Potential Benefits Upon a Termination Due to Death

In the event of a termination of Mr. Stanton’s employment due to death on December 31, 2023, he would have been entitled to the following:

•

The amount of cash severance represents the actual cash bonus that he received for the 2023 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement.

•	The amount of his PSUs represents a pro rata portion of his outstanding PSUs based on target level of achievement (issuable within seventy (70) days following such event).

•	The amount of his time-based RSUs represents the value of the full acceleration of vesting of Mr. Stanton’s unvested RSUs.

In the event of a termination of Mr. Dopfer’s or Dr. Glingener’s employment due to death on December 31, 2023, Mr. Dopfer or Dr. Glingener, as applicable, would have been entitled to the following: (i) cash severance in an amount equal to three (3) months of continued payment of his base salary and (ii) the actual cash bonus that he received for the 2023 performance period, as he is entitled to a pro rata portion of his outstanding bonus based on the actual attainment of performance goals under his Employment Agreement.

In the event of a termination of Mr. Wilson’s employment due to death on December 31, 2023, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2023 but not yet paid as of December 31, 2023.

Upon a termination of employment due to death on December 31, 2023, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding PSUs based on target level of achievement and (ii) accelerated vesting of their unvested time-based RSUs and unvested stock options. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 29, 2023 ($7.34) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2023.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	0	1,111,171	2,564,442	—	3,675,613
Ulrich Dopfer	76,875	249,224	65,561	0	391,660
James D. Wilson, Jr.	6,724	318,590	154,823	35,613	515,750
Christoph Glingener	65,625	225,793	55,968	13,603	360,989

Potential Benefits Upon a Termination Due to Disability or Inability to Work

In the event of a termination of Mr. Stanton’s employment due to disability on December 31, 2023, he would have been entitled to the same compensation and benefits as if his employment was terminated due to death, as well as the COBRA Payments. Additionally, his PSUs would be issuable following the applicable performance period (instead of within seventy (70) days following his termination of employment).

In the event of a termination of Mr. Dopfer’s or Dr. Glingener’s employment due to his inability to work on December 31, 2023, Mr. Dopfer or Dr. Glingener, as applicable, would have been entitled to the same compensation and benefits as if his employment was terminated due to death, except he would have received six (6) months of continued payment of his base salary (instead of three (3) months). Additionally, if the Professional Accident Association in Germany is obligated to pay benefits to Mr. Dopfer or Dr. Glingener, his Employment Agreement provides that he will receive continued payment of his base salary.

In the event of a termination of Mr. Wilson’s employment due to disability on December 31, 2023, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2023 but not yet paid as of December 31, 2023.

Upon a termination of employment due to disability on December 31, 2023, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding PSUs based on target level of achievement and (ii) accelerated vesting of their unvested time-based RSUs and unvested stock options. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 29, 2023 ($7.34) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2023.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	40,497	1,111,171	2,564,442	—	3,716,110
Ulrich Dopfer	153,750	249,224	65,561	0	468,535
James D. Wilson, Jr.	6,724	318,590	154,823	35,613	515,750
Christoph Glingener	131,250	225,793	55,968	13,603	426,614

Potential Benefits Upon a Termination Due to Retirement

In the event of a termination of Mr. Stanton’s employment due to retirement on December 31, 2023, he would have been entitled to the compensation and benefits listed below. Mr. Stanton is eligible for retirement when he is either (i) 65 years of age or (ii) 55 years of age and has been continuously employed by the Company (or any of its predecessor companies or subsidiaries) for at least ten (10) years.

•

The amount of cash severance represents the actual cash bonus that he received for the 2023 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the COBRA Payments.

•

Pursuant to Mr. Stanton’s Employment Agreement, he is not entitled to any of his outstanding PSUs if he retires prior to the second anniversary of the effective date of the Employment Agreement (July 13, 2024).

•

The amount of his time-based RSUs represents the value of (i) the continued vesting of Mr. Stanton’s unvested RSUs that were granted prior to July 13, 2022, during which time he would be subject to certain restrictive covenants as set forth in his Employment Agreement, and (ii) the full acceleration of vesting of his unvested RSUs that were granted on or after July 13, 2022, with the exception of the time-based RSUs he received in 2022 which would be forfeited upon his retirement.

In the event of a termination of Mr. Dopfer’s or Dr. Glingener’s employment due to retirement on December 31, 2023, Mr. Dopfer or Dr. Glingener, as applicable, would have been entitled to the actual cash bonus that he received for the 2023 performance period.

In the event of a termination of Mr. Wilson’s employment due to retirement on December 31, 2023, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2023 but not yet paid as of December 31, 2023.

Upon a termination of employment due to retirement on December 31, 2023, the NEOs (other than Mr. Stanton) would not be entitled to (i) any of their outstanding PSUs or (ii) accelerated vesting of their unvested time-based RSUs or unvested stock options.

As Mr. Foliano retired from the Company effective June 28, 2023, the table below reflects the actual payments and benefits that he received upon his retirement. The Compensation Committee exercised its discretion on April 14, 2023 to accelerate the vesting of his unvested time-based RSUs and modify his vested but unexercised stock options so that such options did not expire upon his retirement. This amount below represents the value of Mr. Foliano’s unvested time-based RSUs as of the date of accelerated vesting ($381,714) and the incremental fair value of his unexercised stock options as of the date of modification ($23,472).

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	40,497	—	1,064,953	—	1,105,450
Ulrich Dopfer	0	—	—	—	0
James D. Wilson, Jr.	6,724	—	—	—	6,724
Christoph Glingener	0	—	—	—	0
Michael K. Foliano	—	—	381,714	23,472	405,186

Potential Benefits Upon a Change of Control

Pursuant to Mr. Stanton’s Employment Agreement, he is not entitled to any compensation or benefits upon a Change of Control unless, within 24 months following the Change of Control, he experiences a Termination by the Company Without Cause or by Mr. Stanton for Good Reason. Therefore, he is not included in this section.

In the event of a Change of Control of the Company on December 31, 2023, each of the NEOs (other than Mr. Stanton) would have been entitled to the actual cash bonus that he received for the 2023 performance period. Additionally, Mr. Wilson would have been entitled to his actual sales incentive compensation earned for December 2023 but not yet paid as of December 31, 2023.

Upon a Change of Control of the Company on December 31, 2023, the NEOs (other than Mr. Stanton) would be entitled to (i) a pro rata portion of their outstanding PSUs based on target level of achievement and (ii) accelerated vesting of their unvested time-based RSUs and unvested stock options. The value of the unvested stock options is based on the difference between the closing price of our common stock on Nasdaq on December 29, 2023 ($7.34) and the exercise price of the applicable stock options. No value is included for unvested stock options that were underwater as of December 31, 2023.

Name	Cash Severance ($)	PSUs ($)	Time- based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	—	—	—	—	—
Ulrich Dopfer	0	249,224	65,561	0	314,785
James D. Wilson, Jr.	6,724	318,590	154,823	35,613	515,750
Christoph Glingener	0	225,793	55,968	13,603	295,364

Potential Benefits Upon a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change of Control

The amounts presented in the following table assume that a Termination by the Company Without Cause or by the NEO for Good Reason occurred on December 31, 2023 in connection with a Change of Control occurring no more than 24 months before such date. The NEOs other than Mr. Stanton would have been eligible for compensation and benefits in connection with the Change of Control, and those compensation and benefits are reflected in the table immediately above. In the event of such a termination, Mr. Stanton would have been entitled to the following:

•

The amount of cash severance represents (i) an amount equal to three (3) times the sum of Mr. Stanton’s base salary and target bonus for the year in which the termination occurred, payable in a lump sum within seventy (70) days following the date of such termination, and (ii) the actual cash bonus that he received for the 2023 performance period, as he is entitled to a pro rata portion of his outstanding cash incentive award based on the actual attainment of performance goals under his Employment Agreement. The cash payments due to Mr. Stanton upon such a termination event also include the COBRA Payments.

•	The amount of his PSUs represents the issuance of his outstanding PSUs based on target level of achievement.

•

The amount of his time-based RSUs represents the value of (i) the continued vesting of Mr. Stanton’s unvested RSUs that were granted prior to July 13, 2022, during which time he would be subject to certain restrictive covenants as set forth in his Employment Agreement, and (ii) the full acceleration of vesting of Mr. Stanton’s unvested RSUs that were granted on or after July 13, 2022.

Name	Cash Severance ($)	PSUs ($)	Time-based RSUs ($)	Stock Options ($)	Total ($)
Thomas R. Stanton	5,740,497	2,680,930	2,564,442	—	10,985,869
Ulrich Dopfer	—	—	—	—	—
James D. Wilson, Jr.	—	—	—	—	—
Christoph Glingener	—	—	—	—	—

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Adjusted EBIT (5) ($ Millions)
					TSR ($)	Peer Group TSR ($)
2023	5,847,661	(3,434,422)	1,291,473	(349,239)	81.61	114.44	(259.3)	(9.9)
2022	10,467,712	9,153,853	1,110,338	1,053,973	203.51	100.08	(8.9)	52.2
2021	4,515,356	6,565,639	1,155,022	1,381,134	243.02	131.83	(8.6)	11.3
2020	2,898,033	4,106,999	900,561	1,059,643	154.37	124.20	2.4	10.8

(1)	The PEO for each year presented was Thomas R. Stanton. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2023	2022	2021	2020
Ulrich Dopfer	Michael K. Foliano	Michael K. Foliano	Michael K. Foliano
James D. Wilson, Jr.	James D. Wilson, Jr.	James D. Wilson, Jr.	James D. Wilson, Jr.
Christoph Glingener	Ronald D. Centis	Ronald D. Centis	Ronald D. Centis
Michael K. Foliano	Raymond Harris	Raymond Harris	Eduard Scheiterer
Christoph Glingener
As discussed in Compensation Discussion & Analysis, Dr. Glingener became an NEO in July 2022 in connection with the Business Combination. Compensation amounts reflected in this Pay Versus Performance Disclosure for Dr. Glingener reflect only the period from July 15, 2022 through December 31, 2022.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Thomas R. Stanton ($)	Exclusion of Stock Awards for Thomas R. Stanton ($)	Inclusion of Equity Values for Thomas R. Stanton ($)	Compensation Actually Paid to Thomas R. Stanton ($)
2023	5,847,661	(4,918,164)	(4,363,919)	(3,434,422)
2022	10,467,712	(8,632,599)	7,318,740	9,153,853
2021	4,515,356	(2,503,918)	4,554,201	6,565,639
2020	2,898,033	(1,846,036)	3,055,002	4,106,999

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,291,473	(825,756)	(814,956)	(349,239)
2022	1,110,338	(567,713)	511,348	1,053,973
2021	1,155,022	(596,692)	822,804	1,381,134
2020	900,561	(419,856)	578,938	1,059,643
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Thomas R. Stanton ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Thomas R. Stanton ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Thomas R. Stanton ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Thomas R. Stanton ($)	Total - Inclusion of Equity Values for Thomas R. Stanton ($)
2023	1,346,597	(4,573,766)	—	(1,136,750)	(4,363,919)
2022	5,844,855	(1,132,391)	1,158,854	1,447,422	7,318,740
2021	1,507,454	2,288,391	—	758,356	4,554,201
2020	1,578,027	1,271,442	—	205,533	3,055,002

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	201,573	(880,712)	—	(135,817)	(814,956)
2022	—	(228,123)	289,716	449,755	511,348
2021	278,739	449,732	—	94,333	822,804
2020	326,654	221,552	—	30,732	578,938

(4)
The Peer Group TSR set forth in this table utilizes the NASDAQ Telecommunications Index (“NASDAQ Telecom Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the NASDAQ Telecom Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBIT to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. Adjusted EBIT is a
non-GAAP
measure used in our VICC, and is defined as the Company’s earnings before interest and tax, determined based on the Company’s audited financial results, and adjusted to remove: any restructuring expenses; acquisition-related expenses and amortization of intangibles; stock-based compensation expense; the non-cash
change in fair value of equity investments held in the Deferred Compensation Plan; and any other non-GAAP
exclusions approved by the Compensation Committee. This performance measure may not have been the most important financial performance measure for prior years and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the cumulative TSR of the Company and the NASDAQ Telecom Index over the four most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our net income during the four most recently completed fiscal years.

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Adjusted EBIT
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and Adjusted EBIT during the four most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Adjusted EBIT
Gross Margin
Relative TSR

Pay Ratio
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Stanton, our CEO. For 2023, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than our CEO), was $84,303; and

•
the total compensation of our CEO in 2023, as reported in the “Total” column for 2023 of the Summary Compensation Table on page 47, plus an estimate for non-discriminatory
health and welfare benefits, was $5,861,162.

Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 70 to 1. Below is a description of the methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee. We believe that this information is useful to put into context the ratio comparing the annual total compensation of the median employee in our Company with the annual total compensation of our CEO.
We determined that, as of December 31, 2023, our employee and service provider population, full and part time, consisted of approximately 3,579 individuals working at the Company and our consolidated subsidiaries. Given our global business, our workforce is distributed among a number of countries and regions. Of those, approximately 37% of these employees are located in the United States.
We measured compensation using the
12-month
period ended December 31, 2023. Our compensation programs vary from region to region and, among our various consolidated subsidiaries in each region, from country to country. Our employees are compensated on either a salaried basis or an hourly basis. In addition, some employees receive equity incentive awards, sales incentives and/or bonuses. We included salary or hourly wages, as applicable, as well as any equity incentive awards granted and bonuses and sales incentives earned for 2023 in our measurement to determine the median of the annual total compensation of all our employees.
Our workforce includes a number of part-time employees and service provider/contractor employees. In making our determination of the median employee, we did not annualize the compensation of part-time employees, temporary employees or employees who were hired in 2023 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We also did not make any cost-of-living
adjustments in identifying the median employee. For purposes of this disclosure, we applied foreign currency to U.S. dollar exchange rates using the rate of exchange of each applicable currency as of December 31, 2023.
Using this methodology, we determined that the median employee was a full-time, salaried employee located outside the United States. With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation
S-K
and added an estimated amount for
non-discriminatory
health and welfare benefits, resulting in annual total compensation of $84,303. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2023 of the Summary Compensation Table appearing on page 47, and added an estimate for non-discriminatory
health and welfare benefits.

2023 Director Compensation

The table below sets forth information regarding compensation paid to our directors for 2023.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
H. Fenwick Huss	139,250	120,002	—	259,252
Gregory McCray	89,250	120,002	—	209,252
Balan Nair	89,250	120,002	—	209,252
Brian Protiva	89,250	120,002	—	209,252
Jacqueline H. Rice	104,250	120,002	—	224,252
Nikos Theodosopoulos	109,750	120,002	—	229,752
Kathryn A. Walker	104,250	120,002	—	224,252

(1)

At all times during 2023, Mr. Stanton was an employee of the Company and was not compensated separately for his service on the Company’s Board. The compensation received by Mr. Stanton as an employee of the Company is shown in the Summary Compensation Table on page 47.

(2)	These amounts represent the aggregate grant date fair value of 16,349 shares of time-based restricted stock granted to each of the Company’s non-employee directors on December 31, 2023.

Each of Dr. Huss, Messrs. McCray, Nair, Protiva and Theodosopoulos, and Mses. Rice and Walker held 16,349 shares of unvested time-based restricted stock as of December 31, 2023.

At its meeting on January 20, 2023, the Compensation Committee approved certain increases to the non-employee director compensation program, as recommended by and in consultation with Pay Governance, the Committee’s compensation consultant. These increases were made in order to bring such compensation in line with the Company’s peers and the broader market. Non-employee director compensation for 2023 was as follows:

Pay Element	2022 ($)	Increase for 2023 ($)	2023 ($)
Annual Cash Retainer	90,000	—	90,000
Lead Director Retainer	15,000	15,000	30,000
Annual Equity Grant	90,000	30,000	120,000
Audit Chair Retainer	10,000	15,000	25,000
Compensation Chair Retainer	7,500	12,500	20,000
Nominating & Corporate Governance Chair Retainer	7,500	7,500	15,000
ESG Chair Retainer	7,500	7,500	15,000

The annual cash retainer of $90,000 is payable quarterly in advance, and the cash retainers and equity grant are prorated based on the length of such director’s service on the Board and/or committee, as applicable, during 2023. Directors who are employees of the Company receive no directors’ fees. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties. Directors are also eligible to participate in the Deferred Compensation Plan.

Our non-employee directors were entitled to participate in the 2020 Directors Plan, which our stockholders approved at the 2020 Annual Meeting of Stockholders. Upon initially joining the Board, a new director will receive an initial award equal to 50% of the value of the annual equity grant made in the calendar year prior to the calendar year in which the new director joins the Board, or a lesser amount as determined in the discretion of our Board. The initial grant will be in addition to any annual grant. Grants under the 2020 Directors Plan are in the form of restricted stock unless our Board (upon recommendation from the Compensation Committee) determines to grant awards in the form of RSUs or nonqualified stock options.

Awards granted under the 2020 Directors Plan (whether in the form of restricted stock, RSUs or nonqualified stock options) vest in full on the first anniversary of the grant date, unless the vesting schedule is varied by the Compensation Committee in the director’s award agreement. Any cash dividends paid on the Company’s common stock during the restricted period are credited to the director’s account and paid in additional shares at the time of vesting. Unvested shares of restricted stock vest immediately upon a change of control of the Company or if the director’s service is terminated due to death or disability. In the event of a director’s “separation from service,” the Compensation Committee may in its discretion accelerate the vesting of unvested shares of restricted stock or permit continued vesting on the original vesting schedule.

On February 29, 2024, the Board adopted the ADTRAN Holdings, Inc. 2024 Directors Stock Plan (the “2024 Directors Plan”), as described in more detail in Proposal 3 of this Proxy Statement, which is subject to stockholder approval at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the Compensation Committee intends to grant all future incentive awards to non-employee directors under the 2024 Directors Plan and no additional grants will be made under the 2020 Directors Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of the Company, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which the Company participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations.

Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members. A conflict of interest occurs when an individual’s private interest interferes or appears to interfere in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees to report certain conflicts of interest to the Director of Internal Audit and to consult the Director of Internal Audit or the Vice President of Human Resources if they are unsure of a potential conflict of interest. Such individual will then generally consult with the Audit Committee, and a determination will be made as to whether the activity is permissible. A copy of our Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website at https://investors.adtran.com.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and officers complete Directors’ and Officers’ Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. A list is then maintained by us of all companies known to us that are affiliated with a related person. Any potential transactions with such companies or other related party transactions are reviewed by the Chief Financial Officer and brought to the attention of the Audit Committee as appropriate. Our Audit Committee is responsible for reviewing and approving all material transactions with any related person.

Related Person Transactions Entered into by the Company

Since January 1, 2023, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock, as well as certain affiliates of those persons, to file with the SEC initial reports of their ownership of our common stock and subsequent reports of changes in that ownership. Copies of these reports must also be provided to the Company. Based solely on our review of the copies of these reports received by us and on information provided by the reporting persons, we believe that, during the fiscal year ended December 31, 2023, all reports required to be filed during such year were filed on a timely basis, except as described below.

On September 7, 2023, a late Form 4 was filed on behalf of each of Ms. Hey and Mr. Theodosopoulos.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of Adtran’s financial reporting. Our Board of Directors has adopted an Audit Committee Charter, which sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee Charter is available in the “Corporate Governance” section of our website at https://investors.adtran.com.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP our audited financial statements for the fiscal year ended December 31, 2023. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has actively reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting (including management’s evaluation of identified control deficiencies and management’s program for remediation of those deficiencies) and PricewaterhouseCoopers LLP’s report thereon, both of which are included in the Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communication of PricewaterhouseCoopers LLP with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the Audit Committee’s review of the audited financial statements and the discussions noted above, the Audit Committee recommended that the Board of Directors include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

H. Fenwick Huss, Chairman
Gregory J. McCray
Jacqueline H. Rice
Nikos Theodosopoulos

PROPOSAL 2

APPROVAL OF THE ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN

Background

Our stockholders are being asked to consider and vote on this proposal to approve the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan (the “2024 Employee Plan”). The Company currently maintains the ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (the “2020 Employee Plan”), which will expire on the effective date of the 2024 Employee Plan. At its meeting on February 29, 2024, our Board adopted the 2024 Employee Plan, which will become effective upon stockholder approval. If the 2024 Employee Plan is approved by our stockholders, no future equity awards will be made pursuant to the 2020 Employee Plan.

The purpose of the 2024 Employee Plan is to further the growth and development of the Company by offering certain employees and key service providers and advisors of the Company and our subsidiaries the opportunity to obtain an ownership interest in the Company. The 2024 Employee Plan also provides such individuals with an added incentive to continue in the employ and/or service, promote the growth, efficiency and profitability, and help attract outstanding individuals to the service, of the Company and its subsidiaries.

The description of the 2024 Employee Plan below is a summary and is qualified in its entirety by reference to the provisions of the 2024 Employee Plan, which is attached as Appendix A to this Proxy Statement.

Information relevant to this proposal to approve the 2024 Employee Plan is set forth below, which information is dated December 31, 2023:

Burn Rate Information
Basic weighted average shares outstanding	78,416,320
Total shares subject to outstanding awards granted in 2023:	2,839,462
Full share awards	1,509,309
Option awards	1,330,153

Description of the 2024 Employee Plan

Administration. Under the 2024 Employee Plan, the Board appoints a committee to administer the 2024 Employee Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2024 Employee Plan. Among other powers and duties, the Committee has the authority to interpret the 2024 Employee Plan, to prescribe, amend, and rescind rules and regulations relating to the 2024 Employee Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2024 Employee Plan. With respect to awards to non-officer employees and service providers, the Plan authorizes the Company’s CEO to grant awards using the form of award agreement approved by the Committee.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2024 Employee Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2024 Employee Plan is limited to 3,970,058 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans, with no more than 1,000,000 shares awarded to any participant during any calendar year, subject to adjustment as provided in the 2024 Employee Plan. All such shares that are available for issuance under the 2024 Employee Plan can be used to grant incentive stock options (“ISOs”). Common stock subject to awards and other provisions of the 2024 Employee Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

If an award under the 2024 Employee Plan or the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2024 Employee Plan. The 2024 Employee Plan prohibits “liberal share recycling,” in that the following shares shall not again become available for issuance: (i) the total number of stock options or stock appreciation rights (“SARs”) that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued as the result of a net settlement, (ii) the total number of shares underlying any stock-settled SAR that has been exercised regardless of whether a lesser number of shares have been delivered, (iii) any shares used to pay any exercise price on any award that is subject to exercise, (iv) any shares used to satisfy tax withholding obligations and (v) any shares repurchased by the Company on the open market using proceeds from the exercise of any award.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price and/or base value of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee (or, for participants other than officers, the Company’s CEO) also has the power, in connection with a participant’s separation from service, to accelerate vesting of outstanding awards or allow continued vesting and exercise of outstanding awards over their original vesting and exercise period.

Types of Awards. The 2024 Employee Plan permits grants of ISOs, nonqualified stock options (“NQSOs”), SARs, restricted stock and RSUs. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

Eligibility. Active employees and certain service providers and advisors of the Company or our subsidiaries may be granted awards under the 2024 Employee Plan. As of March 11, 2024, approximately 3,100 employees and 60 service providers and advisors are eligible to receive awards under the 2024 Employee Plan.

Stock Options. Stock options may be in the form of ISOs or NQSOs. The Committee will determine the number of shares, the term (not to exceed ten years, or five years if an ISO is granted to a 10% stockholder), the exercise price, the vesting schedule and the other material terms of the stock option. No stock option may have an exercise price less than 100% of the “fair market value” (as defined in the 2024 Employee Plan) of the common stock at the grant date (or 110%, if an ISO is granted to a 10% stockholder).

Stock options become vested and exercisable with respect to 25% of the award on each of the first four anniversaries of the grant date, provided that the Committee may specify another vesting schedule and other terms and conditions in the award agreement so long as it does not result in vesting before the first anniversary of the grant date except upon a participant’s death or disability, or upon a change of control (as defined in the 2024 Employee Plan), and provided further that the Committee may accelerate or permit continued vesting in connection with a participant’s termination of service. The maximum term of any stock option is ten years from the grant date (or, in the case of an ISO grant to a 10% stockholder, five years from the grant date).

Unless otherwise provided in the award agreement or approved by the Committee (or CEO) as described under Adjustments above, following a termination of service, exercisable stock options (i) terminate immediately upon termination for cause; (ii) will remain exercisable (but not beyond the stock option’s expiration date) for one year if the termination is due to death, disability or retirement; (iii) remain exercisable until the stock option’s expiration date if the termination of service follows a change of control and is other than for cause or due to death, disability or a voluntary resignation; or (iv) remain exercisable for three months (but not beyond the stock option’s expiration date) if the termination is for any other reason.

No stockholder rights (such as voting, dividends or dividend equivalents) attach to stock options unless and until shares of common stock are actually issued.

Stock Appreciation Rights. SARs represent the right to receive payment in shares of common stock (or, in the Committee’s discretion, in cash or a combination of shares and cash) equal to the increase in value of shares of our common stock on the date of exercise over the fair market value of a share of our common stock on the grant date (the “base value”). The Committee will determine the number of shares, the term (not to exceed ten years), the base value, the vesting schedule and the other material terms of the SAR. SARs become vested and exercisable with respect to 25% of the award on each of the first four anniversaries of the grant date, provided that the Committee may specify another vesting schedule and other terms and conditions in the award agreement so long as it does not result in vesting before the first anniversary of the grant date except upon a participant’s death or disability, or upon a change of control, and provided further that the Committee may accelerate or permit continued vesting in connection with a participant’s termination of service.

Unless otherwise provided in the award agreement or approved by the Committee (or CEO) as described under Adjustments above, following a termination of service, exercisable SARs (i) terminate immediately upon termination for cause; (ii) will remain exercisable (but not beyond the SAR’s expiration date) for one year if the termination is due to death, disability or retirement; (iii) remain exercisable until the SAR’s expiration date if the termination of service follows a change of control and is other than for cause or due to death, disability or a voluntary resignation; or (iv) remain exercisable for three months (but not beyond the SAR’s expiration date) if the termination is for any other reason.

Restricted Stock and Restricted Stock Units. Restricted stock is a grant of shares of common stock subject to restrictions specified by the Committee that generally lapse upon vesting. RSUs are awards that entitle the participant to receive shares of common stock (or, in the Committee’s discretion, in cash or a combination of shares and cash) that will be issued upon vesting. The Committee may impose any conditions and restrictions on awards of restricted stock and RSUs that it determines are advisable. Awards of restricted stock and RSUs shall become 25% vested on each of the first four anniversaries of the grant date, provided that the Committee may specify another vesting schedule and other terms and conditions in the award agreement so long as it does not result in vesting before the first anniversary of the grant date except upon a participant’s death or disability, or upon a change of control, and provided further that the Committee may accelerate or permit continued vesting in connection with a participant’s termination of service.

No stockholder rights (such as voting, dividends or dividend equivalents) attach to restricted stock or RSUs unless and until shares of common stock are actually issued upon vesting of the restricted stock or settlement of the RSUs. The Committee may designate that the unvested portion of a restricted stock award or the unsettled portion of a RSU Award is eligible for dividends or dividend credits, as applicable.

Performance-Based Awards. Awards under the 2024 Employee Plan may be subject to certain performance measures and the Committee must certify attainment of the performance measures before any payment of the award is made. Unless the Committee specifies otherwise in the award agreement or approved by separate action of the Committee (or CEO) as described under Adjustments above, if restricted stock or RSUs are subject to performance-based vesting, then upon the participant’s death or disability, a portion of the award becomes immediately vested on a pro-rata basis (based on the portion of the performance period that has elapsed), as if the performance measures had been achieved at target.

Prohibition on Repricing. Except as required or permitted pursuant to a recapitalization or reorganization, the Committee is prohibited from amending a stock option or SAR to reduce the exercise price or base value below the fair market value of the award on the grant date or granting a stock option or SAR in exchange for the cancellation or surrender of a stock option or SAR with a higher per share exercise price or base value.

Limits on Transfers of Awards. All awards are exercisable only by the participant during the participant’s lifetime, subject to exceptions set forth in the 2024 Employee Plan, and are transferable only by will or by the laws of descent and distribution; provided, however, that a participant may transfer an award, other than an ISO, to certain family members, trusts and investment entities, subject to restrictions as determined by the Committee.

Deferrals. At the Committee’s discretion, shares or cash payable upon the satisfaction of any requirements with respect to awards may be deferred. Any deferrals must be timely elected, and comply with policies and procedures established by the Committee and the requirements of Code Section 409A.

Corporate Transaction; Change of Control. Unless otherwise provided in an award agreement, upon a corporate transaction, including a change of control, (i) all outstanding stock options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such stock options or SARs, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs and (ii) with respect to performance-based awards, any incomplete performance periods shall end on the date of such transaction and the awards shall be settled based on the higher of the actual attainment of the performance targets or the participant’s target award, except that any award will be pro-

rated based on the number of days that the participant was employed between the beginning of the performance period and the date of such transaction. The Committee also may (i) make provision for outstanding awards to be substituted for equivalent awards or (ii) cancel outstanding awards in exchange for payment. In the case of an award having an exercise price equal to or greater than the fair market value of the consideration to be paid per share of common stock in the change of control, the Committee may cancel the stock option or SAR without payment of consideration to the applicable participant.

Clawbacks. Awards are subject to a general clawback right as provided by Company policies, as required by law, as set forth in an award agreement or other agreement, or where the Committee determines that the participant has violated certain financial or ethical requirements or been terminated for “Cause.”

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2024 Employee Plan, to suspend the operation of the 2024 Employee Plan or any of its provisions for any period or periods, or to terminate the 2024 Employee Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who has an outstanding award without the consent of the participant. No modification or amendment of the 2024 Employee Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange.

Term. The 2024 Employee Plan will become effective upon stockholder approval at the Annual Meeting. Unless earlier terminated by the Board, the 2024 Employee Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 8, 2034.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the 2024 Employee Plan is based on current federal tax laws and regulations. The Company cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Incentive Stock Options. A participant will generally have no tax consequences when he or she receives the grant of an ISO. In most cases, a participant also will not have income tax consequences when he or she exercises an ISO. A participant may have income tax consequences when exercising an ISO if the aggregate fair market value of the shares of the common stock subject to the ISO that first become exercisable in any one calendar year exceeds $100,000. If this occurs, the excess shares (the number of shares the fair market value of which exceeds $100,000 in the year first exercisable) will be treated as though they are NQSOs instead of ISOs. Additionally, subject to certain exceptions for death or disability, if a participant exercises an ISO more than three months after termination of employment, the exercise of the stock option will be taxed as the exercise of a NQSO. Any shares re-characterized as NQSOs will have the tax consequences described below with respect to the exercise of NQSOs.

A participant recognizes income when selling or exchanging the shares acquired from the exercise of an ISO in the amount of the difference between the fair market value at the time of the sale or exchange and the exercise price the participant paid for those shares. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the required holding periods expire two years after the grant date of the ISO and one year after the date the common stock is acquired by the exercise of the ISO. Further, the amount by which the fair market value of a share of the common stock at the time of exercise of the ISO exceeds the exercise price will likely be included in determining a participant’s alternative minimum taxable income and may cause the participant to incur an alternative minimum tax liability in the year of exercise.

If a participant disposes of the common stock acquired by exercising an ISO before the holding periods expire, the participant will recognize compensation income. The amount of income will equal the difference between the exercise price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates and be subject to employment taxes. If the sale price of the shares is greater than the fair market value on the date of exercise, the participant will recognize the difference as gain and will be taxed at the applicable capital gains rate. If the sale price of the shares is less than the exercise price, the participant will recognize a capital loss equal to the excess of the exercise price over the sale price.

Using shares acquired by exercising an ISO to pay the exercise price of another stock option (whether or not it is an ISO) will be considered a disposition of the shares for federal tax purposes. If this disposition occurs before the expiration of the required holding periods, the participant will have the same tax consequences as described above in the preceding paragraph. If the participant transfers any of these shares after holding them for the required holding periods or transfers shares acquired by exercising an NQSO or on the open market, he or she generally will not recognize any income upon exercise. Whether or not the transferred shares were acquired by exercising an ISO and regardless of how long the participant has held those shares, the basis of the new shares received from the exercise will be calculated in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the stock option’s exercise) is considered exchanged under Code Section 1036 and the related rulings; these new shares receive the same holding period and the same basis the participant had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other non-stock consideration paid for the new shares, if any. In the second step, the number of new shares received by the participant in excess of the old tendered shares receives a basis of zero, and the participant’s holding period with respect to such shares commences upon exercise.

There will be no tax consequences to the Company when it grants an ISO or, generally, when a participant exercises an ISO. However, to the extent that a participant recognizes ordinary income when he or she exercises, as described above, the Company generally will have a tax deduction in the same amount and at the same time.

Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. In the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to employment taxes.

If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered old shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins upon the exercise of the option. The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain, depending on the holding period.

There will be no tax consequences to the Company when granting a NQSO. The Company generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Stock Appreciation Rights. Neither the participant nor the Company has income tax consequences from the issuance of a SAR. The participant recognizes taxable income at the time the SAR is exercised in an amount equal to the amount by which the fair market value of the shares of the common stock received upon that exercise exceeds the base value. The income recognized on exercise of a SAR will be taxable at ordinary income tax rates and be subject to employment taxes. The Company generally will be entitled to a tax deduction with respect to the exercise of a SAR in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock. A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income on the shares that become nonforfeitable during the year and be subject to employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon a taxable disposition of the shares after ordinary income has been recognized, the holder will realize a capital gain or loss equal to the amount realized on such disposition minus the fair market value of such shares when the restrictions on the restricted stock lapsed (which will be short- or long-term depending upon how long the shares are held after the restrictions lapse).

If the holder made a timely election under Code Section 83(b), he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and be subject to employment taxes. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. The Company will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Cash dividends, if any, paid to the participant prior to the date the restricted stock is no longer subject to a substantial risk of forfeiture or is forfeited are generally treated as ordinary income to the participant in the year received (exceptions apply if a Section 83(b) election has been filed).

Restricted Stock Units. A holder of RSUs generally will not recognize income at the time of the award. Upon delivery of the cash or shares due upon settlement of an RSU, a holder will realize ordinary income and be subject to employment taxes in an amount equal to the fair market value of the shares and/or value of cash distributed. The Company will generally be entitled to a corresponding tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be short- or long-term depending upon how long the shares are held).

Limitation on Company Deductions. No federal income tax deduction is allowed for the Company for any compensation paid to a “covered employee” in any taxable year to the extent that his or her compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the Company’s CEO, chief financial officer and three other most highly compensated officers for the taxable year, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or SARs, payments pursuant to RSUs, or the vesting of restricted stock. This deduction limitation, however, does not apply to compensation which would not be includable in an employee’s gross income.

Effect of Code Section 280G. Code Section 280G limits the deductibility of certain payments that are contingent upon a change of control if the total amount of such payments equals or exceeds three times the participant’s “base amount” (i.e., generally, annualized five-year W-2 compensation). If payment or settlement of an award is accelerated upon a change of control, a portion of such payment attributable to the value of the acceleration is considered a payment that is contingent upon a change of control. In addition, the affected participant must pay an excise tax (in addition to any income tax) equal to 20% of such amount.

Impact of Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2024 Employee Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

Certain Other Tax Consequences. Any of our officers who are subject to restrictions on sale of stock under Section 16(b) of the Exchange Act may be able to delay income taxation of their awards to the extent that they are restricted by such section from selling their stock.

New Plan Benefits

Subject to the terms and provisions of the 2024 Employee Plan, the individuals who receive awards and the terms and conditions of such awards are determined at the discretion of the Committee. The Committee has not yet made any determination as to which eligible employees or service providers and advisors will receive awards under the 2024 Employee Plan in the future, or the value of awards to be made to any eligible individual and, therefore, it is not possible to determine for any persons or groups the benefits or amounts that will be received in the future under the 2024 Employee Plan or that would have been received by such persons or groups during 2023 had the 2024 Employee Plan been in effect in 2023.

The Board of Directors unanimously recommends a vote “For” approval of the 2024 Employee Plan.

PROPOSAL 3

APPROVAL OF THE ADTRAN HOLDINGS, INC. 2024 DIRECTORS STOCK PLAN

Background

Our stockholders are being asked to consider and vote on this proposal to approve the ADTRAN Holdings, Inc. 2024 Directors Stock Plan (the “2024 Directors Plan”). The Company currently maintains the ADTRAN Holdings, Inc. 2020 Directors Stock Plan (the “2020 Directors Plan”), which will expire on the effective date of the 2024 Directors Plan. At its meeting on February 29, 2024, our Board adopted the 2024 Directors Plan, which will become effective upon stockholder approval. If the 2024 Directors Plan is approved by our stockholders, no future equity awards will be made pursuant to the 2020 Directors Plan. The purpose of the 2024 Directors Plan is to further the growth and development of the Company by encouraging non-employee directors to obtain a proprietary interest in the Company by owning its stock.

The description of the 2024 Directors Plan below is a summary and is qualified in its entirety by reference to the provisions of the 2024 Directors Plan, which is attached as Appendix B to this Proxy Statement.

Information relevant to this proposal to approve the 2024 Directors Plan is set forth below, which information is dated December 31, 2023:

Burn Rate Information
Basic weighted average shares outstanding	78,416,320
Total shares subject to outstanding awards granted in 2023:	2,839,462
Full share awards	1,509,309
Option awards	1,330,153

Description of the 2024 Directors Plan

Administration. Under the 2024 Directors Plan, the Board appoints a committee to administer the 2024 Directors Plan, which committee must consist solely of non-employee directors. The Board has appointed the Compensation Committee, all of whose members qualify as non-employee directors, to administer the 2024 Directors Plan. Among other powers and duties, the Committee has the authority to interpret the 2024 Directors Plan, to prescribe, amend, and rescind rules and regulations relating to the 2024 Directors Plan, to determine the terms and provisions of award agreements, and to make all other determinations necessary or advisable for the administration of the 2024 Directors Plan.

Common Stock Subject to Awards; Maximum Limit. The stock underlying awards under the 2024 Directors Plan is our common stock. The total aggregate shares of common stock authorized for issuance during the term of the 2024 Directors Plan is limited to 655,000 shares, subject to adjustment in connection with awards previously granted under the Company’s prior equity incentive plans as described below. Common stock subject to awards and other provisions of the 2024 Directors Plan shall consist of the following: (i) authorized but unissued shares of common stock; (ii) authorized and issued shares of common stock held by the Company in its treasury which have been reacquired by the Company; and (iii) shares of common stock purchased by the Company in the open market.

If an award under the Company’s prior equity incentive plans is cancelled, terminates, expires without exercise, is forfeited or lapses, the shares retained or returned to the Company will again be available for issuance under the 2024 Directors Plan. The 2024 Directors Plan prohibits “liberal share recycling,” in that the following shares shall not again become available for issuance: (i) the total number of stock options that have been exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued as the result of a net settlement, (ii) any shares used to pay any exercise price on any award that is subject to exercise, (iii) any shares used to satisfy tax withholding obligations and (iv) any shares repurchased by the Company on the open market using proceeds from the exercise of any award.

Adjustments. The Committee will make appropriate and proportional adjustments to the number and kind of shares available for, and the exercise price of, awards to reflect any change in our capital structure by reason of a stock split, stock dividend, reclassification or other recapitalization affecting the common stock. The Committee also has the power, in connection with a director’s termination of service, to accelerate vesting of outstanding awards or allow continued vesting of outstanding awards over their original vesting period.

Types of Awards. The Committee, in its discretion, may award stock options, restricted stock and restricted RSUs under the 2024 Directors Plan. Each award is subject to an award agreement approved by the Committee reflecting the terms and conditions of the award.

Eligibility. An individual who is not an employee of the Company or any of its affiliates and who is serving as a member of our Board, including as a director emeritus providing advisory services to our Board, may be granted awards under the 2024 Directors Plan. As of March 11, 2024, seven non-employee directors are eligible to receive awards under the 2024 Directors Plan.

Stock Options. Stock options may be in the form of NQSOs. The Committee will determine the number of shares, the term (not to exceed ten years), the exercise price, the vesting schedule and the other material terms of the stock option. No stock option may have an exercise price less than the “fair market value” (as defined in the 2024 Directors Plan) of the common stock at the grant date.

Stock options normally become vested and exercisable on the first anniversary of the grant date if the participant continues in service, but the Committee may specify a later date and other terms and conditions in the award agreement. Notwithstanding the foregoing, all options granted to a participant become immediately vested and exercisable upon his or her disability or death. The Committee may also accelerate or permit continued vesting in connection with a participant’s termination of service. The maximum term of any stock option is ten years from the grant date.

Following a termination of service, exercisable stock options terminate on the date on which the Company gives notice to the participant of termination for cause; will remain exercisable (but not beyond the stock option’s expiration date) for one year if the termination is due to death or disability; or remain exercisable for three months (but not beyond the stock option’s expiration date) if the termination is for any other reason. If the termination occurs following a change of control and is for a reason other than death or disability, cause or voluntary resignation, exercisable stock options remain exercisable until the end of the maximum term (which is ten years from the grant date). The Committee also has the discretion to extend this exercise period to the maximum period permitted in the award agreement or by the 2024 Directors Plan.

No shareholder rights (such as voting, dividends or dividend equivalents) attach to stock options unless and until shares of common stock are actually issued.

Restricted Stock and Restricted Stock Units. Restricted stock is a grant of shares of common stock subject to restrictions specified by the Committee that generally lapse upon vesting. RSUs are awards that entitle the participant to receive shares of common stock (or, in the Committee’s discretion, in cash or a combination of shares and cash) that will be issued upon vesting. The Committee may impose any conditions and restrictions on awards of restricted stock and RSUs that it determines are advisable. Awards of restricted stock and RSUs shall become 100% vested on the first anniversary of the grant date if the participant continues in service, but the Committee may specify a later date and other terms and conditions in the award agreement. All restricted stock and RSUs that are subject to time-based vesting shall become immediately vested upon a participant’s death or disability. The Committee may also accelerate or permit continued vesting in connection with a participant’s termination of service.

No voting rights attach to restricted stock or RSUs unless and until the restrictions lapse or shares of common stock are actually issued, as applicable. Holders of unvested restricted stock or unsettled RSUs may receive dividend credits which shall be hypothetically invested in shares of the Company’s stock.

Initial Grants. Upon initially becoming a non-employee director, an individual shall be automatically entitled to receive an award with a fair market value (in the case of stock options, as such value is determined by the Board in its sole discretion) on the grant date equal to (i) 50% of the annual grant detailed below for the calendar year prior to the calendar year in which the individual initially becomes a director or (ii) such other lesser amount as determined in the discretion of the Board. A director who has previously served as a director and who again becomes a director shall not again be entitled to an initial grant. Only a director who has never served as a director shall be entitled to an initial grant. An individual who receives an initial grant shall also be entitled to receive an annual grant as described below for the calendar year in which he or she initially becomes a director.

Annual Grants. As of December 31 of each calendar year in which an individual is a director, and provided such individual is a director as of such date, such individual shall be automatically entitled to receive an award with a fair market value equal to an amount that has been determined by the Board in its discretion; provided, however, in no event shall the fair market value of an award during a given year, together with the value of any discretionary grants to such director during such year and the total cash fees paid to such director during such year, exceed $750,000 in the aggregate.

Prohibition on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval.

Limits on Transfers of Awards. No option, restricted stock, or RSU shall be assignable or transferable by the participant except by transfer to a beneficiary upon the death of the participant, and any purported transfer (other than as stated in the 2024 Directors Plan) shall be null and void. After the death of a participant and upon the death of the participant’s beneficiary, the stock option, restricted stock, or RSU (as applicable) shall be transferable only by will or by the laws of descent and distribution. During the lifetime of a participant, a stock option shall be exercisable only by him or her; provided, however, that in the event the participant is incapacitated and unable to exercise options, such options may be exercised by such participant’s legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

Deferrals. At the Committee’s discretion, shares or cash payable upon the satisfaction of any requirements with respect to awards may be deferred. Any deferrals must be timely elected, and comply with policies and procedures established by the Committee and the requirements of Code Section 409A.

Corporate Transaction; Change of Control. Unless otherwise provided in an award agreement, upon a corporate transaction, including a change of control, (i) all outstanding stock options shall become immediately exercisable with respect to 100% of the shares subject to such stock options, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs and (ii) with respect to performance-based awards, any incomplete performance periods shall end on the date of such transaction and the awards shall be settled based on the higher of the actual attainment of the performance targets or the participant’s target award, except that any award will be pro-rated based on the number of days that the participant was employed between the beginning of the performance period and the date of such transaction. The Committee also may (i) make provision for outstanding awards to be substituted for equivalent awards or (ii) cancel outstanding awards in exchange for payment. In the case of an award having an exercise price equal to or greater than the fair market value of the consideration to be paid per share of common stock in the change of control, the Committee may cancel the stock option without payment of consideration to the applicable participant.

Clawbacks. Awards are subject to a general clawback right as provided by Company policies, as required by law, as set forth in an award agreement or other agreement, or where the Committee determines that the participant has violated certain financial or ethical requirements or been terminated for “Cause.”

Amendment and Termination. The Board shall have the power at any time to amend, modify, or repeal any provisions of the 2024 Directors Plan, to suspend the operation of the 2024 Directors Plan or any of its provisions for any period or periods, or to terminate the 2024 Directors Plan in whole or in part. Notwithstanding the foregoing, the addition, amendment, modification, repeal, suspension or termination shall not adversely affect the rights of a participant who has an outstanding award without the consent of the participant. No modification or amendment of the 2024 Directors Plan may be made without the prior approval of the Company’s stockholders if such approval is necessary with respect to tax, securities or other applicable laws or rules or regulations of any stock exchange.

Term. The 2024 Directors Stock Plan will become effective upon stockholder approval at the Annual Meeting. Unless earlier terminated by the Board, the 2024 Directors Plan will remain in effect until the tenth (10th) anniversary of the effective date, or May 8, 2034.

Federal Income Tax Consequences

The following summary of the federal income tax consequences relating to the 2024 Directors Plan is based on current federal tax laws and regulations. The Company cannot assure you that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options. A participant generally has no income tax consequences from the grant of NQSOs. In the tax year when the participant exercises the NQSO, he or she recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price for the shares, and that amount will be subject to self-employment taxes.

If a participant exercises a NQSO by paying the exercise price with previously acquired common stock, he or she will have federal income tax consequences (relative to the new shares received) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Section 1036 and related rulings, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the participant recognizes income on those new shares equal to their fair market value less any non-stock consideration tendered. The new shares equal to the number of the old shares tendered will have the same basis the participant had in the old shares and the holding period with respect to the tendered old shares will apply to the new shares. The excess new shares received will have a basis equal to the amount of income recognized on exercise, increased by any non-stock consideration tendered. The holding period begins upon the exercise of the stock option. The gain, if any, realized at the later disposition of the common stock will either be short- or long-term capital gain or loss, depending on the holding period.

There will be no tax consequences to the Company when granting a NQSO. The Company generally will have a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Restricted Stock. A holder of restricted stock will not recognize income at the time of the award, unless he or she specifically makes an election to do so under Code Section 83(b) within thirty days of such award. Unless the holder has made such an election, he or she will realize ordinary income with respect to the shares that become nonforfeitable and be subject to self-employment taxes in an amount equal to the fair market value of the shares on the date the restrictions on the shares lapse. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the holder recognizes ordinary income. Upon a taxable disposition of the shares after ordinary income has been recognized, the holder will realize a capital gain or loss (which will be short- or long-term depending upon how long the shares are held after the restrictions lapse).

If the holder made a timely election under Code Section 83(b), he or she will recognize ordinary income for the taxable year in which an award of restricted stock is received in an amount equal to the fair market value of all shares of restricted stock awarded (even if the shares are subject to forfeiture). That income will be taxable at ordinary income tax rates and be subject to self-employment taxes. At the time of disposition of the shares, if such an election was made, the holder will recognize gain in an amount equal to the difference between the sales price and the fair market value of the shares at the time of the award. Such gain will be taxable at the applicable capital gains rate. The Company will generally be entitled to a tax deduction in the same amount and at the same time as the ordinary income recognized by the participant.

Cash dividends, if any, paid to the participant prior to the date the restricted stock is no longer subject to a substantial risk of forfeiture or is forfeited are generally treated as ordinary income to the participant in the year received (exceptions apply if a Section 83(b) election has been filed).

Restricted Stock Units. A holder of RSUs generally will not recognize income at the time of the award. Upon delivery of the cash or shares due upon settlement of an RSU, a holder will realize ordinary income and be subject to self-employment taxes in an amount equal to the fair market value of the shares and/or value of cash distributed. The Company will generally be entitled to a corresponding tax deduction in the same amount and at the same time as the holder recognizes income. When the holder later disposes of his or her shares, the difference between the amount realized on sale and the amount recognized by the holder upon settlement of the RSU will be a capital gain or loss (which will be short- or long-term depending upon how long the shares are held).

Impact of Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2024 Directors Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

New Plan Benefits

Subject to the terms and provisions of the 2024 Directors Plan, the amounts of the awards granted to the non-employee directors are determined at the discretion of the Committee. The Committee has not yet made any determination as to the value of awards to be made to any eligible individual under the 2024 Directors Plan in the future and, therefore, it is not possible to determine for any persons or groups the benefits or amounts that will be received in the future under the 2024 Directors Plan or that would have been received by such persons or groups during 2023 had the 2024 Directors Stock Plan been in effect in 2023. However, please see “2023 Director Compensation” beginning on page 72 for a description of awards granted to the Company’s non-employee directors in 2023 pursuant to the 2020 Directors Plan.

The Board of Directors unanimously recommends a vote “For” approval of the 2024 Directors Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about our common stock that may be issued under all of our existing equity compensation plans as of December 31, 2023, which include the 2006 Employee Plan, the 2010 Directors Plan, the 2015 Employee Plan, the 2020 Employee Plan and the 2020 Directors Plan (collectively, the “Prior Plans”). Each of the Prior Plans has been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by stockholders	3,894,621	$10.32	1,097,721
Equity compensation plans not approved by stockholders	—	—	—
TOTAL	3,894,621	$10.32	1,097,721

(1)

Excludes 1,017,710 target PSUs and 924,205 time-based RSUs outstanding under our 2020 Employee Stock Incentive Plan and 114,443 shares of time-based restricted stock outstanding under our 2020 Directors Plan. The outstanding stock options have a weighted average remaining term of 5.25 years.

(2)

Represents 939,205 shares of common stock available for future issuance pursuant to the 2020 Employee Plan (assuming target payout of outstanding performance share awards) and 158,516 shares of common stock available for future issuance pursuant to the 2020 Directors Plan. No shares have been granted pursuant to the 2020 Directors Plan since December 31, 2023. Any grants made after the date of this Proxy Statement but prior to the 2024 Annual Meeting will reduce the number of shares available for grant under the 2024 Employee Plan and the 2024 Directors Plan. Assuming the 2024 Employee Plan and the 2024 Directors Plan are approved by the stockholders, we do not intend to make any future grants under the Prior Plans, but certain shares underlying awards that are forfeited, cancelled or terminated under the Prior Plans will again be available for issuance under the 2024 Employee Plan and the 2024 Directors Plan, as applicable and as described in Proposals 2 and 3.

PROPOSAL 4

ADVISORY VOTE REGARDING COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2029.

As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the Compensation Discussion and Analysis, the Compensation Committee intends to continue to place an emphasis on performance-based compensation. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to vote “For” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and narrative disclosures.”

While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors unanimously recommends a vote “For” approval of the “Say-on-Pay” proposal.

PROPOSAL 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors, in accordance with its charter and authority delegated to it by the Board, has appointed the firm of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board has directed that such appointment be submitted to our stockholders for ratification at the 2024 Annual Meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1986 and is considered by our Audit Committee to be well qualified. Stockholder ratification of the appointment is not required under the laws of the State of Delaware or any other laws, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. However, the outcome of this proposal is non-binding and advisory in nature.

Representatives of PricewaterhouseCoopers LLP will participate in the 2024 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit and Non-Audit Fees

The aggregate fees and expenses paid or accrued by the Company for professional services rendered by PricewaterhouseCoopers LLP and its affiliates for the fiscal years ended December 31, 2023 and 2022 are set forth below.

	2023	2022
Audit Fees	$4,211,956	$3,285,773
Audit-Related Fees	323,575	748,578
Tax Fees	21,090	10,725
All Other Fees	2,080	900
Total	$4,558,701	$4,045,976

Audit Fees. Audit Fees include fees for professional services rendered for the integrated audits of ADTRAN Holdings, Inc.’s consolidated financial statements, quarterly reviews of interim financial statements, consents associated with registration statements, statutory audits and the incremental audit effort associated with the acquisition of Adtran Networks in 2022.

Audit-Related Fees. Audit-Related Fees for 2023 were for professional services in connection with Adtran Networks’ preparation for compliance with Section 404(b) of the Sarbanes-Oxley Act of 2002, which was applicable to such company beginning in the third quarter of 2023, and limited assurance audits. Audit-Related Fees for 2022 were for agreed upon procedures and limited assurance audits, regulatory filings and audited financial statements related to the Business Combination.

Tax Fees. Tax Fees in 2023 and 2022 related to tax compliance services. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

All Other Fees. All Other Fees for 2023 and 2022 were fees for other permissible work performed by PricewaterhouseCoopers LLP that does not meet the above category descriptions, such as the firm’s Disclosure Checklist tool. These items were evaluated by the Audit Committee to be permissible services and determined not to impact the independence and objectivity of the independent registered public accounting firm.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other non-audit services that may be provided to us by PricewaterhouseCoopers LLP. The policy: (1) identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that PricewaterhouseCoopers LLP’s independence is not impaired; (2) describes the audit, audit-related, tax and other services that may be provided and the non-audit services that may not be performed; and (3) sets forth pre-approval requirements for all permitted services.

Under the policy, a schedule is presented annually to the Audit Committee outlining the types of audit-related, tax and other services (other than audit services) that are likely to be performed during the year. The Audit Committee, based upon the guidelines in the policy, selects the services from that schedule that will be generally pre-approved and attaches the list as an appendix to the policy. The Audit Committee then sets an annual aggregate fee limitation for all of these generally pre-approved services. For fiscal year 2023, that limit was set at $60,000. Any fees for the generally pre-approved services that exceed this aggregate fee limit must be specifically pre-approved by the Audit Committee. In addition, any services not on the list of general pre-approved services must be specifically pre-approved.

Each member of the Audit Committee has been delegated the authority to provide any necessary specific pre-approval, in the event that the full Audit Committee is not available. Any member of the Audit Committee who provides specific pre-approval must report such approval to the Committee at its next meeting. To ensure compliance with the policy, a detailed report outlining all fees incurred year-to-date for services provided by PricewaterhouseCoopers LLP is presented to the Audit Committee on a quarterly basis.

STOCKHOLDERS’ PROPOSALS FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2025 Annual Meeting must provide timely written notice of the proposal to us at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 27, 2024, for possible inclusion in the proxy statement. If the date of the 2025 Annual Meeting changes by more than 30 days from May 8, 2025, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2025 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2025 Annual Meeting. The Company will determine whether to include a proposal in the 2025 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2025 Annual Meeting must give timely written notice to us at our executive offices in Huntsville, Alabama. A nomination or proposal for the 2025 Annual Meeting will be considered timely if it is received no earlier than January 8, 2025 and no later than February 7, 2025. If the date of the 2025 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from May 8, 2025, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2025 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2025 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are available in the “Corporate Governance” section of our website at https://investors.adtran.com. To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this proxy statement, the Board of Directors of the Company does not know of any matters which will be presented for consideration at the 2024 Annual Meeting other than those specified herein and referred to in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matter should be properly presented for consideration and voting during the 2024 Annual Meeting or any adjournment thereof, the persons named as proxies herein intend to vote the shares represented by all valid proxies in accordance with their judgment of what is in the best interest of the Company.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 or reach them in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to ADTRAN Holdings, Inc., Attn: Corporate Secretary, 901 Explorer Boulevard, Huntsville, Alabama 35806 or by calling the Company at (256) 963-8000.

APPENDIX A

ADTRAN HOLDINGS, INC.

2024 EMPLOYEE STOCK INCENTIVE PLAN

ARTICLE I

PLAN INFORMATION

1.1 General Purpose. The purpose of the Plan is to further the growth and development of the Company by offering employees and key service providers and advisors of the Company and its Subsidiaries the opportunity to own a proprietary interest in the Company. The Company intends that the Plan will provide such individuals with an added incentive to continue in the employ and/or service, promote the growth, efficiency and profitability, and help to attract outstanding individuals to the service, of the Company and its Subsidiaries.

1.2 Types of Awards Available Under the Plan. The Plan permits Awards of Stock Options, Stock Appreciation Rights (“SARs”), Restricted Stock, and Restricted Stock Units (“RSUs”). The types of Stock Options permitted under the Plan are incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

1.3 Intended Tax Effects of Awards. The Company intends that ISOs granted under the Plan qualify as incentive stock options under Code Section 422. Restricted Stock Awards are subject to taxation under Code Section 83. Nonqualified Stock Options and Stock Appreciation Rights are subject to taxation when the Nonqualified Stock Option or Stock Appreciation Right is exercised. Restricted Stock Units are subject to taxation when the underlying shares of Common Stock are issued to the Participant.

1.4 Term. Unless earlier terminated by the Board pursuant to the provisions of Article IX hereof, the Plan shall remain in effect until the tenth (10th) anniversary of the Effective Date; provided, however, that notwithstanding its termination, the Plan shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.

1.5 Operation, Administration and Definitions. The operation and administration of the Plan are subject to the provisions of this Plan document. Capitalized terms used in the Plan are defined in Article II below or may be defined within the Plan.

1.6 Legal Compliance. The Plan is intended to comply with (a) the requirements for ISOs under Code Section 422, (b) Code Section 409A, to the extent any Awards are treated as nonqualified deferred compensation under Code Section 409A, and (c) the exemption of Awards under the provisions of Rule 16b-3.

ARTICLE II

PLAN DEFINITIONS

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1 “Affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, within the meaning of Rule 12b-2 of the Exchange Act.

ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN	Page 1

2.2 “Award” means any award or benefit granted to Participant under the Plan, including, without limitation, the grant of Stock Options, Stock Appreciation Rights, Restricted Stock and/or Restricted Stock Units.

2.3 “Award Agreement” means the written (or electronic) agreement issued by the Company to the Participant that sets forth the terms and provisions of the Award granted under the Plan.

2.4 “Base Value” means the per share base price of a Stock Appreciation Right.

2.5 “Beneficiary” means, with respect to a Participant, the person(s) to whom the Participant’s Award shall be transferred upon the Participant’s death, determined as set forth in Section 10.1.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cause” means, as defined in such Participant’s employment, severance or similar agreement (if any) with the Company or an Affiliate if such an agreement exists as of the Participant’s Separation from Service and contains a definition of cause (or a like term) or, if no such agreement exists or such agreement does not contain a definition of cause (or a like term), then Cause means:

(a)

willful and continued failure to substantially perform his duties with the Company or any Affiliate within ten (10) business days after a written demand for substantial performance is delivered to the Participant which identifies the manner in which the Company or such Affiliate believes that the Participant has not substantially performed his duties;

(b)	unlawful or willful misconduct which is economically injurious to the Company or to any Affiliate;

(c)	commission of, or a plea of guilty or nolo contendere to, a felony charge (other than a traffic violation);

(d)	habitual drug or alcohol abuse that impairs the Participant’s ability to perform the essential duties of his position;

(e)	an act of embezzlement or fraud;

(f)	competition with the business of the Company or an Affiliate, either directly or indirectly; or

(g)

a breach of any provision of any employment, confidentiality, intellectual property or non-competition agreement with the Company or an Affiliate, and to the extent curable, such breach is not cured by the Participant within ten (10) business days after a written notice is delivered to the Participant.

ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN	Page 2

2.8	“Change of Control” means the occurrence of any of the following events on or after the Effective Date of this Plan:

(a)

Change in Ownership. A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of subsection (b) below). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock for purposes of this Section. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)

Change in Effective Control. A change in the effective control of the Company occurs on the date that either: (1) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (2) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. A change in effective control may occur in any transaction in which either of the two corporations involved in the transaction has a Change of Control; or

(c)

Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to Code Section 409A, the Company will not be deemed to have undergone a Change of Control unless the Company is deemed to have undergone a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets,” within the meaning of Code Section 409A.

2.9 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes any regulations and formal guidance issued thereunder and any reference to any successor provision of the Code.

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2.10 “Committee” means the committee appointed by the Board pursuant to Section 3.2 hereof to administer and interpret the Plan in accordance with Article III. The Committee shall (a) consist of two or more individuals each of whom shall be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3, and (b) satisfy the applicable requirements of any stock exchange or national market system on which the Common Stock may then be listed.

2.11 “Common Stock” means the common stock of the Company, par value $0.01 per share.

2.12 “Company” means ADTRAN Holdings, Inc., a Delaware corporation, and any successor thereto.

2.13 “Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A Participant shall be considered disabled only if he furnishes such proof of Disability as the Committee may reasonably require from time to time.

2.14 “Effective Date” means the date that this Plan was approved by the stockholders of the Company, or [_______], 2024, in accordance with applicable law (including, without limitation, under Rule 16b-3 and Code Section 422).

2.15 “Employee” means any common law employee of the Company or a Subsidiary who is actively employed at the time the Award is made.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17 “Exercise Price” means the purchase price of the shares of Common Stock underlying a Stock Option.

2.18 “Fair Market Value” of a share of Common Stock as of a date of determination means the following:

(a)

Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the closing price of a share on the business day immediately preceding the date of determination.

(b)

Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of

ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN	Page 4

determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

(c)

Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock in a manner consistent with the requirements of Code Section 409A, and in the case of an ISO, in compliance with Code Section 422.

In any event, the determination of Fair Market Value should be consistent with the requirements of Code Section 409A and in the case of an ISO, in compliance with Code Section 422. The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.19 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these persons (or the Participant) control the management of assets, and any other entity in which one or more of these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

2.20 “Incentive Stock Option” or “ISO” means an option to purchase shares of Common Stock that is granted under Article VI hereof, designated as an incentive stock option, and intended to meet the requirements of Code Section 422.

2.21 “Nonqualified Stock Option” or “NQSO” means an option to purchase shares of Common Stock that is granted under Article VI hereof and not an incentive stock option within the meaning of Code Section 422.

2.22 “Officer” means “officer” as defined in Rule 16a-1(f) under Section 16(a) of the Exchange Act.

2.23 “Participant” means an individual who has been selected to receive an Award, or with respect to whom an Award is outstanding, under the Plan.

2.24 “Performance Measures” means any one or more of the criteria or measurements by which specific performance goals may be established and performance may be measured, as determined by the Committee, in its discretion. Performance Measures may include any one or more of the following: (a) earnings before all or any taxes (“EBT”); (b) earnings before all or any of interest expense, taxes, depreciation and amortization (“EBITDA”); (c) earnings before all or any of interest expense, taxes, depreciation, amortization and rent (“EBITDAR”); (d) earnings before all or any of interest expense and taxes (“EBIT”); (e) net earnings; (f) net income; (g) operating income or margin; (h) earnings per share; (i) growth; (j) return on shareholders’ equity; (k) capital expenditures; (l) expenses and expense ratio management; (m) return on investment; (n) improvements in capital

ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN	Page 5

structure; (o) profitability of an identifiable business unit or product; (p) profit margins; (q) stock price; (r) market share; (s) revenues; (t) costs; (u) cash flow; (v) working capital; (w) return on assets; (x) economic value added; (y) industry indices; (z) peer group performance; (aa) regulatory ratings; (bb) asset quality; (cc) gross or net profit; (dd) net sales; (ee) total shareholder return; (ff) sales (net or gross) measured by product line, territory, customers or other category; (gg) earnings from continuing operations; (hh) net worth; (ii) levels of expense, cost or liability by category, operating unit or any other delineation; (jj) non-GAAP operating income; (kk) adjusted EBIT, and (ll) any other criteria or measurement approved by the Committee. Performance Measures may relate to the Company and/or one or more of its Affiliates, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

2.25 “Plan” means this ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan.

2.26 “Prior Plans” means the following plans (including the plans of the predecessor to the Company, ADTRAN, Inc.):

(a)	ADTRAN, Inc. 1986 Employee Incentive Stock Option Plan (expired on February 14, 1996);

(b)	ADTRAN, Inc. 1996 Employees Incentive Stock Option Plan (expired on February 14, 2006);

(c)	ADTRAN, Inc. 2006 Employee Stock Incentive Plan (expired on January 23, 2016);

(d)	ADTRAN, Inc. 2015 Employee Stock Incentive Plan (terminated upon May 13, 2020); and

(e)	ADTRAN Holdings, Inc. 2020 Employee Stock Incentive Plan (terminated upon the Effective Date of this Plan).

2.27 “Restricted Stock” means an Award of Common Stock that is subject to such conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures.

2.28 “Restricted Stock Unit” or “RSU” means an Award of a unit representing one share of Common Stock that, upon satisfaction of certain conditions, restrictions and contingencies as the Committee determines, including the satisfaction of specified Performance Measures shall result in the issuance of one share of Common Stock.

2.29 “Retirement” means the date of a Participant’s Separation from Service with the Company and all of its Affiliates at any time after (a) attaining age sixty-five (65) or (b) completing twenty-five (25) years of service for the Company, any Affiliate and any predecessor of the Company or Affiliate.

2.30 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as then in effect or any successor provision.

ADTRAN HOLDINGS, INC. 2024 EMPLOYEE STOCK INCENTIVE PLAN	Page 6

2.31 “Securities Act” means the Securities Act of 1933, as amended.

2.32 “Separation from Service” means a termination of employment or service by a Participant with the Company and its Affiliates; provided, that if any Award that is treated as nonqualified deferred compensation (within the meaning of Code Section 409A), or any dividend or dividend credit thereon, is to be paid or distributed upon a Separation from Service, then a Separation from Service shall not occur unless it qualifies as a “separation from service” within the meaning of Code Section 409A. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position, duties or status (e.g., from employee to consultant, consultant to director, employee to director) shall not result in interrupted or terminated employment or service, so long as such Participant continues to provide services to the Company or an Affiliate and a “separation from service” under Code Section 409A is not deemed to have occurred. The determination of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a Separation from Service for purposes of any Award granted under the Plan shall be determined by the Committee and, if applicable, in accordance with Code Section 409A, which determination shall be final and conclusive.

2.33 “Stock Appreciation Right” or “SAR” means an Award representing a Participant’s right to receive payment in the form of cash or Common Stock in an amount equal to the excess of the Fair Market Value of the exercised shares of Common Stock subject to such SAR (or portion thereof) over their Base Value.

2.34 “Stock Option” means an ISO or NQSO, as applicable, granted to an Employee or service provider under the Plan.

2.35 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

2.36 “Ten Percent Shareholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent (as defined in Code Section 424(e)), or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall apply.

ARTICLE III

PLAN ADMINISTRATION

3.1 General Administration. The Plan shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2). Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Award Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive on all persons.

3.2 Appointment of Committee. The Board shall appoint the Committee from among its non-employee members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon.

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3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at least annually.

3.4 Individuals Eligible for Awards. The individuals eligible to receive Awards shall be (a) active Employees of the Company or its Subsidiaries, including Employees who are also members of the Board and (b) key service providers and advisors of the Company. Only Employees of the Company or any Subsidiary shall be eligible to receive ISOs.

3.5 Powers of Committee. The Committee may make one or more Awards under the Plan. The Committee shall decide which eligible Employees and service providers shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award, subject to the terms of the Plan. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

3.6 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any employee or Officer of the Company or its Affiliates. The Committee hereby delegates to the Company’s Chief Executive Officer (a) the authority to grant Awards under the Plan to service providers and Employees who are not officers of the Company or any Affiliate, provided that any such Award shall be governed by the form of Award Agreement most recently approved by the Committee for use in making Awards under the Plan and the Chief Executive Officer shall report any such grants to the Committee at its next meeting; and (b) in the event a Participant Separates from Service, the power to accelerate the exercisability or vesting of any outstanding Award held by the Participant, or to permit any such Award to continue to vest in accordance with its original vesting schedule. The Committee hereby delegates to the Company’s Corporate Secretary the authority to document any and all Awards made by the Committee and/or the Chief Executive Officer under the Plan by execution of the appropriate Award Agreements. The Committee may revoke any such allocation or delegation at any time.

3.7 Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Affiliates, Participants and other persons entitled to benefits under the Plan to provide it with certain data and information.

3.8 Deferral Arrangement. The Committee may permit or require the deferral of payment of any Award, subject to such rules and procedures as it may establish and in accordance with Code Section 409A. Unless otherwise provided in an Award Agreement, any such deferral will not include provisions for the payment or crediting of interest or dividend equivalents.

3.9 Indemnification. In addition to such other rights of indemnification that apply to them as members of the Board or a committee thereof, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.6), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or

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proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

ARTICLE IV

STOCK SUBJECT TO THE PLAN

4.1 Common Stock Subject to Awards. Common Stock subject to Awards and other provisions of the Plan shall consist of the following: (a) authorized but unissued shares of Common Stock; (b) authorized and issued shares of Common Stock held by the Company in its treasury which have been reacquired by the Company; and (c) shares of Common Stock purchased by the Company in the open market.

4.2 Authorized Shares. Subject to adjustment in accordance with the provisions of Section 4.3, the maximum number of shares of Common Stock that may be issued under the Plan for Awards shall equal four million eight hundred forty thousand (4,840,000) shares of Common Stock (subject to increase in connection with awards previously granted under the Prior Plans as provided in Section 4.2(b)), all of which may be issued as ISOs under the Plan, and adjusted as follows:

(a)

Each Award of Stock Options, Restricted Stock or Restricted Stock Units granted under this Plan will reduce the number of authorized shares available under the Plan by one (1) share of Common Stock for each share underlying such Award.

(b)

Shares of Common Stock underlying an Award under this Plan or Prior Plans that is cancelled, terminated, expires without exercise, is forfeited, or lapses, for any reason shall again be available for issuance pursuant to Awards under this Plan.

(c)

Notwithstanding anything to the contrary herein, the following shares shall not again become available for issuance under the Plan: (i) the total number of Stock Options or SARs that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) the total number of shares of Common Stock underlying any stock-settled SAR that has been exercised regardless of whether a lesser number of shares of Common Stock have been delivered, (iii) any shares of Common Stock used to pay any Exercise Price on any Award granted under the Plan that is subject to exercise (including, without limitation, any Stock Options or SARs) and (iv) any shares of Common Stock used to satisfy tax withholding obligations with respect to any and all Awards granted under the Plan. In addition, shares of Common Stock repurchased by the Company on the open market using proceeds from the exercise of any Award shall not increase the number of shares available for future grant of Awards hereunder.

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The Committee shall establish appropriate methods for determining the number of shares available for issuance under the Plan and the number of shares that have been actually issued under the Plan at any time. In no event shall fractional shares of Common Stock be issued under the Plan.

4.3 Effects of Changes in Capitalization.

(a)

Changes to Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (“Equity Restructuring”), the number and kinds of shares for which Awards may be granted under the Plan, the Exercise Price and/or the Base Value shall be adjusted proportionately and accordingly by the Committee; provided, that any such adjustment shall comply with Code Sections 409A and 424, if applicable. In addition, the number and kind of shares of Common Stock for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

(b)

Change of Control and Other Corporate Transactions. Unless otherwise provided in a Participant’s Award Agreement, in the event of a merger, consolidation, reorganization, extraordinary dividend, tender offer for Common Stock, Change of Control or other change in capital structure of the Company that is not an Equity Restructuring under subsection (a) above:

(1)

all outstanding Stock Options and SARs shall become immediately exercisable with respect to 100% of the shares subject to such Stock Options or SARs, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs; and

(2)

with respect to an Award subject to Performance Measures, any incomplete performance periods shall end on the date of such Change of Control (or other corporate transaction described in this subsection (b)), and the Committee shall cause the Award to be settled based upon the higher of: (i) the Participant’s actual attainment of performance goals for the performance period through the date of the Change of Control (or other corporate transaction described in this subsection (b)) or (ii) the performance target award, except that the amount of the Award, if any, will be pro-rated based on the number of days that the Participant was employed by the Company between the date of the beginning of the performance period and the Change of Control (or other corporate transaction).

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Notwithstanding anything to the contrary, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, (i) make appropriate provision for the continuation of an Award by substituting on an equitable basis for the shares of Common Stock then subject to such Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control or securities of any successor or acquiring entity; or (ii) cancel an Award, whether vested or unvested, in exchange for a payment equal to (y) for Restricted Stock and RSUs, the Fair Market Value of the shares of Common Stock subject to the Award or (z) for Stock Options and SARs, the excess of the Fair Market Value of the shares of Common Stock subject to the Award over the Exercise Price or Base Value, as applicable. In the case of an Award having an Exercise Price or Base Value equal to or greater than the Fair Market Value of the consideration to be paid per share of Common Stock in the Change of Control, the Committee may cancel the Stock Option or SAR without payment of consideration to the applicable Participant.

(c)

Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share with no cash payment due therefor. If the Company issues any rights to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights. All adjustments the Committee makes under this Plan shall be final and conclusive.

ARTICLE V

RULES APPLICABLE TO AWARDS

5.1 Maximum Annual Limits on Awards. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock underlying Awards granted to a Participant in any calendar year shall not exceed 1,000,000 shares of Common Stock.

5.2 Transferability.

(a)

Except as provided in subsection (b) below: (1) no Award shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void. After the death of a Participant and upon the death of the Participant’s Beneficiary, an Award shall be transferable only by will or the laws of descent and

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distribution; (2) Awards shall be exercisable during the Participant’s lifetime only by the Participant (or a legal representative if the Participant becomes incapacitated); and (3) nothing contained in this Section 5.2 shall preclude a Participant from transferring shares of Restricted Stock that have vested, or shares of Common Stock that are issued in settlement of a Stock Option, SAR or RSUs, subject to the remaining provisions of this Plan and applicable law.

(b)

A Participant may transfer not for value any Award other than an ISO to any Family Member of the Participant using such form and subject to such additional administrative procedures as approved by the Committee from time to time; provided, however, that any such Award shall remain subject to all vesting, forfeiture, and other restrictions provided herein and in the Award Agreement to the same extent as if it had not been transferred. For purposes of this subsection (b), a “not for value” transfer is a transfer which is (1) a gift, (2) a transfer under a domestic relations order in settlement of marital property rights; or (3) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Subsequent transfers of transferred Awards are prohibited except to Family Members of the Participant in accordance with this subsection (b) or by will or the laws of descent and distribution.

5.3 Accelerated Exercisability and Vesting. The Committee (or the Company’s Chief Executive Officer, in the case of Awards granted to employees and service providers who are not Officers) shall always have the discretionary power to accelerate the exercisability or vesting of, any Award granted under the Plan, or to permit the continued vesting of any such Award according to its original vesting schedule, notwithstanding the Participant’s Separation from Service for any reason. Unless otherwise determined by the Committee and set forth in the applicable Award Agreement, in the event of one of the following events, any outstanding Awards shall immediately become fully exercisable or vested: (1) the Participant’s death or (2) the Participant’s Separation from Service due to Disability; provided, however, if an outstanding Award of Restricted Stock or RSUs remains subject to any performance-based vesting schedule, then upon one of the above events, a proportion of the shares subject to such Award shall become vested and nonforfeitable, equal to the proportion of the time completed through the date of the applicable event to the performance measurement period for the Award, with target performance level deemed to be achieved as of the date of the applicable event, and in the event the Restricted Stock or RSU Award was originally scheduled without a designated target performance level (e.g., a single performance level or minimum and maximum performance levels), then the performance level that, if met, would have resulted in the least number of shares becoming vested shall be treated as the target level.

5.4 Separation From Service. Unless the Committee decides otherwise, all Awards (or portions thereof) that remain unexercisable or unvested upon the Participant’s Separation from Service for any reason other than the events listed in Section 5.3 shall be forfeited by the Participant immediately upon the date of such Separation from Service.

5.5 Waiver of Restrictions. The Committee (or the Company’s CEO, as provided in Section 5.3 above) may elect, in its sole discretion, to waive any or all restrictions with respect to any Award under the Plan.

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5.6 No Cashouts or Repricing of Awards. Except as provided in Section 4.3, without the prior approval of the Company’s stockholders, the Committee shall not amend any Stock Option or SAR to reduce its Exercise Price or Base Value, and shall not issue to any Participant a new Award in exchange for the surrender and cancellation of any other Award, if such new Award has an Exercise Price or Base Value (as applicable) lower than that of the Award for which it is exchanged, or take any other action that would have the effect of reducing the Exercise Price or Base Value of a Stock Option or SAR, including the issuance of cash in exchange for the surrender and cancellation of a Stock Option or SAR when the Exercise Price or Base Value of such exchanged Stock Option or SAR is higher than the Fair Market Value of the underlying shares covered by such Stock Option or SAR.

ARTICLE VI

STOCK OPTIONS

6.1 Grant of Stock Options. The Committee may grant Stock Options for shares of Common Stock in such amounts as it may determine and subject to the provisions of the Plan. A Stock Option shall constitute an ISO only if the Participant is an Employee and the Stock Option is specifically designated as an Incentive Stock Option in the applicable Award Agreement.

6.2 Award Agreement. An Award of a Stock Option shall be evidenced by an Award Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan: (a) the name of the Participant; (b) the total number of shares of Common Stock to which the Stock Option pertains; (c) the Exercise Price of the Stock Option; (d) the date as of which the Committee granted the Stock Option; (e) the type of Stock Option granted; (f) the requirements for the Stock Option to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.; (g) the expiration date of the Stock Option; and (h) the Beneficiary of the Participant.

6.3 Exercise Price. The per share Exercise Price of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant (or, in the case of an ISO granted to a Ten Percent Shareholder, 110% of the Fair Market Value of a share of Common Stock as of the date of grant).

6.4 Exercisability.

(a)	General Schedule. Subject to paragraph (b) below, each Stock Option shall become exercisable according to the following schedule, measured from the date of grant:

Anniversary of the date of grant:	Vested percentage:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

Once a portion of a Stock Option is exercisable, that portion continues to be exercisable until the Stock Option expires (as described in Section 6.5). Fractional shares shall be disregarded for exercise.

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(b)

Other Vesting Requirements. The Committee may specify another vesting schedule in the Award Agreement, whether time-based or performance-based and with any other conditions, restrictions and contingencies as it determines, in its sole discretion, provided that such schedule may not result in vesting of any portion of the Stock Option before the one (1) year anniversary of its date of grant, except in the event of the Participant’s death or Disability or pursuant to Committee action taken in connection with a Change of Control as described in Section 4.3(b). The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Notwithstanding the foregoing, the Committee (or the CEO pursuant to the delegation described in Section 3.6) may in its discretion in connection with a Participant’s Separation from Service, accelerate the vesting of any Stock Option held by the Participant or permit the continued vesting of such Award on the vesting schedule set forth in the Participant’s Award Agreement. Other than as provided in the preceding sentences, if a Participant Separates from Service, his or her rights to all non-vested Stock Options shall cease immediately.

6.5	Expiration Date.

(a)	Expiration Date. The expiration date of any Stock Option shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the Stock Option (or for an ISO granted to a Ten Percent Shareholder, five (5) years from the date of grant);

(2)	Termination for Cause. The date of the Participant’s Separation from Service for Cause with the Company and all Affiliates;

(3)

Separation from Service due to Death, Disability or Retirement. The one-year anniversary of the Participant’s Separation from Service with the Company and all Affiliates due to death, Disability or Retirement, or such shorter period as determined by the Committee and set forth in the Award Agreement; and

(4)

Separation from Service. The date that is three (3) months following the date of the Participant’s Separation from Service with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 6.5(a), or such shorter period as determined by the Committee and set forth in the Award Agreement.

Notwithstanding the foregoing, the Committee may, in its discretion, in connection with a Participant’s Separation from Service, permit an Award to remain exercisable for the full exercise period set forth in the Award Agreement or the maximum term as described in Section 6.5(a)(1) above so long as such extension does not violate Code Section 409A or other applicable laws.

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(b)

Expiration Date Following Change of Control. Notwithstanding the provisions of Section 6.5(a) above and unless the Committee specifies otherwise in the Award Agreement, at any time following a Change of Control of the Company, in the event a Participant incurs a Separation from Service with the Company and its Affiliates for any reason other than: (1) due to death or Disability, (2) for Cause or (3) due to a voluntary resignation, the term of all Stock Options held by such Participant shall be extended to their maximum term as described in Section 6.5(a)(1) above.

6.6 Minimum Exercise Amount. Unless the Committee specifies otherwise in the Award Agreement, a Participant may exercise a Stock Option for less than the full number of shares of Common Stock subject to the Stock Option. However, each exercise may not be made for less than 100 shares or, if less, the total remaining shares subject to the Stock Option. The Committee may in its discretion specify other Stock Option terms, including restrictions on frequency of exercise and periods during which Stock Options may not be exercised.

6.7 Payment of Exercise Price. The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Stock Option, and all applicable withholding taxes, at the time of such exercise by one of the following forms of payment:

(a)	cash or cash equivalents acceptable to the Company;

(b)

delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price;

(c)

delivery of shares of Common Stock already owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and taxes due;

(d)	with the Committee’s approval, having the Company withhold shares of Common Stock that otherwise would be acquired on exercise having a Fair Market Value equal to the aggregate Exercise Price; or

(e)	any combination of the above forms or any other form of payment permitted by the Committee.

6.8 Rights as a Shareholder. A Participant shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by a Stock Option (including rights to dividends and voting) only when the Participant has paid the Exercise Price and applicable withholding taxes in full and the shares actually have been issued to the Participant. No dividend equivalents shall be payable with respect to unexercised Stock Options or unissued shares.

6.9 Limitations on ISOs.

(a)

An Award shall qualify as an ISO only to the extent that the aggregate Fair Market Value (determined at the time the Stock Option is granted) of the shares of Common Stock with respect to which all ISOs held by such Participant become exercisable for the first time during any calendar year (under the Plan, the Prior Plans, and all other plans of the Company, its parent (as defined in Code Section 424(e)) or a Subsidiary) does not exceed $100,000. This $100,000 limitation shall be applied by taking ISOs into account in the order in which they were granted. Any portion of an ISO in excess of such $100,000 limitation will be treated as a NQSO.

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(b)

If any Participant shall make any disposition of shares of Common Stock delivered pursuant to the exercise of an ISO that is a disqualifying disposition, such Participant shall notify the Company of such disposition within ten (10) business days thereof. A disqualifying disposition is any disposition (including any sale) of Common Stock acquired upon exercise of an ISO before the later of (1) two (2) years after the grant date of the ISO or (2) one (1) year after the date the Participant acquired the Common Stock by exercising the ISO.

(c)

If all or part of an ISO is not exercised within (1) three (3) months after the date of the Participant’s Separation from Service for any reason except due to death or Disability, or (2) within one (1) year following the Participant’s Separation from Service due to death or Disability, but remains exercisable, the unexercised portion thereof shall automatically be treated as a NQSO for the remainder of the term of the Stock Option.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant of SARs. The Committee may grant Stock Appreciation Rights to Participants in such amounts as it may determine and subject to the provisions of the Plan.

7.2 SAR Award Agreement. An Award of SARs shall be evidenced by an Award Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan: (a) the name of the Participant; (b) the total number of shares of Common Stock to which the SAR pertains; (c) the Base Value of the SAR; (d) the date as of which the Committee granted the SAR; (e) the type of SAR granted; (f) the requirements for the SAR to become exercisable, such as continuous service, time-based schedule, period and goals for Performance Measures to be satisfied, additional consideration, etc.; (g) the expiration date of the SAR; and (h) the Beneficiary of the Participant.

7.3 Base Value. The per share Base Value of each SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant.

7.4 Exercisability.

(a)	General Schedule. Subject to paragraph (b) below, each SAR shall become exercisable according to the following schedule, measured from the date of grant:

Anniversary of the date of grant:	Vested percentage:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

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Once a portion of a SAR is exercisable, that portion continues to be exercisable until the SAR expires (as described in Section 7.5). Fractional shares shall be disregarded for exercise.

(b)

Other Vesting Requirements. The Committee may specify another vesting schedule in the Award Agreement, whether time-based or performance-based and with any other conditions, restrictions and contingencies as it determines, in its sole discretion, provided that such schedule may not result in vesting of any portion of the SAR before the one (1) year anniversary of its date of grant, except in the event of the Participant’s death or Disability or pursuant to Committee action taken in connection with a Change of Control as described in Section 4.3(b) above. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Notwithstanding the foregoing, the Committee (or the CEO pursuant to the delegation described in Section 3.6) may in its discretion in connection with a Participant’s Separation from Service, accelerate the vesting of any SAR held by the Participant or permit the continued vesting of such Award on the vesting schedule set forth in the Participant’s Award Agreement. Other than as provided in the preceding sentences, if a Participant Separates from Service, his or her rights to all non-vested SARs shall cease immediately.

7.5	Expiration Date.

(a)	Expiration Date. The expiration date of any SAR shall be the earliest to occur of the following:

(1)	Maximum Term. The date ten (10) years from the date of grant of the SAR;

(2)	Separation from Service for Cause. The date of the Participant’s Separation from Service for Cause with the Company and all Affiliates;

(3)

Separation from Service due to Death, Disability or Retirement. The one-year anniversary of the Participant’s Separation from Service with the Company and all Affiliates due to death, Disability or Retirement, or such shorter period as determined by the Committee and set forth in the SAR Agreement; and

(4)

Separation from Service. The date that is three (3) months following the date of the Participant’s Separation from Service with the Company and all Affiliates for any reason other than those specified elsewhere in this Section 7.5(a), or such shorter period as determined by the Committee and set forth in the SAR Agreement.

Notwithstanding the foregoing, the Committee may, in its discretion, in connection with a Participant’s Separation from Service, permit an Award to remain exercisable for its full original period of exercise or the maximum term as described in Section 7.5(a)(1) above so long as such extension does not violate Code Section 409A or other applicable laws.

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(b)

Expiration Date Following Change of Control. Notwithstanding the provisions of Section 7.5(a) above and unless the Committee specifies otherwise in the Award Agreement, at any time following a Change of Control of the Company, in the event a Participant incurs a Separation from Service with the Company and its Affiliates for any reason other than: (1) due to death or Disability, (2) for Cause, or (3) due to a voluntary resignation, the term of all SARs held by such Participant shall be extended to their maximum term as described in Section 7.5(a)(1) above.

7.6 Minimum SAR Exercise Amount. Unless the Committee specifies otherwise in the SAR Agreement, a Participant may exercise a SAR for less than the full number of shares of Common Stock subject to the SAR. However, each exercise may not be made for less than 100 shares or, if less, the total remaining shares subject to the SAR. The Committee may in its discretion specify other SAR terms, including restrictions on a frequency of exercise and periods during which SARs may not be exercised.

7.7 Exercise of SARs. SARs may be exercised upon the terms and conditions determined by the Committee, in its sole discretion.

7.8 Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company equal to an amount determined by multiplying: (a) the difference between the Fair Market Value of a share of Common Stock on the date of exercise over the Base Value of the applicable SAR; by (b) the number of shares of Common Stock with respect to which the SAR is being exercised.

The payment for SAR exercise may be made in cash, shares of Common Stock or in some combination thereof at the sole discretion of the Committee. The form of payment shall be specified in the Award Agreement pertaining to the grant of the SAR.

7.9 Rights as a Shareholder. To the extent that a Stock Appreciation Right Award is payable (in whole or in part) in the form of shares of Common Stock, a Participant shall first have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Stock Appreciation Right (including rights to dividends and voting) only when the Participant has exercised the SAR pursuant to the terms and conditions of the Award and the shares actually have been issued to the Participant. No dividend equivalents shall be payable with respect to unexercised SARs or unissued shares.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Grants of Restricted Stock and Restricted Stock Units. The Committee may grant shares of Common Stock as Restricted Stock or may grant Restricted Stock Units to Participants in such amounts as it may determine and subject to the provisions of the Plan.

8.2 Restricted Stock and Award Agreement. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that specifies the following terms: (a) the name of the Participant; (b) the total number of shares of Common Stock to which the Award of Restricted Stock or Restricted Stock Units pertain; (c) the date as of which the Committee awarded the Restricted Stock or the Restricted Stock Unit; (d) the manner in which the Restricted Stock or Restricted Stock Units will become vested, nonforfeitable and transferable and a description of any restrictions applicable to the Restricted Stock or the Restricted Stock Units; (e) for RSUs, when RSUs will be settled after they vest; and (f) the Beneficiary of the Participant.

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8.3	Vesting.

(a)

General Schedule. Subject to paragraph (b) below, each Award of Restricted Stock or Restricted Stock Units shall become vested and nonforfeitable according to the following schedule, measured from the date of grant:

Anniversary of the date of grant:	Vested percentage:
One-year anniversary	25%
Two-year anniversary	25%
Three-year anniversary	25%
Four-year anniversary	25%

(b)

Other Vesting Requirements. The Committee may specify another vesting schedule in the Award Agreement, whether time-based or performance-based and with any other conditions, restrictions and contingencies as it determines, in its sole discretion, provided that such schedule may not result in vesting of any portion of the Award of Restricted Stock or Restricted Stock Units before the one (1) year anniversary of its date of grant, except in the event of the Participant’s death or Disability or pursuant to Committee action taken in connection with a Change of Control as described in Section 4.3(b) above. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes. Notwithstanding the foregoing, the Committee (or the CEO pursuant to the delegation described in Section 3.6) may in its discretion in connection with a Participant’s Separation from Service, accelerate the vesting of any Award of Restricted Stock or Restricted Stock Units held by the Participant or permit the continued vesting of such Award of Restricted Stock or Restricted Stock Units on the vesting schedule set forth in the Participant’s Award Agreement; provided, however, that any such extension must comply with Code Section 409A and the Delay Period (as defined in Section 10.16) for specified employees. Other than as provided in the preceding sentences, if a Participant Separates from Service, his or her rights to all Restricted Stock or Restricted Stock Units that have not yet vested shall cease immediately.

8.4	Delivery of Restricted Stock.

(a)

Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after approval of the Restricted Stock Award; provided, that if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

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(b)

Legend. Unless the certificate representing shares of the Restricted Stock is deposited with a custodian (as described in this Section), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan and an Award Agreement dated __________, ____, between ________________ and ADTRAN Holdings, Inc. The Plan and the Award Agreement are on file in the office of the Corporate Secretary of ADTRAN Holdings, Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(c)

Deposit with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically to a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby are registered only after such shares become nonforfeitable.

8.5 Settlement of RSUs. Except as otherwise provided in the Award Agreement and in accordance with Code Section 409A, RSUs shall generally be settled in shares of Common Stock immediately following the date they vest; provided that the Committee may specify in the applicable Award Agreement that settlement shall be in cash or in a combination of Common Stock and cash.

8.6 Shareholder Rights for Restricted Stock and RSUs; Dividends and Dividend Credits. The Participant shall have no shareholder rights with respect to the shares of Common Stock subject to a Restricted Stock Award or a RSU Award, including any voting and dividend rights, until actual shares of Common Stock are issued upon vesting of the Restricted Stock or settlement of such RSUs, as applicable. However, the Committee may designate that the unvested portion of a Restricted Stock Award or the unsettled portion of an RSU Award is eligible for dividends or dividend credits, as applicable, in which case such dividends or dividend credits shall be paid when such underlying shares of Common Stock subject to the Restricted Stock Award or RSU Award, as applicable, are issued to the Participant.

ARTICLE IX

AMENDMENT AND TERMINATION OF PLAN AND PLAN AWARDS

9.1 Amendment and Termination By the Board. Subject to Section 9.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or to terminate the

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Plan in whole or in part. In the event of any such action, to the extent it determines necessary to administer the Plan, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination. No Award Agreement may be amended to reprice or constructively reprice any Award.

9.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 9.1 above, the following restrictions shall apply to the Board’s authority under Section 9.1 above:

(a)

Prohibition Against Adverse Effects on Outstanding Awards. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of a Participant who has an outstanding Award without the consent of such Participant. The Committee shall not amend any Award Agreement that it previously has authorized under the Plan that adversely affects the Participant’s rights or benefits under an Award without the written (or electronic) consent of the Participant holding such Award.

(b)

Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if (1) such modification or amendment would cause the applicable portions of the Plan to fail to qualify as an ISO plan pursuant to Code Section 422, (2) such modification or amendment would materially increase the benefits accruing to Participants under the Plan, (3) such modification or amendment would materially increase the number of securities which may be issued under the Plan, (4) such modification or amendment would materially modify the requirements as to eligibility for participation in the Plan or (5) such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or the NASDAQ National Market System. Clauses (2), (3) and (4) of the preceding sentence shall be interpreted in accordance with the provisions of paragraph (b)(2) of Rule 16b-3. Shareholder approval shall be made by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting, or by the written consent in lieu of a meeting of the holders of a majority of the outstanding voting stock or such greater number of shares of voting stock as may be required by the Company’s articles or certificate of incorporation and bylaws and by applicable law; provided, however, that for modifications described in clauses (2), (3) and (4) above, such shareholder approval, whether by vote or by written consent in lieu of a meeting, must be solicited substantially in accordance with the rules and regulations in effect under Section 14(a) of the Exchange Act as required by paragraph (b)(2) of Rule 16b-3.

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ARTICLE X

PLAN OPERATION

10.1 Beneficiary. Upon a Participant’s death, the Participant’s Beneficiary shall be determined as follows:

(a)

Designation of Beneficiary. A Participant’s Beneficiary shall be the person who is last designated in writing by the Participant as such Participant’s Beneficiary hereunder. A Participant shall designate his or her original Beneficiary in writing (on paper or electronically) on the form provided by the Committee. Any subsequent modification of the Participant’s Beneficiary shall be on the form provided by the Committee. A designation of Beneficiary shall be effective when the properly completed form is received and accepted by the Committee (or its designee), as determined in the Committee’s (or its delegate’s) sole discretion.

(b)

No Designated Beneficiary. If no Beneficiary has been validly designated by a Participant, or the Beneficiary designated by the Participant is no longer living or in existence at the time of the Participant’s death, then the Participant’s Beneficiary shall be deemed to be the Participant’s legal spouse under applicable state law, or if none, the Participant’s estate.

(c)

Designation of Multiple Beneficiaries. A Participant may, consistent with subsection (a) above, designate more than one person as a Beneficiary if, for each such Beneficiary, the Participant also designates a percentage of the Participant’s Award to be transferred to such Beneficiary upon the Participant’s death. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Participant’s date of death) should be entitled to an equal percentage of the Participant’s Award. Each Beneficiary shall have complete and non-joint rights with respect to the portion of a Participant’s Award to be transferred to such Beneficiary upon the Participant’s death.

(d)

Contingent Beneficiaries. A Participant may designate one or more contingent Beneficiaries to receive all or a portion of the Participant’s Award in the event that all of the Participant’s original Beneficiaries should predecease the Participant. In the event that one or more original Beneficiaries predeceases the Participant, then the remaining original Beneficiaries specified above shall be entitled to the share of such deceased Beneficiary in direct proportion to their designated shares.

10.2	Compliance with Other Laws and Regulations.

(a)

The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Common Stock may be issued or sold to the Participant exercising a Stock Option or SAR unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award.

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(b)

In connection with the Securities Act, upon the exercise of any Option or SAR or the delivery of any shares of Common Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Participant or any other individual exercising a Stock Option may acquire such shares pursuant to an exemption from registration under the Securities Act.

(c)

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that a Stock Option or SAR shall not be exercisable until the shares of Common Stock covered by such Stock Option or SAR are registered or are exempt from registration, the exercise of such Stock Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(d)	The Company may require a Participant to submit evidence that the Participant is acquiring shares of Common Stock for investment purposes.

10.3 Rule 16b-3. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the vesting, exercise and settlement thereof qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

10.4 Tax Withholding. The Company and its Affiliates shall have the power and the right to deduct or withhold from amounts (including withholding any shares of Common Stock that otherwise would be issued on exercise or following the vesting of an Award) to the Participant by the Company or such Affiliate, or require a Participant to remit to the Company or such Affiliate as a condition of any Award, an amount (in cash or in kind, subject to the approval of the Company) sufficient to satisfy the minimum Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. Notwithstanding the above, in the case of Stock Options and SARs, such tax withholding shall be accomplished as set forth in Sections 6.7 and 7.7.

10.5 Limitation of Implied Rights. No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate.

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10.6 No Trust or Fund Created. Neither a Participant nor any other person shall, by reason of the Plan or any Award, acquire any right in or title to any assets, funds or property, other than the Common Stock of the Company or an Affiliate, including, without limitation, any specific funds, assets, or other property which the Company or its Affiliates, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock underlying Awards granted under the Plan, unsecured by any assets of the Company or an Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of the Company or its Affiliates shall be sufficient to pay any benefits to any person.

10.7 Nonexclusively of the Plan. Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals).

10.8 Conditions of Participation in the Plan. When the Committee makes an Award, it may require a Participant to execute (on paper or electronically) an Award Agreement in a form specified by the Committee, agreeing to the terms and conditions of the Award and to such additional terms and conditions, not inconsistent with the terms and conditions of the Plan, as the Committee may, in its sole discretion, prescribe. If there is a conflict between any provision of an Award Agreement and the Plan, the Plan shall control.

10.9 Notices; Evidence. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion. Anyone required to give evidence under the Plan may give such evidence by certificate, affidavit, document or other information which the person acting on the evidence considers pertinent, reliable and signed, made or presented (on paper or electronically) by the proper party or parties.

10.10 Gender and Number. Words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

10.11 Headings. The headings in this Plan are for convenience of reference. Headings are not a part of the Plan and shall not be considered in the construction hereof.

10.12 Legal References. Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

10.13 No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any of its Affiliates.

10.14 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

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10.15 Clawback/Recovery. Subject to Code Section 409A, all Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, including but not limited to a reacquisition right with respect to previously granted Restricted Stock or other cash or property, (a) as provided in the Company’s forfeiture policy implemented by the Company from time to time and applicable to all Officers and directors of the Company on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, (c) as provided in the applicable Award Agreement, and/or (d) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company, or the Participant’s Separation from Service with the Company or its Affiliates is for Cause. No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.

10.16 Code Section 409A. Although the Company does not guarantee to a Participant any particular tax treatment of an Award, Awards are intended to comply with, or be exempt from, the requirements of Code Section 409A, to the extent it applies. The Plan and each Award Agreement will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Committee. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant pursuant to or as a result of Code Section 409A or for any damages for failing to qualify for an exemption from, or comply with, Code Section 409A. If the Participant is deemed on a Separation from Service to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B), then with regard to any Award that is considered nonqualified deferred compensation under Code Section 409A payable on account of a Separation from Service, such Award shall be paid at the date which is the earlier of (A) the expiration of the six (6) month period measured from the date of such a Separation from Service of the Participant, and (B) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them in the Plan or the applicable Award Agreement.

10.17 International Awards. The Committee may adopt special guidelines and provisions for Awards with respect to Participants who are employed or reside in any country other than the United States in order to comply with the applicable laws of such other country.

10.18 Governing Law. The Plan is governed by and shall be construed in accordance with the laws of the State of Alabama, without regard to any choice of law principles thereof or of any other jurisdiction.

*****

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 29, 2024,

EFFECTIVE AS OF [_______], 2024

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APPENDIX B

ADTRAN HOLDINGS, INC.

2024 DIRECTORS STOCK PLAN

ARTICLE I

Purpose

1.1 General Purpose. The purpose of this Plan is to further the growth and development of the Company by encouraging Directors who are not employees of the Company to obtain a proprietary interest in the Company by owning its stock. The Company intends that the Plan will provide such Persons with an added incentive to continue to serve as Directors and will stimulate their efforts in promoting the growth, efficiency and profitability of the Company. The Company also intends that the Plan will afford the Company a means of attracting individuals of outstanding quality to service on the Board.

1.2 Type of Awards Available Under the Plan. The Plan permits Awards of Options, Restricted Stock and Restricted Stock Units (“RSUs”). The type of Options permitted under the Plan are nonqualified stock options (“NQSOs”).

1.3 Intended Tax Effects of Awards. The Company intends that Restricted Stock Awards granted under the Plan are subject to taxation under Code Section 83. NQSOs are subject to taxation when the NQSO is exercised. Restricted Stock Units are subject to taxation when the underlying shares of Common Stock are issued to the Participant.

1.4 Term. Unless earlier terminated by the Board pursuant to the provisions of Article IX hereof, the Plan shall remain in effect until the tenth (10th) anniversary of the Effective Date; provided, however, that notwithstanding its termination, the Plan shall remain in effect with respect to outstanding Awards as long as any Awards are outstanding.

1.5 Operation, Administration and Definitions. The operation and administration of the Plan are subject to the provisions of this Plan document. Capitalized terms used in the Plan are defined in Article II below or may be defined within the Plan.

1.6 Legal Compliance. The Plan is intended to comply with (a) Code Section 409A, to the extent any Awards are treated as nonqualified deferred compensation under Code Section 409A, and (b) the exemption of Awards under the provisions of Rule 16b-3.

ARTICLE II

Definitions

The following words and phrases as used in this Plan shall have the meanings set forth in this Article unless a different meaning is clearly required by the context:

2.1 “Affiliate” means an entity that, directly or indirectly, controls, is controlled by, or is under common control with the Company, within the meaning of Rule 12b-2 of the Exchange Act.

2.2 “Award” means any Option, Restricted Stock, or Restricted Stock Unit granted to a Participant under the Plan.

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2.3 “Award Agreement” means the written (or electronic) agreement issued by the Company to the Participant that sets forth the terms and provisions of an Award granted under the Plan.

2.4 “Beneficiary” means, with respect to a Participant, the Person(s) to whom the Participant’s Award shall be transferred upon the Participant’s death, determined as set forth in Section 10.1.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means an act or acts by a Person involving personal dishonesty, incompetence, willful misconduct, moral turpitude, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses), the use for profit or disclosure to unauthorized Persons of confidential information or trade secrets of the Company or its subsidiaries, the breach of any contract with or material written policy of the Company or its subsidiaries, the unlawful trading in the securities of the Company or of another corporation based on information gained as a result of the performance of services for the Company or its subsidiaries, a felony conviction, or the failure to contest prosecution for a felony, embezzlement, fraud, deceit or civil rights violations, any of which acts negatively impact the Company or any of its subsidiaries or cause the Company or any of its subsidiaries liability or loss, as determined by the Committee in its sole discretion.

2.7 “Change of Control” means the occurrence of any of the following events on or after the Effective Date of this Plan:

(a)

Change in Ownership. A change in the ownership of the Company occurs on the date that any one Person, or more than one Person acting as a group, acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company. However, if any one Person or more than one Person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of subsection (b) below). An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, will be treated as an acquisition of stock for purposes of this Section. This applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(b)

Change in Effective Control. A change in the effective control of the Company occurs on the date that either: (1) any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; or (2) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. A change in effective control may occur in any transaction in which either of the two corporations involved in the transaction has a Change of Control; or

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(c)

Change in Ownership of a Substantial Portion of Assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to Code Section 409A, the Company will not be deemed to have undergone a Change of Control unless the Company is deemed to have undergone a “change in ownership,” a “change in effective control,” or a “change in the ownership of a substantial portion of the assets,” within the meaning of Code Section 409A.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code includes any regulations and formal guidance issued thereunder and any reference to any successor provision of the Code.

2.9 “Committee” means the committee appointed by the Board pursuant to Section 3.2 hereof to administer and interpret the Plan in accordance with Article III. The Committee shall (a) consist of two or more individuals each of whom shall be, to the extent required by Rule 16b-3, a “non-employee director” as defined in Rule 16b-3, and (b) satisfy the applicable requirements of any stock exchange or national market system on which the Common Stock may then be listed.

2.10 “Common Stock” means the common stock of the Company, par value $0.01 per share.

2.11 “Company” means ADTRAN Holdings, Inc., a Delaware corporation, and any successor thereto.

2.12 “Director” means an individual who is not an employee of the Company and who is serving as a member of the Board (i.e., a director of the Company), including as a director emeritus providing advisory services to the Board.

2.13 “Disability” means a Participant is unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A Participant shall be considered disabled only if he furnishes such proof of Disability as the Committee may reasonably require from time to time.

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2.14 “Effective Date” means the date that this Plan was approved by the stockholders of the Company, or [______], 2024, in accordance with applicable law (including, without limitation, under Rule 16b-3).

2.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16 “Exercise Price” means the purchase price of the shares of Common Stock underlying an Option.

2.17 “Fair Market Value” of the Common Stock as of a date of determination means the following:

(a) Stock Listed and Shares Traded. If the Common Stock is listed and traded on a national securities exchange (as such term is defined by the Exchange Act) or on the NASDAQ National Market System on the date of determination, the Fair Market Value per share shall be the closing price of a share of the Common Stock on said national securities exchange or NASDAQ National Market System on the business day immediately preceding the date of determination. If the Common Stock is traded in the over-the-counter market, the Fair Market Value per share shall be the closing price of a share on the business day immediately preceding the date of determination.

(b) Stock Listed But No Shares Traded. If the Common Stock is listed on a national securities exchange or on the NASDAQ National Market System but no shares of the Common Stock are traded on the date of determination but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the closing price of a share of the Common Stock on the most recent date before the date of determination. If the Common Stock is regularly traded in the over-the-counter market but no shares of the Common Stock are traded on the date of determination (or if records of such trades are unavailable or burdensome to obtain) but there were shares traded on dates within a reasonable period before the date of determination, the Fair Market Value shall be the average of the closing bid and asked prices of a share of the Common Stock on the most recent date before the date of determination on which trading occurred.

(c) Stock Not Listed. If the Common Stock is not listed on a national securities exchange or on the NASDAQ National Market System and is not regularly traded in the over-the-counter market, then the Committee shall determine the Fair Market Value of the Common Stock in a manner consistent with the requirements of Code Section 409A.

In any event, the determination of Fair Market Value shall be consistent with the requirements of Code Section 409A and, in the case of an ISO, in compliance with Code Section 422. The Committee’s determination of Fair Market Value, which shall be made pursuant to the foregoing provisions, shall be final and binding for all purposes of this Plan.

2.18 “Family Member” means a Person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Participant, any Person sharing the Participant’s household (other than a tenant or employee), a trust in which any one or more of these Persons have more than fifty percent (50%) of the beneficial interest, a foundation in which any one or more of these Persons (or the Participant) control the management of assets, and any other entity in which one or more of these Persons (or the Participant) own more than fifty percent (50%) of the voting interests.

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2.19 “Option” means an option to purchase shares of Common Stock that is granted under Article V hereof and not an incentive stock option within the meaning of Code Section 422.

2.20 “Participant” means a Director who has been selected to receive an Award, or with respect to whom an Award is outstanding, under the Plan.

2.21 “Person” means any individual, organization, corporation, partnership, trust or other entity.

2.22 “Plan” means this ADTRAN Holdings, Inc. 2024 Directors Stock Plan.

2.23 “Prior Plans” means the following plans (including the plans of the predecessor to the Company, ADTRAN, Inc.):

(a)	ADTRAN, Inc. 2005 Directors Stock Option Plan (expired on May 17, 2015);

(b)	ADTRAN, Inc. 2010 Directors Stock Plan (expired on December 31, 2019); and

(b)	ADTRAN Holdings, Inc. 2020 Directors Stock Plan (terminated upon the Effective Date of this Plan).

2.24 “Restricted Stock” means an Award of Common Stock that is subject to such conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable Award Agreement.

2.25 “Restricted Stock Unit” or “RSU” means an Award of a unit representing one share of Common Stock that, upon satisfaction of certain conditions, restrictions and contingencies as the Committee determines and sets forth in the applicable RSU Agreement, shall result in the issuance of one share of Common Stock.

2.26 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act, as then in effect or any successor provision.

2.27 “Separation from Service” means a termination of service by a Participant with the Company and its Affiliates; provided, that if any Award that is treated as nonqualified deferred compensation (within the meaning of Code Section 409A), or any dividend or dividend credit thereon, is to be paid or distributed upon a Separation from Service, then a Separation from Service shall not occur unless it qualifies as a “separation from service” within the meaning of Code Section 409A. Unless otherwise stated in the applicable Award Agreement, a Participant’s change in position, duties or status (e.g., from director to consultant, director to employee) shall not result in interrupted or terminated service, so long as such Participant continues to provide services to the Company or an Affiliate and a “separation from service” under Code Section 409A is not deemed to have occurred. The determination of whether an authorized leave of absence or absence for military or government service or for any other reason shall constitute a Separation from Service for purposes of any Award granted under the Plan shall be determined by the Committee and, if applicable, in accordance with Code Section 409A, which determination shall be final and conclusive.

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2.28 “Securities Act” means the Securities Act of 1933, as amended.

2.29 “Total Remuneration” means the total annual compensation (including Awards under the Plan) which may be paid to a Director for a given year (running from one annual shareholders’ meeting to the next), as may be modified from time to time, excluding any additional retainer for acting in certain capacities such as committee chair or lead director, and any additional meeting fees.

ARTICLE III

Administration

3.1 General Administration. The Plan shall be administered and interpreted by the Committee (as designated pursuant to Section 3.2). Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Award Agreements by which Awards shall be evidenced (which shall not be inconsistent with the terms of the Plan), and to make all other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be final, binding and conclusive on all Persons.

3.2 Appointment of Committee. The Board shall appoint the Committee from among its non-employee members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon.

3.3 Organization. The Committee may select one of its members as its chairman and shall hold its meetings at such times and at such places as it shall deem advisable. A majority of the Committee shall constitute a quorum, and such majority shall determine its actions. The Committee shall keep minutes of its proceedings and shall report the same to the Board at least annually.

3.4 Powers of Committee. The Committee may make one or more Awards under the Plan. The Committee shall decide which eligible Directors shall receive an Award and when to grant an Award, the type of Award that it shall grant and the number of shares of Common Stock covered by the Award, subject to the terms of the Plan. The Committee shall also decide the terms, conditions, performance criteria, restrictions and other provisions of the Award. The Committee shall act by a majority of its then members, at a meeting of the Committee or by unanimous written consent. The Committee shall keep adequate records concerning the Plan and the Committee’s proceedings and acts in such form and detail as the Committee may decide.

3.5 Delegation by Committee. Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate some or all of it administrative duties and powers to any employee or officer of the Company or its Affiliates. The Committee hereby delegates to the Company’s Corporate Secretary and the Company’s executive officers the authority to document any and all Awards made by the Committee under the Plan by execution of the appropriate Award Agreements. The Committee may revoke any such allocation or delegation at any time.

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3.6 Information to be Furnished to Committee. In order for the Committee to discharge its duties, it may require the Company, its Affiliates, Participants and other Persons entitled to benefits under the Plan to provide it with certain data and information.

3.7 Deferral Arrangement. The Committee may permit or require the deferral of payment of any Award, subject to such rules and procedures as it may establish and in accordance with Code Section 409A. Unless otherwise provided in an Award Agreement, any such deferral will not include provisions for the payment or crediting of interest or dividend equivalents.

3.8 Indemnification. In addition to such other rights of indemnification that apply to them as members of the Board or a committee thereof, the Company shall indemnify the members of the Committee (and any designees of the Committee, as permitted under Section 3.5), to the extent permitted by applicable law, against reasonable expenses (including, without limitation, attorney’s fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award awarded hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Articles of Incorporation or the Bylaws of the Company relating to indemnification of the members of the Board) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to such matters as to which it is adjudged in such action, suit or proceeding that such Committee member or members (or their designees) did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

ARTICLE IV

Stock; Eligibility and Annual Grants

4.1 Common Stock Subject to Awards. Common Stock subject to Awards and other provisions of the Plan shall consist of the following: (a) authorized but unissued shares of Common Stock; (b) authorized and issued shares of Common Stock held by the Company in its treasury which have been reacquired by the Company; and (c) shares of Common Stock purchased by the Company in the open market.

4.2 Authorized Shares. Subject to adjustment in accordance with the provisions of Section 4.3, the maximum number of shares of Common Stock that may be issued under the Plan for Awards shall equal six hundred fifty-five thousand (655,000) shares of Common Stock, adjusted as follows:

(a)

Each Award of Options, Restricted Stock or Restricted Stock Units granted under this Plan will reduce the number of authorized shares available under the Plan by one (1) share of Common Stock for each share underlying such Award.

(b)

Shares of Common Stock underlying an Award under this Plan or Prior Plans that is cancelled, terminated, expires without exercise, is forfeited, or lapses, for any reason shall again be available for issuance pursuant to Awards under this Plan.

(c)	Notwithstanding anything to the contrary herein, the following shares shall not again become available for issuance under the Plan: (i) the total number

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of Options that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, (ii) any shares of Common Stock used to pay any Exercise Price upon exercise of Options granted under the Plan and (iii) any shares of Common Stock used to satisfy tax withholding obligations with respect to any and all Awards granted under the Plan. In addition, shares of Common Stock repurchased by the Company on the open market using proceeds from the exercise of any Award shall not increase the number of shares available for future grant of Awards hereunder.

The Committee shall establish appropriate methods for determining the number of shares available for issuance under the Plan and the number of shares that have been actually issued under the Plan at any time. In no event shall fractional shares of Common Stock be issued under the Plan.

4.3 Effects of Changes in Capitalization.

(a)

Changes to Common Stock. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date (“Equity Restructuring”), the number and kinds of shares for which Awards may be granted under the Plan and/or the Exercise Price shall be adjusted proportionately and accordingly by the Committee; provided, that any such adjustment shall comply with Code Section 409A, if applicable. In addition, the number and kind of shares of Common Stock for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Participant immediately following such event shall, to the extent practicable, be the same as immediately before such event. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

(b)

Change of Control and Other Corporate Transactions. Unless otherwise provided in a Participant’s Award Agreement, in the event of a merger, consolidation, reorganization, extraordinary dividend, tender offer for Common Stock, Change of Control or other change in capital structure of the Company that is not an Equity Restructuring under subsection (a) above:

(1)

all outstanding Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, and any restrictions applicable to outstanding Restricted Stock or RSUs shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or RSUs; and

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(2)

with respect to an Award subject to performance measures, any incomplete performance periods shall end on the date of such Change of Control (or other corporate transaction described in this subsection (b)), and the Committee shall cause the Award to be settled based upon the higher of: (i) the Participant’s actual attainment of performance goals for the performance period through the date of the Change of Control (or other corporate transaction described in this subsection (b)) or (ii) the performance target award, except that the amount of the Award, if any, will be pro-rated based on the number of days that the Participant was employed by the Company between the date of the beginning of the performance period and the Change of Control (or other corporate transaction).

Notwithstanding anything to the contrary, the Committee may, in its discretion and upon at least ten (10) days’ advance notice to the affected persons, (i) make appropriate provision for the continuation of an Award by substituting on an equitable basis for the shares of Common Stock then subject to such Award either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control or securities of any successor or acquiring entity; or (ii) cancel an Award, whether vested or unvested, in exchange for a payment equal to (y) for Restricted Stock and RSUs, the Fair Market Value of the shares of Common Stock subject to the Award or (z) for Options, the excess of the Fair Market Value of the shares of Common Stock subject to the Award over the Exercise Price, as applicable. In the case of an Award having an Exercise Price equal to or greater than the Fair Market Value of the consideration to be paid per share of Common Stock in the Change of Control, the Committee may cancel the Option without payment of consideration to the applicable Participant.

(c)

Limits on Adjustments. Any issuance by the Company of stock of any class other than the Common Stock, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Plan. The grant of Awards under the Plan shall not affect in any way the right or authority of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share with no cash payment due therefor. If the Company issues any rights to subscribe for additional shares pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, then each Participant shall be entitled to the same rights on the same basis as holders of outstanding shares with respect to such portion of the Participant’s Award as is exercised on or prior to the record date for determining shareholders entitled to receive or exercise such rights. All adjustments the Committee makes under this Plan shall be final and conclusive.

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4.4 Individuals Eligible for Awards. The individuals eligible to receive Awards hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any of its Affiliates.

4.5 Annual and Other Grants. All Awards granted under this Section shall comply in all respects with the terms and conditions of the Plan.

(a) Initial Grants. Upon initially becoming a Director, an individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to (i) 50% of the sum of (A) the annual grant detailed below in subsection (b) for the calendar year prior to the calendar year in which the individual initially becomes a Director and (B) any discretionary grants made pursuant to subsection (c) during the period subsequent to such annual grant in clause (A) and prior to the date of such individual’s initial election as a Director, or (ii) such other lesser amount as determined in the discretion of the Board. A Director who has previously served as a Director and who again becomes a Director shall not be entitled to an initial grant pursuant to this subsection (a). Only a Director who has never served as a Director shall be entitled to an initial grant pursuant to this subsection (a). An individual who receives an initial grant hereunder shall also be entitled to receive an annual grant under subsection (b) for the calendar year in which he initially becomes a Director.

(b) Annual Grants. As of December 31 of each calendar year in which an individual is a Director, and provided such individual is a Director on such date, such individual shall be automatically entitled to receive an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant equal to an amount (rounded to the nearest whole share) that has been determined by the Board in its discretion; provided, however, in no event shall the Fair Market Value of an Award granted to a Director during a given year (running from one annual shareholders’ meeting to the next) pursuant to this subsection (b), together with (i) the Fair Market Value of any Awards granted to such Director during such given year pursuant to subsection (c) and (ii) the total cash fees paid to such Director during such year, exceed $750,000 in the aggregate.

(c) Other Discretionary Grants. The Board may, in its discretion, elect to grant to an individual who is a Director an Award with a Fair Market Value (in the case of Options, as such value is determined by the Board in its sole discretion) on the date of grant in an amount (rounded to the nearest whole share) that has been determined by the Board in its discretion; provided, however, in no event shall the Fair Market Value of any Awards granted to a Director during a given year (running from one annual shareholders’ meeting to the next) pursuant to this subsection (c), together with the Fair Market Value of an Award granted to such Director during such given year pursuant to subsection (b), exceed $250,000 in the aggregate.

(d) Form of Grants. All Awards shall be in the form of Restricted Stock unless the Board, upon recommendation by the Committee, determines that Awards shall be in the form of Options or Restricted Stock Units. Any determination to grant Awards in a form other than Restricted Stock shall be made, (i) in the case of initial grants under subsection (a), prior to the date the Director becomes entitled to the Award, (ii) in the case of annual grants under subsection (b), before December 31 for Awards for the calendar year ending that December 31, and (iii) in the case of any grants under subsection (c), on or prior to the date of the Award.

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ARTICLE V

Options

5.1 Award Agreement. An Award of an Option shall be evidenced by an Award Agreement that specifies the following terms and any additional terms and conditions determined by the Committee and not inconsistent with the Plan: (a) the name of the Participant; (b) the total number of shares of Common Stock to which the Option pertains; (c) the Exercise Price of the Option; (d) the date as of which the Committee granted the Option; (e) the requirements for the Option to become exercisable, such as continuous service, time-based schedule, period and goals for performance measures to be satisfied, additional consideration, etc.; (f) the expiration date of the Option; and (g) the Beneficiary of the Participant.

5.2 Vesting. Unless a later date is provided in a Participant’s Award Agreement, each Option shall first become exercisable (i.e., vested) with respect to 100% of the shares subject to such Option as of the first anniversary of the date the Option is granted and, prior to said date, the Option shall be unexercisable in its entirety. Notwithstanding the foregoing, all Options granted to a Participant shall become immediately vested and exercisable for 100% of the number of shares subject to the Options upon the Participant’s becoming Disabled or upon his or her death. In addition, the Committee may in its discretion in connection with a Participant’s Separation from Service, accelerate vesting of the Option or permit continued vesting on the vesting schedule set forth in the Participant’s Award Agreement. Other than as provided in the preceding sentences, if a Participant Separates from Service, his or her rights with regard to all non-vested Options shall cease immediately.

5.3 Exercise Price. The Exercise Price of the shares of Common Stock underlying each Option shall be the Fair Market Value of the Common Stock on the date the Option is granted.

5.4 Term of Options. The terms of Options granted under the Plan shall commence on the date of grant and shall expire ten (10) years after the date the Option is granted.

5.5 Terms of Exercise. The exercise of an Option may be for less than the full number of shares of Common Stock subject to such Option, but such exercise shall not be made for less than (a) 100 shares or (b) the total remaining shares subject to the Option, if such total is less than 100 shares. Subject to the other restrictions on exercise set forth herein, the unexercised portion of an Option may be exercised at a later date.

5.6 Method of Exercise. All Options granted hereunder shall be exercised by written (or electronic) notice on a form prescribed by the Committee and directed to the Secretary of the Company at its principal place of business or to such other Person as the Committee may direct. Each notice of exercise shall identify the Option that the Participant is exercising (in whole or in part) and shall be accompanied by payment of the Exercise Price for the number of shares specified in such notice and by any documents required by Section 8.1. The Company shall make delivery of such shares (electronically or in paper form) within a reasonable period of time; provided that, if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

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5.7 Medium and Time of Payment. The Participant must pay the full Exercise Price for shares of Common Stock purchased upon the exercise of any Option, and applicable withholding taxes (if any), at the time of such exercise by one of the following forms of payment:

(a) in cash or cash equivalents acceptable to the Company;

(b) delivery (on a form acceptable to the Committee) of an irrevocable direction to a licenses securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price;

(c) delivery of shares of Common Stock already owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) having a Fair Market Value on the date of surrender equal to the aggregate Exercise Price and taxes due;

(d) with the Committee’s approval, having the Company withhold shares of Common Stock that otherwise would be acquired on exercise having a Fair Market Value equal to the aggregate Exercise Price; or

(e) any combination of the above forms or any other form of payment permitted by the Committee.

5.8 Effect of Termination of Service, Disability or Death. Except as provided in subsections (a), (b) or (c) below or where the Committee approves an extension as described at the end of this Section, no Option shall be exercisable following a Participant’s Separation from Service.

(a) Termination of Service. In the event a Participant Separates from Service for any reason other than death or Disability, any Option or unexercised portion thereof granted to him or her shall terminate on and shall not be exercisable after the earliest to occur of the following: (1) the expiration date of the Option; (2) three months after the date the Participant Separates from Service (except as provided in subsection (c)); or (3) the date on which the Company gives notice to such Participant of termination of his or her service as a Director if service is terminated by the Company’s shareholders for Cause (a Participant’s resignation in anticipation of termination of service by the Company or by its shareholders for Cause shall constitute a notice of termination by the Company). Notwithstanding the foregoing, in the event that a Participant Separates from Service for a reason other than death or Disability, Cause or voluntary resignation at any time after a Change of Control, the term of all Options of that Participant shall be extended through the maximum term as described in Section 5.5 above. Prior to the earlier of the dates specified in the preceding sentences of this subsection (a), the Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date of such Separation from Service.

(b) Disability. Upon the Participant’s Separation from Service due to Disability, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier to occur of the following: (1) the expiration date of such Option; or (2) one year after the date on which such Participant Separates from Service due to Disability (except as provided in subsection (c)). Prior to the earlier of such dates, such Option shall be exercisable only in accordance with its terms and only for the number of shares exercisable on the date such Participant Separates from Service due to Disability.

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(c) Death. In the event of the death of the Participant (1) while he or she is a Director, (2) within three months after the date of the Participant’s Separation from Service (for a reason other than Cause) as provided in subsection (a) above, or (3) within one year after the date of the Participant’s Separation from Service due to his or her Disability, any Option or unexercised portion thereof granted to him or her which is otherwise exercisable may be exercised by the Participant’s Beneficiary at any time prior to the expiration of one year from the date of death of such Participant, but in no event later than the date of expiration of the Option. Such exercise shall be effected pursuant to the terms of this Section as if such Beneficiary is the named Participant.

Notwithstanding the foregoing, the Committee may, in its discretion, in connection with a Participant’s Separation from Service, permit an Award to remain exercisable for the full exercise period set forth in the Award Agreement or the maximum term as described in Section 5.5 above, so long as such extension does not violate Code Section 409A or other applicable laws.

5.9 Restrictions on Transfer and Exercise of Options. No Option shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void. After the death of a Participant and upon the death of the Participant’s Beneficiary, an Option shall be transferable only by will or by the laws of descent and distribution. During the lifetime of a Participant, the Option shall be exercisable only by him; provided, however, that in the event the Participant is incapacitated and unable to exercise Options, such Options may be exercised by such Participant’s legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

5.10 Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to shares covered by his or her Option until date of the issuance of the shares to him or her and only after the Exercise Price of such shares is fully paid. Unless specified in Article VII, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

5.11 No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

ARTICLE VI

Restricted Stock and Restricted Stock Units

6.1 Award Agreement. When the Committee awards Restricted Stock or Restricted Stock Units under the Plan, it shall prepare (or cause to be prepared) an Award Agreement, effective as of the date of grant, that shall specify the number of Shares subject to the Award, any vesting or other restrictions that apply to the Award, and such other provisions as the Committee may determine, which are not inconsistent with the terms and provisions of the Plan.

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6.2 Vesting. Unless a later date is provided in a Participant’s Award Agreement, each Award of Restricted Stock or Restricted Stock Units shall become vested (i.e., all restrictions shall lapse) as of the first anniversary of the date of grant; provided that if the Participant incurs a Separation from Service, his rights with regard to all non-vested Restricted Stock or Restricted Stock Units shall cease immediately. Notwithstanding the foregoing, Restricted Stock or Restricted Stock Units subject to time-based vesting shall become 100% vested immediately upon the death or Disability of the Participant. In addition, the Committee may in its discretion in connection with a Participant’s Separation from Service, accelerate vesting of Restricted Stock or Restricted Stock Units or permit continued vesting on the vesting schedule set forth in the Participant’s Award Agreement; provided, however, that any such extension must comply with Code Section 409A and the delay period (as defined in Section 10.13) for specified employees.

6.3 Delivery of Restricted Stock.

(a) Issuance. The Company shall issue the shares of Restricted Stock within a reasonable period of time after approval of the Award Agreement; provided that if any law or regulation requires the Company to take any action (including, but not limited to, the filing of a registration statement under the Securities Act and causing such registration statement to become effective) with respect to such shares before the issuance thereof, then the date of delivery of the shares shall be extended for the period necessary to take such action. As long as any restrictions apply to the Restricted Stock, the shares of Restricted Stock shall be held by the Committee in uncertificated form in a restricted account.

(b) Legend. Unless the certificate representing shares of the Restricted Stock is deposited with a custodian (as described in this Section), each certificate shall bear the following legend (in addition to any other legend required by law):

“The transferability of this certificate and the shares represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the ADTRAN Holdings, Inc. 2024 Director Stock Plan and an Award Agreement dated __________, ____, between ________________ and ADTRAN Holdings, Inc. The Plan and the Award Agreement are on file in the office of the Corporate Secretary of ADTRAN Holdings, Inc.”

Such legend shall be removed or canceled from any certificate evidencing shares of Restricted Stock as of the date that such shares become nonforfeitable.

(c) Deposit with Custodian. As an alternative to delivering a stock certificate to the Participant, the Committee may deposit or transfer such shares electronically with a custodian designated by the Committee. The Committee shall cause the custodian to issue a receipt for the shares to the Participant for any Restricted Stock so deposited. The custodian shall hold the shares and deliver the same to the Participant in whose name the Restricted Stock evidenced thereby is registered only after such shares become nonforfeitable.

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6.4 Restrictions on Transfer. No Restricted Stock or Restricted Stock Unit shall be assignable or transferable by the Participant except by transfer to a Beneficiary upon the death of the Participant, and any purported transfer (other than as excepted above) shall be null and void. After the death of a Participant and upon the death of the Participant’s Beneficiary, the Restricted Stock or Restricted Stock Unit (as applicable) shall be transferable only by will or by the laws of descent and distribution.

6.5 Settlement of RSUs. Except as otherwise provided in the Award Agreement and in accordance with Code Section 409A, RSUs shall generally be settled in shares of Common Stock immediately following the date they vest; provided that the Committee may specify in the applicable Award Agreement that settlement shall be in cash or in a combination of Common Stock and cash.

6.6 Shareholder Rights. No shareholder rights shall inure to a Participant who has been awarded Restricted Stock or Restricted Stock Units until the restrictions on the Restricted Stock lapse or actual shares of Common Stock are issued upon settlement of the Restricted Stock Units, as applicable.

6.7 Dividend Credits. Any cash dividends paid on Common Stock underlying the Participant’s Restricted Stock or Restricted Stock Units during the period of restriction shall be credited to a bookkeeping account which shall be hypothetically invested in whole shares of Common Stock; and, upon the lapse of restrictions on the Restricted Stock or Restricted Stock Units, the Company will immediately pay the Participant the accumulated value of the bookkeeping account in the form of whole shares of Common Stock, plus any remaining cash.

ARTICLE VII

Adjustments

7.1 Recapitalization. In the event that the outstanding shares of the Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in shares of the Common Stock, the following rules shall apply:

(a) The Committee shall make an appropriate adjustment in the number and kind of shares available for the granting of Awards under the Plan and in the number and kind of shares granted as part of the annual grants.

(b) The Committee also shall make an appropriate adjustment in the number and kind of shares underlying outstanding Awards, or portions thereof, that remain unexercised or subject to restriction; any such adjustment in any outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Option and with a corresponding adjustment in the Exercise Price per share. No fractional shares shall be issued or optioned in making the foregoing adjustments, and the number of shares available under the Plan or the number of shares subject to any outstanding Awards shall be the next lower number of shares, rounding all fractions downward.

(c) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the class or classes of stock then set aside for the Plan, each Participant shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares with respect to such portion of his Award for which shares have not yet been issued in his or her name on or prior to the record date or which portion is otherwise not included in the determination of shareholders entitled to receive or exercise such rights or warrants.

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7.2 Reorganization. Subject to any required action by the shareholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company which does not constitute a Change of Control, and if the agreement memorializing such reorganization so provides, any outstanding Award granted under the Plan shall pertain to and apply, with appropriate adjustment as determined by the Committee, to the securities of the resulting corporation to which a holder of the number of shares of the Common Stock subject to such Award would have been entitled. If such agreement does not so provide: (a) any or all Options granted hereunder shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws) and are to be terminated after giving at least 30 days’ notice to the Participants to whom such Options have been granted and (b) any or all unvested Awards of Restricted Stock or Restricted Stock Units hereunder shall become immediately fully vested, nonforfeitable and/or payable.

7.3 Dissolution and Liquidation. If the Board adopts a plan of dissolution and liquidation that is approved by the shareholders of the Company, the Committee shall give each Participant written notice of such event at least ten (10) days prior to its effective date, and the rights of all Participants shall become immediately nonforfeitable and fully exercisable or vested (to the extent permitted under federal or state securities laws).

7.4 Limits on Adjustments. Any issuance by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of the Common Stock subject to any Award, except as specifically provided otherwise in this Article. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate or dissolve, or to liquidate, sell or transfer all or any part of its business or assets. All adjustments the Committee makes under this Article shall be conclusive.

7.5 No Cashouts or Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the Exercise Price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an Exercise Price that is less than the Exercise Price of the original Options without stockholder approval.

ARTICLE VIII

Agreement by Participant and Securities Registration

8.1 Agreement. If, in the opinion of counsel to the Company, such action is necessary or desirable, no Award shall be granted to any Participant and no Option shall be exercisable by a Participant unless, at the time of grant or exercise, as applicable, such Participant (a) represents and warrants that he or she will acquire the Common Stock for investment only and not for purposes of resale or distribution, and (b) makes such further representations and warranties as are deemed necessary or desirable by counsel to the Company with regard to holding and resale of the Common Stock. The Participant shall, upon the request of the Committee, execute and deliver to the Company

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an agreement or affidavit to such effect. Should the Committee have reasonable cause to believe that such Participant did not execute such agreement or affidavit in good faith, the Company shall not be bound by the grant of the Award or by the exercise of an Option. All certificates representing shares of Common Stock issued pursuant to the Plan shall be marked with the following restrictive legend or similar legend, if such marking, in the opinion of counsel to the Company, is necessary or desirable:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and are held by an “affiliate” (as such term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of the Company. Accordingly, these shares may not be sold, hypothecated, pledged or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, and any applicable securities laws or regulations of any state with respect to such shares, (ii) in accordance with Securities and Exchange Commission Rule 144, or (iii) upon the issuance to the Company of a favorable opinion of counsel or the submission to the Company of such other evidence as may be satisfactory to the Company that such proposed sale, assignment, encumbrance or other transfer will not be in violation of the Securities Act of 1933, as amended, or any applicable securities laws of any state or any rules or regulations thereunder. Any attempted transfer of this certificate or the shares represented hereby which is in violation of the preceding restrictions will not be recognized by the Company, nor will any transferee be recognized as the owner thereof by the Company.

If the Common Stock is (A) held by a Participant who ceases to be an “affiliate,” as that term is defined in Rule 144 of the Securities Act, or (B) registered under the Securities Act and all applicable state securities laws and regulations as provided in Section 8.2, the Committee, in its discretion and with the advice of counsel, may dispense with or authorize the removal of the restrictive legend set forth above or the portion thereof which is inapplicable.

8.2 Registration. In the event that the Company in its sole discretion shall deem it necessary or advisable to register, under the Securities Act or any state securities laws or regulations, any shares with respect to which Awards have been granted hereunder, then the Company shall take such action at its own expense before delivery of the certificates representing such shares to a Participant. In such event, and if the shares of Common Stock of the Company shall be listed on any national securities exchange (as such term is defined by the Exchange Act) or on the NASDAQ National Market System at the time of the removal of restrictions from an Award or exercise of any Option, the Company shall make prompt application at its own expense for the listing on such stock exchange or the NASDAQ National Market System of the shares of Common Stock to be issued.

ARTICLE IX

Amendment and Termination

9.1 Amendment and Termination By the Board. Subject to Code Section 409A and Section 9.2 below, the Board shall have the power at any time to add to, amend, modify or repeal any of the provisions of the Plan, to suspend the operation of the entire Plan or any of its provisions for any period or periods or to terminate the Plan in whole or in part. In the event of any such action, to the extent it determines necessary to administer the Plan, the Committee shall prepare written procedures which, when approved by the Board, shall govern the administration of the Plan resulting from such addition, amendment, modification, repeal, suspension or termination. No Award Agreement may be amended to reprice or constructively reprice any Award.

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9.2 Restrictions on Amendment and Termination. Notwithstanding the provisions of Section 9.1 above, the following restrictions shall apply to the Board’s authority under Section 9.1 above:

(a) Prohibition Against Adverse Effects on Outstanding Awards. No addition, amendment, modification, repeal, suspension or termination shall adversely affect, in any way, the rights of a Participant who has an outstanding Award without the consent of such Participant. The Committee shall not amend any Award Agreement that it previously has authorized under the Plan that adversely affects the Participant’s rights or benefits under an Award without the written (or electronic) consent of the Participant holding such Award.

(b) Shareholder Approval Required for Certain Modifications. No modification or amendment of the Plan may be made without the prior approval of the shareholders of the Company if such approval is necessary with respect to tax, securities or other applicable laws or the applicable rules or regulations of any stock exchange or the NASDAQ National Market System.

ARTICLE X

Miscellaneous Provisions

10.1 Beneficiary. Upon a Participant’s death, the Participant’s Beneficiary shall be determined as follows:

(a) Designation of Beneficiary. A Participant’s Beneficiary shall be the Person who is last designated in writing by the Participant as such Participant’s Beneficiary hereunder. A Participant shall designate his or her original Beneficiary in writing (on paper or electronically) on the form provided by the Committee. Any subsequent modification of the Participant’s Beneficiary shall be on the form provided by the Committee. A designation of Beneficiary shall be effective when the properly completed form is received and accepted by the Committee (or its designee), as determined in the Committee’s (or its delegate’s) sole discretion.

(b) No Designated Beneficiary. If no Beneficiary has been validly designated by a Participant, or the Beneficiary designated by the Participant is no longer living or in existence at the time of the Participant’s death, then the Participant’s Beneficiary shall be deemed to be the Participant’s legal spouse under applicable state law, or if none, the Participant’s estate.

(c) Designation of Multiple Beneficiaries. A Participant may, consistent with subsection (a) above, designate more than one Person as a Beneficiary if, for each such Beneficiary, the Participant also designates a percentage of the Participant’s Award to be transferred to such Beneficiary upon the Participant’s death. Unless otherwise specified by the Participant, any designation by the Participant of multiple Beneficiaries shall be interpreted as a designation by the Participant that each such Beneficiary (to the extent such Beneficiary is alive or in existence as of the Participant’s date of death) should be entitled to an equal percentage of the Participant’s Award. Each Beneficiary shall have complete and non-joint rights with respect to the portion of a Participant’s Award to be transferred to such Beneficiary upon the Participant’s death.

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(d) Contingent Beneficiaries. A Participant may designate one or more contingent Beneficiaries to receive all or a portion of the Participant’s Award in the event that all of the Participant’s original Beneficiaries should predecease the Participant. In the event that one or more original Beneficiaries predeceases the Participant, then the remaining original Beneficiaries specified above shall be entitled to the share of such deceased Beneficiary in direct proportion to their designated shares.

10.2 Application of Funds. The proceeds received by the Company from the sale of the Common Stock subject to the Options granted hereunder will be used for general corporate purposes.

10.3 Notices. In order for a Participant or other individual to give notice or other communication to the Committee, the notice or other communication shall be in the form specified by the Committee and delivered to the location designated by the Committee in its sole discretion.

10.4 Compliance with Rule 16b-3. This Plan is intended to be in compliance with the requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act.

10.5 Governing Law. The Plan shall be governed by and shall be construed in accordance with the laws of the State of Alabama, without regard to any choice of law principles thereof or of any other jurisdiction.

10.6 Additional Provisions By Committee. The Award Agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

10.7 Plan Document Controls. In the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control.

10.8 Gender and Number. Wherever applicable, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

10.9 Headings. The titles in this Plan are inserted for convenience of reference; they constitute no part of the Plan and are not to be considered in the construction hereof.

10.10 Legal References. Any reference in this Plan to a provision of law which is later revised, modified, finalized or redesignated, shall automatically be considered a reference to such revised, modified, finalized or redesignated provision of law.

10.11 No Rights to Perform Services. Nothing contained in the Plan, or any modification thereof, shall be construed to give any individual any rights to perform services for the Company or any of its Affiliates.

10.12 Unfunded Arrangement. The Plan shall not be funded, and except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

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10.13 Clawback/Recovery. Subject to Section 409A, all Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee in its sole discretion, including but not limited to a reacquisition right with respect to previously granted Restricted Stock or other cash or property, (a) as provided in the Company’s forfeiture policy implemented by the Company from time to time and applicable to all officers and Directors of the Company on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (b) as is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law, (c) as provided in the applicable Award Agreement, and/or (d) to the extent that the Committee determines that the Participant has been involved in the altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, or that the Participant has willfully engaged in any activity injurious to the Company, or the Participant’s Separation from Service with the Company or its Affiliates is for Cause.

10.14 Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, compliant with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

*****

ADOPTED BY BOARD OF DIRECTORS ON FEBRUARY 29, 2024,

EFFECTIVE AS OF [______], 2024

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SCAN TO VIEW MATERIALS & VOTE w ADTRAN HOLDINGS, INC. 901 EXPLORER BOULEVARD VOTE BY INTERNET HUNTSVILLE, AL 35806 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ADTN2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and May 6, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V29915-P04942 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ADTRAN HOLDINGS, INC. The Board of Directors recommends you vote FOR all of the nominees listed in Proposal 1: 1. Election of Directors Nominees: For Against Abstain 1a. Thomas R. Stanton The Board of Directors recommends you vote FOR For Against Abstain Proposals 2, 3, 4 and 5: 1b. H. Fenwick Huss 2. Approval of the ADTRAN Holdings, Inc. 2024 Employee Stock Incentive Plan. 1c. Gregory J. McCray 3. Approval of the ADTRAN Holdings, Inc. 2024 Directors Stock Plan. 1d. Balan Nair 4. Non-binding advisory vote to approve the compensation of the Company’s named executive officers. 1e. Brian Protiva 5. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting 1f. Jacqueline H. Rice firm of the Company for the fiscal year ending December 31, 2024. NOTE: Such other business as may properly come before the 1g. Nikos Theodosopoulos meeting or any adjournment thereof. 1h. Kathryn A. Walker Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF STOCKHOLDERS OF ADTRAN HOLDINGS, INC. MAY 8, 2024 Please contact Investor Relations at 256-963-8220 for information on how to participate in the virtual meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement for the 2024 Annual Meeting and the 2023 Annual Report are available at www.proxyvote.com V29916-P04942 ADTRAN HOLDINGS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints Thomas R. Stanton and Ulrich Dopfer, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of common stock of Adtran Holdings, Inc. (“Adtran”) which the undersigned is entitled to vote during the 2024 Annual Meeting of Stockholders of Adtran, to be held via live webcast on the Internet on Wednesday, May 8, 2024 at 10:30 a.m., Central Time, and at any and all adjournment thereof, as indicated on the reverse side hereof. This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each director nominee in Proposal 1 and “FOR” each of Proposals 2, 3, 4 and 5. If any other business is presented during the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented during the Annual Meeting. The undersigned may elect to withdraw this proxy card at any time prior to its use by giving written notice to Ulrich Dopfer, Corporate Secretary of Adtran, by executing and delivering to Mr. Dopfer a duly executed proxy card bearing a later date, by subsequently voting by telephone or Internet, or by participating in and voting during the virtual Annual Meeting. Continued and to be signed on reverse side